Exhibit 10.12

JOINT VENTURE AGREEMENT

by and between

HUTCHISON MEDIPHARMA (HONG KONG) LIMITED

and

NESTLÉ HEALTH SCIENCE S.A.

and

NUTRITION SCIENCE PARTNERS LIMITED

and

HUTCHISON CHINA MEDITECH LIMITED

27th NOVEMBER, 2012

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT & SCHEDULES

SCHEDULES

Schedule 1.2	Acquired Patent Rights

Schedule 1.33	Deed of Adherence

Schedule 1.44	Fair Market Price Calculation

Schedule 1.52	HMPL-004

Schedule 1.53	HMPL-004 Warranties

Schedule 1.64	Initial Budget

Schedule 2.1	Part 1: Hutchison’s Obligations on Completion

Part 2: Nestlé’s Obligations on Completion

Schedule 3.2.2	Matters Managed by the Product Development Subcommittee

Schedule 7.32	Board Approval Matters

Schedule 7.6.1	Unresolved Matters for Deadlock

Schedule 7.6.5	Buy/Sell Procedure

Schedule 8.1	Matters Requiring Resolution of the General Meeting of Shareholders

EXHIBITS

Exhibit A:	Initial Development Plan for HMPL-004 and Prioritization of CMC Issues

Exhibit B:	Option Agreement

Exhibit C:	Hutchison Services Agreement

Exhibit D:	Nestlé Services Agreement

Exhibit E:	Research and Development Collaboration Agreemen

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (“Agreement”) is entered into as of the 27th day of November, 2012 (the “Execution Date”) by and between:

(1)                                 Hutchison MediPharma (Hong Kong) Limited, a limited company organized and existing under the laws of Hong Kong with its principal offices at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong (“Hutchison”);

(2)                                 Nestlé Health Science S.A., a company organized and existing under the laws of Switzerland with its principal offices at Rue des Remparts 2, 1095 Lutry, Switzerland (“Nestlé”);

(3)                                 Nutrition Science Partners Limited, a company organized and existing under the laws of Hong Kong with its principal offices at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong (the “Company”); and

(4)                                 Hutchison China MediTech Limited, a company organized and existing under the laws of the Cayman Islands with its principal offices at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Guarantor”).

Hutchison, Nestlé and the Company are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

WITNESSETH:

WHEREAS, Hutchison and Nestlé have agreed to enter into a joint venture (the “Joint Venture”), subject to Antitrust Approvals, for the purpose of developing science-based personalized nutritional solutions from botanical sources for the global market.  Hutchison MediPharma Limited, a limited company organized and existing under the laws of the People’s Republic of China and an Affiliate of Hutchison, has accumulated both expertise and capabilities in research and development activities in relation to identifying and developing novel naturally-derived medical foods, food supplements and drug products, in the conduct of the Hutchison Business, through the Hutchison Library and Hutchison Botanical R&D Platform (each as defined below).  Under and subject to the terms of the Research and Development Collaboration Agreement (as defined below), the Company will hold exclusive rights over the Hutchison Library and the Hutchison Botanical R&D Platform in the Research Field.  The Company will use these exclusive rights to pursue (i) the discovery, development, registration, manufacture and commercialization of Products in the Field and (ii) the performance of research and development with the aim of developing novel naturally-derived medical foods, food supplements or drug products from the Hutchison Library in the Research Field;

WHEREAS, in order to carry out the Joint Venture, Hutchison has formed the Company, a private company limited by shares under the Hong Kong Companies Ordinance (Cap. 32) and whose shares, as of Completion and subject to Antitrust Approvals, will be owned in equal number by each of Nestlé and Hutchison; and

WHEREAS, Hutchison and Nestlé desire to enter into this Agreement to memorialize their mutual agreements and understandings on the establishment, financing and operation and management of the Company, and their respective rights and obligations relative thereto.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.
DEFINITIONS

The terms defined in this Article will have the meanings ascribed to them herein whenever they are used in the Agreement, unless otherwise clearly indicated by the context.

1.1                               “Acquired Know-How” means any Information that is necessary or useful for the manufacture, use or sale of HMPL-004 or any Products containing HMPL-004 (other than any such Information that is related to any other active ingredient in a Product (other than HMPL-004) that is not related to HMPL-004).

1.2                               “Acquired Patent Rights” shall mean the Patent Rights set forth on Schedule 1.2.

1.3                               “Acquired Technology” means the Acquired Know-How and Acquired Patent Rights.

1.4                               Affiliate(s)” means, with respect to a Person, any Person that controls, is controlled by, or is under common control with such first Person.  For purposes of this definition only, “control” means (i) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, or by contract relating to voting rights or corporate governance, or otherwise, or (ii) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting rights exercisable at a shareholder meeting (or equivalent), or other ownership interests, of such Person.  Notwithstanding the foregoing, neither Nestlé nor Hutchison nor the Guarantor nor their respective Affiliates will be considered Affiliates of the Company.

1.5                               “Agreement” will have the meaning set forth in the introduction.

1.6                               “Ancillary Agreements” means the Services Agreements and the Research and Development Collaboration Agreement.

1.7                               “Antitrust Approvals” means the approval of the establishment of the Joint Venture by the Parties pursuant to the terms of this Agreement by, if required under Applicable Laws, the competition authorities of relevant jurisdictions including the European Commission in respect of European Union merger control clearance and the Ministry of Commerce of the People’s Republic of China in respect of the People’s Republic of China anti-monopoly law and such other approvals as reasonably agreed between the Parties.  When used as “Antitrust Approval” means approval required in a specific country or territory from a single competition authority.

1.8                               “Applicable Laws” means all applicable laws, statutes, ordinances, regulations, rules, guidance, or orders of any kind whatsoever (including without limitation from any Regulatory Authority), including (without limitation) the FD&C Act, Prescription

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Drug Marketing Act, Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335a et seq.), and Anti-Kickback Statute (42 U.S.C. § 1320a-7b et seq.), the Hong Kong Companies Ordinance (Cap. 32 of the Laws of Hong Kong) and all counterparts thereto in other jurisdictions, all as amended from time to time.

1.9                               “Articles of Incorporation” means the memorandum of association and articles of association of the Company filed with the Hong Kong Companies Registry pursuant to which the Company is formed and registered, as amended from time to time.

1.10                        “Board” will have the meaning set forth in Section 7.1.1.

1.11                        “Board Approval Matters” will mean the matters set out in Schedule 7.32.

1.12                        “Budget” will mean the projection of revenues and costs of the Company for the relevant Calendar Year as adopted by the Board from time to time.

1.13                        “Business Day” will mean a day on which banks are open for normal banking business (excluding Saturday, Sunday and public holidays) in Hong Kong, the People’s Republic of China and Switzerland (Canton de Vaud).

1.14                        “Buy/Sell Procedure” will mean the final deadlock resolution procedure set forth in Schedule 7.6.5.

1.15                        “Buyout” will have the meaning set forth in Section 14.8.

1.16                        “Buyout Date” will have the meaning set forth in Section 14.8.1.

1.17                        “Buyout Notice” will have the meaning set forth in Section 14.8.

1.18                        “Buyout Price” will have the meaning set forth in Section 14.8.4.

1.19                        “Buyout Shares” will have the meaning set forth in Section 14.8.

1.20                        “Calendar Quarter” means each of the three (3) consecutive month periods ending on March 31, June 30, September 30, and December 31.

1.21                        “Calendar Year” means each twelve (12) month period ending December 31.

1.22                        “Chairman” means chairman of the Board.

1.23                        “Change of Control” means, with respect to a Shareholder, the occurrence of any one of the following events:  (i) a Third Party acquires, directly or indirectly, shares of such Shareholder representing fifty percent (50%) or more of the voting shares (where voting refers to being entitled to vote for the election of directors) then outstanding of such Shareholder, (ii) such Shareholder consolidates with or merges into another corporation or entity which is a Third Party, or any corporation or entity which is a Third Party consolidates with or merges into such Shareholder, in either event pursuant to a transaction in which more than fifty percent (50%) of the voting shares of the acquiring or resulting entity outstanding immediately after such consolidation or merger are not held by the holders of the outstanding voting shares of such Shareholder preceding such consolidation or merger, or (iii) such Shareholder conveys, transfers or leases all or substantially all of its assets to a Third Party.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.24                        “Clinical Trial” means a human clinical study conducted on sufficient numbers of human subjects that is designed to (i) establish that a pharmaceutical product, food supplement or a medical food product is reasonably safe for continued testing, (ii) investigate the safety and efficacy of the pharmaceutical product, food supplement or the medical food product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product, food supplement or the medical food product in the dosage range to be prescribed or (iii) support Regulatory Approval (if required) of such pharmaceutical product, food supplement or medical food product or label expansion or demonstration of benefit of such pharmaceutical product, food supplement or medical food product, all in accordance with Applicable Laws.

1.25                        “Commercialization” means any and all activities of using, importing, exporting, marketing, promoting, distributing, offering for sale or selling a Product including pre-commercial launch market development activities conducted in anticipation of Regulatory Approval of a Product, seeking pricing and reimbursement approvals for a Product, if applicable, preparing advertising and promotional materials, sales force training, all interactions and correspondence with a Regulatory Authority regarding Post-Approval Clinical Trials, all activities required to fulfill ongoing regulatory obligations, including adverse event reporting and all activities relating to the licensing of a Product (including sourcing and negotiations with potential licensees).  When used as a verb, “Commercialize” means to engage in Commercialization.

1.26                        “Company” will have the meaning set forth in the introduction.

1.27                        “Completion” means the completion of the establishment of the Joint Venture by the Parties in accordance with the provisions of Section 2.1.

1.28                        “Completion Date” means five (5) Business Days after the grant or waiver of the last Antitrust Approval, or such other day as agreed between the Shareholders.

1.29                        “Confidential Information” means, with respect to a Party, all Information (and all tangible and intangible embodiments thereof), which is Controlled by such Party or any of its Affiliates and is disclosed by such Party or any of its Affiliates to another Party or any of their Affiliates pursuant to this Agreement.

1.30                        “Control” or “Controlled” means, with respect to any Intellectual Property Right, Information, documents or materials, the possession, ownership, the ability to use pursuant to a license or sublicense and the ability to license or sublicense to another person, of such Intellectual Property Right, Information, document or materials, by a Party or any of its Affiliates (other than pursuant to this Agreement, the Ancillary Agreement and/or any License Agreement) as provided in this Agreement without violating an agreement with or other rights of any Third Party.

1.31                        “Deadlock Matters” will have the meaning set forth in Section 7.6.2.

1.32                        “Deadlock Notice” will have the meaning set forth in Section 7.6.2.

1.33                        “Deed of Adherence” means the form of the deed of adherence set out in Schedule 1.33 to be executed by any Third Party Purchaser, pursuant to which the Third Party Purchaser will (i) be, and become, bound to this Agreement, and (ii) succeed to all of

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

the rights and obligations of the Transferring Shareholder hereunder to the proportional extent of such Ownership Percentage.

1.34                        “Default Interest Rate” means twelve (12) month London Interbank Offered Rate plus [**] basis points.

1.35                        “Development” means pre-clinical and clinical activities performed by or on behalf of the Company with respect to Products in an indication in the Field for the purpose of obtaining and maintaining Regulatory Approval with respect to such indication and activities performed by or on behalf of the Company with respect to Products destined as medical food products.  Development will include, without limitation, all activities related to discovery, research, pre-clinical testing, test method development and stability testing, toxicology, formulation, Clinical Trials, seeking Regulatory Approval and otherwise handling regulatory affairs, statistical analysis, report writing performed pursuant to the Development Plan with respect to Products.  Notwithstanding anything to the contrary in this Agreement, Development will not include Manufacturing or Commercialization.  When used as a verb, “Develop” means to engage in Development.

1.36                        “Development Budget” will have the meaning set forth in Section 3.2.5(i).

1.37                        “Development Plan” will have the meaning set forth in Section 3.2.5(i).

1.38                        “Disclosing Party” means the Party disclosing Confidential Information.

1.39                        “Dispute” will have the meaning set forth in Section 15.1.2.

1.40                        “Disputed Activity” will have the meaning set forth in Section 3.2.5(iv)(A).

1.41                        “Disputed Activity Costs” will have the meaning set forth in Section 3.2.5(iv)(A)(2).

1.42                        “Effective Date” will have the meaning set forth in Section 2.1.

1.43                        “Execution Date” will have the meaning set forth in the introduction.

1.44                        “Fair Market Value” means, on a per Share basis, (i) during the Lock-Up Period, an amount of [**] divided by the total number of Shares, and (ii) after the Lock-Up Period the fair market value of the Company as agreed upon by the Shareholders or, in the event the Shareholders do not agree within [**] days of initiation of the relevant valuation discussion, as determined by the provisions set forth in Schedule 1.44, divided by the total number of Shares.

1.45                        “FD&C Act” means the United States of America Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder.

1.46                        “FDA” means the United States of America Food and Drug Administration or any successor agency thereto.

1.47                        “Field” means, unless otherwise agreed between the Parties, (i) for Products that contain HMPL-004, the field in which a Product is Developed as determined by the Board on a Product-by-Product basis from time to time and (ii) for any Products that do not contain HMPL-004, the Research Field.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.48                        “Finance Director” means the person appointed as the finance director of the Company pursuant to Section 9.2.

1.49                        “Funding Shareholder” will have the meaning set forth in Section 3.2.5(iv)(A).

1.50                        “General Manager” means the person appointed as the general manager of the Company pursuant to Section 9.1.

1.51                        “Government Authority” means any court, agency, department, authority, regulatory body or other instrumentality of any national, state, county, city or other government or political subdivision.

1.52                        “HMPL-004” means the compound designated by Hutchison as “HMPL-004”, an oral botanical drug candidate which is an extract of Andrographis paniculata, as more fully described in Schedule 1.52 and as improved or modified from time to time.

1.53                        “HMPL-004 Warranties” means the representations and warranties set out in Schedule 1.53.

1.54                        “Hutchison” will have the meaning set forth in the introduction.

1.55                        “Hutchison Botanical R&D Platform” means the complete integrated botanical research and development capabilities of Hutchison and its Affiliates including, but not limited to, botanical chemistry, pharmacology, ADME/Toxicity (absorption, distribution, metabolism, excretion, and toxicity), CMC (chemistry, manufacturing, and control), and clinical and regulatory.

1.56                        “Hutchison Business” means the research and development activities in relation to identifying and developing novel naturally-derived medical foods, food supplements or drug products in the Research Field from the Hutchison Library by utilizing the Hutchison Botanical R&D Platform.

1.57                        “Hutchison Compounds” means (i) HMPL-004 or any other compound included in the Hutchison Library and (ii) any salt, free acid, free base, clathrate, solvate, hydrate, hemihydrate, anhydride, ester, chelate, conformer, congener, crystal form, polymorph, amorphous solid, homolog, isomer, stereoisomer, enantiomer, racemate, prodrug, isotopic or radiolabeled equivalent, metabolite, conjugate, complex or mixture of any of the foregoing compounds described in part (i) of this Section 1.57.

1.58                        “Hutchison Library” means (i) Hutchison’s Affiliate’s collection of samples in its entirety derived from botanical sources and traditional Chinese medicine extracts, as such samples may be modified and expanded from time to time and (ii) the database containing the details of the compounds identified in such samples.

1.59                        “Hutchison Services Agreement” will have the meaning set forth in Section 4.2.

1.60                        “ICC” means the International Chamber of Commerce.

1.61                        “IFRS” means International Financial Reporting Standards.

1.62                        “IND” means (i) an Investigational New Drug Application, as defined in the FD&C Act as amended, and the regulations promulgated thereunder, that is required to be

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

filed with the FDA before beginning clinical testing of a pharmaceutical product in human subjects; and (ii) any foreign counterpart of a US IND.

1.63                        “Information” means any data, results, technology or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical and clinical test data and data resulting from non-clinical studies), chemistry, manufacturing and controls information, stability data and other study data and procedures.

1.64                        “Initial Budget” means the Budget set forth in Schedule 1.64.

1.65                        “Initial Development Plan for HMPL-004” will have the meaning set forth in Section 3.2.5(ii).

1.66                        “Intellectual Property” means (i) any intellectual property or related proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in (a) all inventions, invention disclosures and improvements thereto (whether patentable or unpatentable and whether or not reduced to practice), all issued patents and pending patent applications, any divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations and extensions thereof and any counterparts claiming priority therefrom, and all utility models, design patents, patents of importation/confirmation, certificates of invention, certificates of registration and similar rights, (b) all trademarks, service marks, certification marks, trade dresses, logos, trade names and corporate names, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all works of authorship (whether or not copyrightable), all copyrights, all moral rights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information and any rights to limit the use or disclosure thereof by any Person (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and (e) all internet domain names, (ii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium) and (iii) any goodwill associated with the foregoing.

1.67                        “Intellectual Property Rights” will mean any and all rights in relation to the Intellectual Property that exists of the Effective Date or thereafter coming into existence, and all applications for, renewals of and extensions of the foregoing, regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with the Applicable Laws.

1.68                        “IPR Subcommittee” will have the meaning set forth in Section 3.2.4.

1.69                        “License Agreement” means (i) any of the HPML-004 license agreements to be entered into between the Company and Nestlé and/or any of its Affiliates under and

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

subject to the terms of the Option Agreement and (ii) any license agreement by which the Company licenses to any person any of its Intellectual Property Rights.

1.70                        “Lock-Up Period” will have the meaning set forth in Section 6.3.

1.71                        “Manufacture,” “Manufactured” or “Manufacturing” means all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and storage of Products to be Developed or Commercialized, including active pharmaceutical ingredient manufacturing, whether such activities are conducted by the Company, its Affiliates or a Third Party contractor of such Party (under a contract manufacturing or tolling arrangement).  Notwithstanding the foregoing, Manufacturing will not mean Developing or Commercializing.  When used as a verb, “Manufacture” means to engage in Manufacturing.

1.72                        “Mediator” will have the meaning set forth in Section 7.6.4(i).

1.73                        “Nestlé” will have the meaning set forth in the introduction.

1.74                        “Nestlé Services Agreement” will have the meaning set forth in Section 4.2.

1.75                        “New Drug Application” or “NDA” means a New Drug Application filed with the FDA as described in 21 CFR § 314, or any corresponding application for Regulatory Approval (not including pricing and reimbursement approval) in any country or regulatory jurisdiction other than the US.

1.76                        “Non-Terminating Shareholder” will have the meaning set forth in Section 14.5.

1.77                        “Non-Transferring Shareholder” will have the meaning set forth in Section 6.4.1.

1.78                        “Option Agreement” will have the meaning set forth in Section 4.1.

1.79                        “Ownership Percentage” means, with respect to any Shareholder, the percentage of total outstanding Shares on a fully diluted basis in the Company held by such Shareholder and its Affiliates.

1.80                        “Party” or “Parties” will have the meaning set forth in the introduction.

1.81                        “Patent Rights” means any and all (i) national and international patent applications filed under Applicable Laws in any jurisdiction, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (ii) all patents, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, (iii) utility models, petty patents or similar rights or protections based on the patent or patent applications or on the priority applications on which the patent or patent applications are based and includes all divisional, continuations, continuations-in-part, renewals and reissues of such patents, patent applications, utility models, petty patents, and (iv) any other rights or protections similar to any of the foregoing.

1.82                        “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture, or similar entity or organization, including a government or political subdivision or department or agency of a government.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.83                        “Phase III Clinical Trial” means a Clinical Trial defined in 21 C.F.R. 312.21(c), as may be amended from time to time, or any equivalent thereto in any jurisdiction.

1.84                        “Phase IV Clinical Trial” means a Clinical Trial conducted after a Product achieves Regulatory Approval, carried out for the purposes of conducting safety surveillance and ongoing technical support of the Product.

1.85                        “Post-Approval Clinical Trial” means any Clinical Trial for use of a Product in an indication, other than a Phase IV Clinical Trial, to be conducted after Regulatory Approval has been achieved for such indication.

1.86                        “Product Development Subcommittee” will have the meaning set forth in Section 3.2.2.

1.87                        “Products” means any pharmaceutical product, food supplement or medical food product in finished form that contains a Hutchison Compound, either as the sole active ingredient or in combination with one or more other active ingredients, and all present and future formulations, dosages and dosage forms thereof.

1.88                        “Receiving Party” means the Party receiving any Confidential Information from the Disclosing Party.

1.89                        “Reconvened Meeting” will have the meaning set forth in Section 7.6.1.

1.90                        “Regulatory Approval” means, with respect to a Product, the approval and authorization of a Product by a Regulatory Authority in a country where such Product will be Manufactured or Commercialized, including with respect to the Commercialization of such Product, pricing approval.

1.91                        “Regulatory Authority” means any supranational, national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in any country involved in the granting of Regulatory Approvals.

1.92                        “Regulatory Submissions” means applications for Regulatory Approval, notification and other submissions made to or with a Regulatory Authority that are necessary or reasonably desirable to Develop, Manufacture or Commercialize a Product in the Field in a particular country, whether obtained before or after Regulatory Approval in the country.  Regulatory Submissions include, without limitation, investigational new drug applications and NDAs, and amendments and supplements to any of the foregoing and their foreign counterparts, applications for pricing and reimbursement approvals, and all proposed labels, labeling, package inserts, monographs and packaging for a Product in a particular country.

1.93                        “Research and Development Collaboration Agreement” will have the meaning set forth in Section 4.3.

1.94                        “Research Collaboration Subcommittee” will have the meaning set forth in Section 3.2.3.

1.95                        “Research Field” means, unless otherwise agreed between the Parties, the field in which research on a Hutchison Compound will be conducted as determined by the Board, including (without limitation) the treatment, prevention or diagnosis of gastrointestinal diseases, disorders or conditions in humans and, subject to the terms of

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the Research and Development Collaboration Agreement, if agreed by the Parties, brain health and metabolic health.

1.96                        “Research Plan” will mean the plan describing the research to be conducted pursuant to the terms of the Research and Development Collaboration Agreement, including the anticipated timeline for the conduct of such activities and the full-time equivalents to be employed in performing such activities, the initial version of which is scheduled to the Research and Development Collaboration Agreement, as such plan may be amended from time to time in accordance with the terms of the Research and Development Collaboration Agreement and this Agreement.

1.97                        “Rules” will have the meaning set forth in Section 15.1.3.

1.98                        “Services Agreement” means either the Nestlé Services Agreement or Hutchison Services Agreement, and “Services Agreements” means both.

1.99                        “Share Equivalents” means convertible bonds, loan capital, warrants, options or other similar instruments or securities which are convertible into or exchangeable for, or which carry a right to subscribe for Shares.

1.100                 “Shareholders” means the Persons registered as members of the Company in the register of members of the Company, and who are parties to this Agreement, from time to time.

1.101                 “Shares” means ordinary shares of the Company with a nominal value of [**] each; except where the context does not permit such construction, all references to the Shares of a Shareholder will be deemed to include Share Equivalents, if any, held by that Shareholder (calculated for this purpose as if all Share Equivalents had been fully converted into, exchanged for or exercised for subscription of Shares).

1.102                 “Subscription Price” means [**].

1.103                 “Terminating Shareholder” will have the meaning set forth in Section 14.5.

1.104                 “Third Party” means any Person other than Hutchison and its Affiliates, Nestlé and its Affiliates and the Company and its Affiliates.

1.105                 “Third Party Purchaser” will have the meaning set forth in Section 6.4.1.

1.106                 “Transfer” will have the meaning set forth in Section 6.3.

1.107                 “Transfer Notice” will have the meaning set forth in Section 6.4.1.

1.108                 “Transfer Shares” will have the meaning set forth in Section 6.4.1.

1.109                 “Transferring Shareholder” will have the meaning set forth in Section 6.4.1.

1.110                 “Unresolved Matter” will have the meaning set forth in Section 7.6.1.

1.111                 “US” means the United States of America.

1.112                 “Joint Venture” will have the meaning set forth in the recitals.

1.113                 “JV Activities” will have the meaning set forth in Section 3.1.

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1.114                 “JV Term” will have the meaning set forth in Section 14.1.

ARTICLE II.
ORGANIZATION AND CAPITALIZATION OF THE COMPANY

2.1.                            Effective Date.  The provisions of ARTICLE I, Sections 2.1, 2.2, 2.3, 2.4, 5.1, and 5.2, ARTICLE XII and ARTICLE XV are effective and legally binding in accordance with their terms upon Hutchison and Nestlé as from, and including, the Execution Date.  The other provisions of this Agreement (including its Schedules and Exhibits) will be effective and binding upon Hutchison and Nestlé following the performance (or waiver by Hutchison and Nestlé) of the actions set out in Schedule 2.1 and the receipt and satisfaction of the Antitrust Approvals, provided that the representations and warranties set out in Sections 5.1, 5.2, 5.3 and 5.4 are true and accurate on such date (the “Effective Date”).  The provisions of this Agreement will be effective and legally binding in accordance with its terms on the Company and the Guarantor on, and subject to the occurrence of, the Effective Date.

2.2.                            Antitrust Approvals.  Nestlé and Hutchison will use reasonable endeavors to prepare such documents as are necessary to ensure the satisfaction of the Antitrust Approvals as soon as reasonably practicable.  In particular, (i) each of Nestlé and Hutchison will, unless otherwise agreed between the Parties, retain separate counsel to represent each Shareholder in making joint filings to the relevant competition authorities with respect to the Antitrust Approvals and (ii) the Parties shall furnish on a counsel-to-counsel basis only all information required for such filings and any additional information as may be required to respond to any requests for information by any competition authorities, provided that neither Party shall be required to provide the other Party with any confidential information or business secrets.  To the extent legally permissible and subject to the protection of confidentiality in accordance with the previous sentence, each Party will (i) without undue delay provide the other Party with copies of any correspondence with the competition authorities and of copies of any written statement, order or decision of such authorities, (ii) consult and agree with the other Party regarding the initiation and contents of any communication with the competent authority prior to such communication being made, (iii) promptly provide each other with copies of any communication received or sent in connection with any proceeding and (iv) give each other and their respective advisors the opportunity to participate in all meetings, conferences and telephone calls with any competition authorities, provided, however, that materials may be edited to remove information if necessary in order to comply with Applicable Laws and confidentiality and business secrets concerns under the previous sentence.  Neither Shareholder may withdraw filings with the competition authorities or agree with such authorities on the extension of any examination period without the express prior consent of the other Shareholder, which shall not be unreasonably withheld or delayed.

2.3.                            Antitrust Conditions or Undertakings.  Nestlé and Hutchison agree that where an Antitrust Approval is granted subject to any condition or undertaking, such Antitrust Approval will not be deemed satisfied unless and until any such condition or

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

undertaking is reasonably acceptable to the party suffering the burden of such condition or undertaking.  The Antitrust Approvals will only be satisfied once each Antitrust Approval that is required has been granted or such requirement has been waived by the Shareholders.

2.4.                            Antitrust Approvals not Satisfied.  Nestlé and Hutchison agree that this Agreement will be terminated if the Antitrust Approvals, after the joint filings referred to in Section 2.2 have been made, are not satisfied in accordance with Section 2.3.

2.5.                            Pre-Completion Operations.  The Parties agree that Hutchison or its Affiliates may incur costs and expenditure with respect to the Development of HMPL-004 after the date of this Agreement.  Upon, and subject to, the occurrence of the Effective Date, the Company will reimburse Hutchison and/or its Affiliates for such costs and expenditure incurred between the date of this Agreement and the Effective Date, upon receipt of reasonable written justification.

2.6.                            Incorporation of Company.  Hutchison, prior to the Execution Date, has formed the Company as the vehicle for the Joint Venture between Hutchison and Nestlé and delivered to Nestlé a certificate of incorporation as conclusive evidence of the Company’s due registration under Hong Kong law.

2.7.                            Corporate Name.  The name of the Company will be Nutrition Science Partners Limited.

2.8.                            Principal Office.  The principal office of the Company will be 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong.  The books and records of the Company will be kept and maintained at 22/F, Hutchison House, 10 Harcourt Road, Hong Kong.

2.9.                            Ownership Percentages.  On the Effective Date, Hutchison and Nestlé will each have an Ownership Percentage equal to fifty percent (50%).

2.10.                     No Trading Prior to Effective Date.  Hutchison warrants to Nestlé that, immediately prior to the actions set out in Schedule 2.1, the Company has not issued any Shares other than Shares held by Hutchison which are fully-paid up and free of all encumbrances, has not traded nor has it received any income or made any gains nor has it entered into any contract (other than this Agreement, the Ancillary Agreements, the Option Agreement and transactions relating to the acquisition of Intellectual Property relating to HMPL-004) since its date of incorporation, has no assets (other than cash with accrued interest in respect of its fully paid up Share and the Acquired Technology) or liabilities (whether actual, contingent or otherwise) other than, in each case, its interest and obligations in this Agreement, the Ancillary Agreements and the Option Agreement and there is no agreement in force (other than this Agreement) which grants the right to any person to call for the allotment, issue or transfer of any Share.  Hutchison (contracting for itself and as trustee for the Company) agrees to indemnify and keep indemnified Nestlé and the Company on demand against all losses, liabilities and costs which either Hutchison or the Company may incur arising out of, or in connection with, any breach of this Section 2.10.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE III.
GENERAL RESPONSIBILITIES OF THE COMPANY AND PARTIES

3.1.                            General Business Objectives and Activities.  Unless otherwise agreed upon by the Shareholders in writing and subject to the terms of this Agreement, the business objectives and activities of the Company will be limited to (a) the Development, Manufacture and Commercialization of HMPL-004 in the Field and any and all activities related or incidental thereto and (b) research and development activities to identify, Develop, Manufacture and Commercialize novel naturally-derived medical foods, food supplements or drug products from the Hutchison Library in the relevant Research Field (such objectives and activities collectively, as amended from time to time pursuant to this Agreement, the “JV Activities”).  The Parties agree and acknowledge that, and the Shareholders will procure that the Company ensures that, all JV Activities will be conducted in accordance with this Agreement (including all agreements entered into in connection with this Agreement by the Company or by its Affiliates, subcontractors, licensees or sublicensees).

3.2.                            Development Responsibilities.

3.2.1.                  General.  The Company will, and each Shareholder will, through its equity ownership in the Company, cause the Company to promote and develop the business of the Company and the JV Activities, including without limitation, making all filings with a view to obtain any relevant Regulatory Approval for bringing to the market any Product in its designated Field as soon as reasonably practicable, all in accordance with and pursuant to this Agreement, including, without limitation, any Development Plan in force from time to time.

3.2.2.                  Product Development Subcommittee.  Immediately after the Effective Date, the Company will establish a Product Development Subcommittee of the Board (the “Product Development Subcommittee”), which will, in addition to having those responsibilities and duties set forth in this Agreement and given to it by the Board, be responsible for making recommendations to the Board with respect to those decisions set forth in Schedule 3.2.2.  The Product Development Subcommittee will have an equal number of members representing each Shareholder and will meet once each Calendar Quarter unless otherwise instructed by the Board.  Decisions by the Product Development Subcommittee will be made by unanimous agreement of all of the members on the Product Development Subcommittee and any decisions on which the Product Development Subcommittee cannot agree will be elevated to the Board.

3.2.3.                  Research Collaboration Subcommittee.  Immediately after the Effective Date and as further detailed in the Research and Development Collaboration Agreement, the Research Collaboration Subcommittee will be established by the Company (the “Research Collaboration Subcommittee”), Nestlé and Hutchison to oversee research and development activities to identify and develop novel naturally-derived medical foods, food supplements or pharmaceutical drug products from the Hutchison Library.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

3.2.4.                  IPR Subcommittee.  Immediately after the Effective Date, the Company will establish an Intellectual Property Rights Subcommittee of the Board (the “IPR Subcommittee”), which will, in addition to having those responsibilities and duties given to it by the Board, be responsible for registering or otherwise protecting all Intellectual Property Rights of the Company capable of being protected, if desirable to do so, as decided by the IPR Subcommittee.  The IPR Subcommittee will be further responsible for compiling and delivering all filings and applications (including renewals), or overseeing the same, and approving payments of any associated costs and will instruct Third Party service providers and law firms in this respect.  The IPR Subcommittee may delegate all or some of its functions or responsibilities to any Person (including a Shareholder or their Affiliates).  The IPR Subcommittee will have an equal number of members representing each Shareholder and will meet once each Calendar Quarter unless otherwise instructed by the Board.  Decisions by the IPR Subcommittee will be made by unanimous agreement of all of the members on the IPR Subcommittee and any decisions on which the IPR Subcommittee cannot agree will be elevated to the Board.

3.2.5.                  Development Plan.

(i)                                               General.  Any Development of any Product in any designated field will be conducted pursuant to a comprehensive plan approved by the Board (the “Development Plan”) that describes:  (a) the overall program of Development for the Products, including non-clinical studies, toxicology, chemistry manufacturing and control development, Clinical Trials, regulatory plans and other elements of obtaining Regulatory Approval(s), and associated timelines and priorities, (b) timelines for key Regulatory Authority meetings, filing of applications for Regulatory Approval, and the receipt of Regulatory Approvals, (c) the anticipated tasks and responsibilities and resource allocation for the Company, Hutchison, Nestlé and their respective Affiliates pursuant to the Services Agreements and the Research and Development Collaboration Agreement, and (d) a budget for all Development activities (the “Development Budget”).

(ii)                                            Initial Development Plan for HMPL-004.  The initial Development Plan for HMPL-004 (including the initial Development Budget) attached hereto as Exhibit A (the “Initial Development Plan for HMPL-004”) is for the Development of HMPL-004 and related Products for two indications:  ulcerative colitis and Crohn’s Disease.  The Initial Development Plan for HMPL-004 will be effective from the Effective Date until an amended Development Plan is approved by the Board in accordance with this Agreement.

(iii)                                         Amendments to the Development Plan.

(A)                               Once per Calendar Quarter, or more often as the Board deems appropriate, the Product Development Subcommittee will review the then-current Development Plan (including the Development Budget) and if deemed appropriate prepare amendments to the then-current Development Plan and the

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

corresponding Development Budget and submit such amendments for approval of the Board.  Once approved by the Board, such amended Development Plan will cover the remaining current Calendar Year and the next Calendar Year (or such period that the Board will determine) and will contain a corresponding Development Budget, which will appropriately itemize the costs separately for each Product.  Such updated and amended Development Plan will reflect any changes, re-prioritization of studies within, reallocation of resources with respect to, or additions to the then-current Development Plan.  In addition, the Product Development Subcommittee may, of its own accord, prepare amendments to the Development Plan (including amendments to the Development Budget therein) for the Board’s approval from time to time during a Calendar Year in order to reflect changes in such plan and budget for such Calendar Year and the next Calendar Year, in each case, in accordance with the foregoing.  Once approved by the Board, the amended annual Development Plan (including amendments to the Development Budget therein) will become effective for the applicable period on the date approved by the Board (or such other date as the Board will specify).  Any Board-approved amended Development Plan (including the Development Budget therein) will supersede the previous Development Plan for the applicable period.

(B)                               Subject to Section 3.2.5(iv), in the event that the Product Development Subcommittee cannot reach agreement on an amended Development Plan to be submitted to the Board in accordance with this Section 3.2.5(iii), it will inform the Board of its inability to make a decision and the Board will proceed with finalizing the Development Plan without the Product Development Subcommittee’s recommendation.  If the Board is unable to agree on amendments to the Development Plan, the then-current Development Plan will remain in force until such time as an amended plan is adopted in accordance with the terms of this Agreement and, to the extent applicable, the provisions of Section 7.6 will apply.

(iv)                                        Dispute regarding Clinical Activities.

(A)                               If the Board cannot reach a decision as to whether or not to continue or commence a clinical activity (as opposed to decisions regarding the manner in which a Clinical Trial is to be continued or commenced) for a Product for an indication in a Field in a country or countries (such activity, the “Disputed Activity”), the Shareholder wishing to undertake a Disputed Activity has the right to require the Company and its subsidiaries to do so if and for so long as such Shareholder (the “Funding Shareholder”):

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(1)                                 provides written notice to the Company and the other Shareholder confirming that they require the Company to undertake the Disputed Activity; and

(2)                                 pays all reasonable incremental costs (including without limitation out-of-pocket costs and additional staff cost required to undertake the Disputed Activity) within [**] days of an invoice provided by the Company and its subsidiaries for such payment (such costs, the “Disputed Activity Costs”), subject to the Company and the relevant Shareholder agreeing (such agreement not to be unreasonably withheld) a detailed budget for such Disputed Activity Costs.  Each Shareholder agrees to act in good faith with respect to such discussions.  The Company will update the Shareholders on a monthly basis of the actual costs incurred versus the agreed budget and in any event will notify the Shareholders in the event the actual costs for the clinical activity relating to a Disputed Activity are likely to vary materially from the agreed Budget.

(B)                               In the event that Regulatory Approval is received for a Product for an indication in a field which is and continues to be the subject of a Disputed Activity when Regulatory Approval is received, the Company will, and the Shareholders will cause the Company to, reimburse the Funding Shareholder of all Disputed Activity Costs for such Disputed Activity and the non-Funding Shareholder will pay a further amount equal to [**] of the Disputed Activity Costs for such Disputed Activity to the Funding Shareholder as compensation for the risk incurred by the Funding Shareholder (both payments from the Company and from the non-Funding Shareholder to be made within [**] days of such Regulatory Approval).  Upon receipt of such payment in full by the Funding Shareholder the clinical activity will cease to be a Disputed Activity.  In the event Regulatory Approval is not received for the Product for an indication in the Field which is the subject of a Disputed Activity, the Company will not have any obligation to pay any Disputed Activity Costs for such Disputed Activity.

(C)                               At any time after a Disputed Activity commences for a Product in an indication in a Field until [**] months prior to the estimated date of Regulatory Approval for such Product in such indication (as reasonably estimated and notified in writing to the Shareholders by the Company), the Company may decide to Develop such Product in such indication under the Development Plan by reimbursing all Disputed Activity Costs for such Disputed Activity to the Funding Shareholder; provided that the non-Funding Shareholder may, during such

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

period, in its own sole discretion and on behalf of the Company, elect for the Company to take over the Disputed Activity and to continue to Develop such Product in such indication pursuant to this Section 3.2.5(iv)(C).  Upon receipt of the payment of such Disputed Activity Costs in full by the Funding Shareholder, the clinical activity will cease to be a Disputed Activity.

(D)                               For clarity, with respect to any Disputed Activity, the Funding Shareholder will have all decision-making authority regarding the conduct of the Disputed Activity, and the Company and its subsidiaries will conduct such Disputed Activity along with the Development activities of the Company under the Development Plan.  The Company will ensure that it has sufficient resources to conduct both the Disputed Activity and the Development activities under the Development Plan in accordance with the timelines set out in the Development Plan.  If necessary, and subject to the provisioning of costs set out in this Section 3.2.5(iv)(D), the Company will obtain additional resources to conduct the Disputed Activity at the Funding Shareholder’s expense as part of the Disputed Activity Costs.  The Funding Shareholder will indemnify, defend and hold harmless the other Shareholder and the Company (and, to the extent not affiliated with the Funding Shareholder, each of its and their respective employees, officers, directors, agents and sublicensees) for any losses, claims, liabilities, settlements, penalties, fines damages and expenses (including reasonable attorneys’ fees and expenses) that the other Shareholder or the Company may be required to pay to one or more Third Parties arising from or relating to a Disputed Activity initiated by such Funding Shareholder; provided that such Funding Shareholder will not incur any indemnification obligation to the extent that such claims, damages or expenses relate to or arise from (1) negligence or willful misconduct on the part of the Company, its subsidiaries or the other Shareholder (or their respective employees, officers, directors, agents and subsidiaries) or (2) conduct of an activity which is no longer a Disputed Activity.

The provision of Section 7.6 will not apply to any matters referred to in Section 3.2.5(iv) above on which the Board cannot reach agreement.

(v)                                           New Projects or Products.  Each Party agrees and acknowledges that there will be an open dialogue between the Shareholders and the Company regarding new potential products and/or projects to be added to the Research Plan.  It is the intention of the Parties that the acquisition or license of Products and/or projects internally developed by the Company pursuant to the Research Plan will be discussed and negotiated on a case-by-case basis separate from the financial terms of

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

this Agreement and any other agreement between the relevant Parties.  Neither Shareholder has the obligation to submit any new project or product to the Company or the other Shareholder for consideration and, except as set forth under this Agreement with respect to the Products, the Company will have no obligation to acquire, license or perform any activities with respect to any project or product submitted to it for consideration by a Shareholder.

(vi)                                        Termination of Product Development.  If the Product Development Subcommittee recommends, and the Board agrees, that the Development of a Product should be terminated, either entirely or with respect to an indication in a field or in a country or countries, subject to delivering a written notice to the Company within 30 days of the agreement of the Board to terminate the Development of the Product, either Shareholder will have the right to offer to purchase all rights to such Product or, as applicable, such terminated indication and in, as applicable, such terminated jurisdiction, on reasonable market terms to be negotiated in good faith by the Company and such Shareholder.  If both Shareholders notify the Company that they wish to exercise the right to purchase all rights to the terminated Product, the Board will organize a two round open bid procedure and the Board will grant the relevant right to the Shareholder having made the best offer, taking into account the best interests of the Company.  If neither Shareholder serves a written notice indicating its wish to purchase the rights to the terminated Product within thirty (30) days of the agreement of the Board to terminate the relevant Development, the Board may offer such rights to a Third Party.

3.3.                            Manufacturing Responsibilities.  The Parties agree and acknowledge that the Company will be responsible for the Manufacturing and procurement of clinical supplies required to Manufacture any Products containing HMPL-004 or other Products to which the Company has the right to Manufacture pursuant to any other agreement between it and Hutchison or an Affiliate of Hutchison.  The Company will be further responsible for securing commercial supplies of any such Products, subject to any license agreement that the Company may have entered into.  In furtherance of the above, the Company will select any Third Party manufacturers or service providers on best possible commercial terms for the Manufacture.  With respect to HMPL-004, Hutchison will assign, or procure the assignment, to the Company of all Third Party agreements in effect as of the Effective Date to which Hutchison and/or its Affiliates are a party, that relate to procurement of clinical supplies or Manufacturing of HMPL-004 or a Product containing HMPL-004 as required by the Company.  The Company will, with the Board’s oversight and input, direct the Manufacturing process of such clinical supplies.  With respect to commercial supplies of Products containing HMPL-004 and Products to which the Company has the right to Manufacture hereunder or pursuant to any other agreement between it and Hutchison or an Affiliate of Hutchison, the Company will be responsible for securing such supply and Hutchison will assign, or procure the assignment of, all appropriate agreements to which Hutchison and/or its Affiliates is a party related to the

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Manufacture of such Products, to the Company to the extent and on the timeframe notified to Hutchison by the Board.  For any Manufacturing activities related to the clinical or commercial supply of relevant Products conducted in whole or in part by Hutchison and/or its Affiliates, Hutchison will assign, or procure the assignment of, such manufacturing agreements to the Company.

3.4.                            Commercialization of Products.  The Parties agree and acknowledge that the Company will Commercialize, and develop a Commercialization strategy for all Products (including Products containing HMPL-004 or other Products that the Company has the right to Commercialize pursuant to any other agreement between it and Hutchison or an Affiliate of Hutchison) in their respective Fields, subject to the License Agreements and any other contractual undertakings of the Company from time to time.  Such Commercialization strategy may result in the out-licensing of the Commercialization rights to the relevant Products in the Field to one or more Third Party providers if the Board deems such out-license to be in the Company’s best interest.  Subject to Section 15.2, the Parties agree that prior to approaching any Third Party, the Company will discuss in good faith with Nestlé the terms upon which Nestlé may license the Commercialization rights to the relevant Products in the relevant Field but in no event will the Company be obliged to enter into such license.

ARTICLE IV.
UNDERTAKINGS AND AGREEMENTS OF THE PARTIES

4.1.                            Option Agreement.  On the Effective Date, Nestlé will enter into an option agreement in the form attached hereto as Exhibit B (as amended from time to time by the Parties pursuant to its terms, the “Option Agreement”).  The Parties acknowledge that, in accordance with the terms of the Option Agreement, Nestlé has the right to convert, subject to certain conditions, an interim payment of [**] made to the Company into a loan to be repaid by the Company to Nestlé.

4.2.                            Services Agreement.  On the Effective Date, Hutchison will, or will cause its Affiliates to, enter into a service agreement with the Company for the use of additional experienced employees of Hutchison and/or its Affiliates by the Company in connection with the Development and Manufacture of the Products, in the form attached hereto as Exhibit C (as amended from time to time by the Parties pursuant to its terms, the “Hutchison Services Agreement”).  On the Effective Date, Nestlé will, or will cause its Affiliates to, enter into a service agreement with the Company for the use of additional experienced employees of Nestlé and/or its Affiliates by the Company in connection with the Development and Manufacture of the Products, and in connection with the management of Intellectual Property Rights in accordance with Section 3.2.4 in the form attached hereto as Exhibit D (as amended from time to time by the Parties pursuant to its terms, the “Nestlé Services Agreement”).

4.3.                            Research and Development Collaboration Agreement.  On the Effective Date, Hutchison and Nestlé will, or will cause their respective Affiliates to, enter into a research and development collaboration agreement with the Company for the use of additional experienced employees of Hutchison, Nestlé and/or their Affiliates by the Company in connection with the research on compounds from the Hutchison Library, in the form attached hereto as Exhibit E (as amended from time to time by the Parties pursuant to its terms, the “Research and Development Collaboration Agreement”).

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.4.                            Hutchison Library and Hutchison Botanical R&D Platform.  In accordance with and subject to the terms of the Research and Development Collaboration Agreement, Hutchison’s Affiliate will grant to the Company on the Effective Date exclusive rights over the Hutchison Library and Hutchison Botanical R&D Platform in the Research Field.

ARTICLE V.
WARRANTIES AND COVENANTS

5.1.                            Of Nestlé.  Nestlé warrants to Hutchison that the following statements are true and correct as of the Execution Date and will be true and accurate as of the Effective Date:

5.1.1.                  It is a company duly organized and validly existing under the laws of its jurisdiction of incorporation.  It has all requisite corporate or other applicable power and authority to enter into and perform its obligations under this Agreement.

5.1.2.                  Its execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part.  This Agreement has been duly and validly executed and delivered by it and, assuming due and valid authorization, execution and delivery of this Agreement by the other Parties, constitutes legally binding obligations enforceable against it in accordance with the terms of this Agreement, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general application.

5.1.3.                  Its execution, delivery and performance of this Agreement do not and will not violate, breach or conflict with (i) Nestlé’s organizational documents, (ii) any law, rule, regulation, judgment, order or decree applicable to it or (iii) any agreement or instrument by which it is bound or to which any of its assets or properties are subject.

5.1.4.                  No suit, action or other legal proceeding is pending or threatened against Nestlé or its Affiliates before any court, arbitration tribunal or other governmental authority, which seeks to disallow, challenge, enjoin, prohibit or impose any damages, penalties or restrictions on, or otherwise make illegal the consummation of, the transactions contemplated by this Agreement, and no investigation that could reasonably be expected to result in any such suit, action or proceeding is pending against Nestlé or its Affiliates.

5.1.5.                  All other government approvals and all authorizations, consents, approvals and waivers obtained by Nestlé in connection with the execution delivery and performance (as of the Execution Date) of this Agreement or the consummation of the transactions contemplated hereby have been duly obtained.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

5.1.6.                  As of the Effective Date, there is no breach by Nestlé or its Affiliates of any provision (including without limitation, of any representations and warranties granted by Nestlé) of the Option Agreement and the Ancillary Agreements.

5.2.                            Of Hutchison.  Hutchison warrants to Nestlé that the following statements are true and correct as of the Execution Date and will be true and accurate as of the Effective Date:

5.2.1.                  Hutchison is a company duly organized and validly existing under the laws of its jurisdiction of incorporation.  It has all requisite corporate or other applicable power and authority to enter into and perform its obligations under this Agreement.

5.2.2.                  The Company is a company duly organized and validly existing under the laws of its jurisdiction of incorporation.  It has all requisite corporate or other applicable power and authority to enter into and perform its obligations under this Agreement.

5.2.3.                  Hutchison’s and the Company’s execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on their part.  This Agreement has been duly and validly executed and delivered by Hutchison and the Company and, assuming due and valid authorization, execution and delivery of this Agreement by the other Parties, constitutes legally binding obligations enforceable against them in accordance with the terms of this Agreement, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general application.

5.2.4.                  Execution, delivery and performance of this Agreement do not and will not violate, breach or conflict with (i) Hutchison’s or the Company’s organizational documents, (ii) any law, rule, regulation, judgment, order or decree applicable to Hutchison or the Company or (iii) any agreement or instrument by which Hutchison or the Company is bound or to which any of their assets or properties are subject.

5.2.5.                  No suit, action or other legal proceeding is pending or threatened against Hutchison or its Affiliates or the Company before any court, arbitration tribunal or other governmental authority, which seeks to disallow, challenge, enjoin, prohibit or impose any damages, penalties or restrictions on, or otherwise make illegal the consummation of, the transactions contemplated by this Agreement and no investigation that could reasonably be expected to result in any such suit, action or proceeding is pending against Hutchison or its Affiliates or the Company.

5.2.6.                  All other government approvals and all authorizations, consents, approvals and waivers from any Person required to be obtained by Hutchison in connection with the execution, delivery and performance (as of the Execution Date) of this Agreement or the consummation of the transactions contemplated hereby have been duly obtained.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

5.2.7.                  As of Effective Date, there is no breach by Hutchison or any of its Affiliates of any provision (including without limitation, of any representations and warranties granted by Hutchison or any of its Affiliates) of the Option Agreement and the Ancillary Agreements.

5.3.                            Of the Guarantor.  The Guarantor warrants to Nestlé and the Company that the following statements are true and correct as of the Effective Date:

5.3.1.                  It is a company duly organized and validly existing under the laws of its jurisdiction of incorporation.  It has all requisite corporate or other applicable power and authority to enter into and perform its obligations under this Agreement.

5.3.2.                  Its execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part.  This Agreement has been duly and validly executed and delivered by it and, assuming due and valid authorization, execution and delivery of this Agreement by the other Parties, constitutes legally binding obligations enforceable against it in accordance with the terms of this Agreement, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general application.

5.3.3.                  Its execution, delivery and performance of this Agreement do not and will not violate, breach or conflict with (i) the Guarantor’s organizational documents, (ii) any law, rule, regulation, judgment, order or decree applicable to it or (iii) any agreement or instrument by which it is bound or to which any of its assets or properties are subject.

5.3.4.                  No suit, action or other legal proceeding is pending or threatened against the Guarantor or its Affiliates before any court, arbitration tribunal or other governmental authority, which seeks to disallow, challenge, enjoin, prohibit or impose any damages, penalties or restrictions on, or otherwise make illegal the consummation of, the transactions contemplated by this Agreement, and no investigation that could reasonably be expected to result in any such suit, action or proceeding is pending against the Guarantor or its Affiliates.

5.3.5.                  All other government approvals and all authorizations, consents, approvals and waivers obtained by the Guarantor in connection with its execution delivery and performance (as of the Execution Date) of this Agreement or its consummation of the transactions contemplated hereby have been duly obtained.

5.4.                            HMPL-004 Warranties.  Hutchison represents and warrants to the Company and Nestlé that each of the HMPL-004 Warranties are true and accurate as of the Execution Date and will be true and accurate on the Effective Date.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE VI.
ADDITIONAL FUNDING; ACQUISITION AND OWNERSHIP OF SHARES

6.1.                            Additional Funding.

6.1.1.                  Responsibility.  The Shareholders will be responsible for providing additional funding required by the Company from the Shareholders as determined and in an amount and in the timeframe determined by the Board (whether in the form of capital contributions, shareholder loans or guarantees or otherwise); provided that each Shareholder will be responsible for only a percentage of the additional required funding equal to its respective Ownership Percentage at the time of such funding.  All such additional funding (a) in the form of capital contributions will be made at Fair Market Value and (b) in the form of debt financing will be made on arm’s length terms.

6.1.2.                  Failure to Fund.  In the event that a Shareholder fails to provide additional funding to the Company pursuant to Section 6.1.1, the other Shareholder may elect to either (a) as its sole remedy in respect of such failure to fund only, terminate this Agreement pursuant to Section 14.2.1 or Section 14.3.1, as applicable; (b) provide the additional funding to the Company it owes pursuant to Section 6.1.1 and, at its discretion, all or some (or none) of the additional funding owed by the non-funding Shareholder by way of subscription to Shares for a price equal to the Fair Market Value, thereby increasing its Ownership Percentage while decreasing the non-funding Shareholder’s Ownership Percentage; or (c) provide no additional funding (including any funding it owes pursuant to Section 6.1.1).

6.1.3.                  Short-Term Funding.  Notwithstanding anything to the contrary in this Agreement, in the event that additional funding is required by the Company to fund the Budget approved by the Board, each Shareholder will make a short- term loan facility available to the Company in the amount equal to the total required funding multiplied by such Shareholder’s Ownership Percentage.  The terms of such short-term facility will be acceptable to the Board and repayable by the Company over a [**] month period with interest.  If a Shareholder fails to provide short term funding to the Company within [**] Business Days of such funding being due and payable pursuant to this Section 6.1.3 on more than [**] occasions in any [**] year period the other Shareholder may elect to terminate this Agreement as its sole remedy in respect of such failure to provide short-term funding only.

6.1.4.                  Payment Priority.  If there is one or more short-term facilities granted under Section 6.1.3 outstanding at the time of the Company’s liquidation or sale of all or substantially all of its assets, subject to the Company having sufficient funds following such payments to settle all outstanding creditors, the outstanding short-term facilities (including interest accrued thereunder) will be repaid in full prior to the payment of any of the Company’s other outstanding obligations unless otherwise determined by the Board or under any agreement with a Third Party approved by the Board.  Where sufficient funds would not be available to settle all outstanding creditors, the Shareholders will be repaid in accordance with Applicable Laws.  The Shareholders agree and acknowledge that, as of the Execution Date, the Shareholders anticipate the need to make short-term facilities available to the Company pursuant to this Section 6.1.4.

6.2.                            Preemptive Subscription Rights.  Except as otherwise may be provided in this Agreement, each Shareholder will have the preemptive right (subject to the

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Shareholders’ obligations to make capital contributions pursuant to Section 6.1) to subscribe for and purchase up to its pro rata portion (equal to such Shareholder’s then current Ownership Percentage) of any additional Shares or Share Equivalents newly issued by the Company at Fair Market Value to enable such Shareholder to maintain its Ownership Percentage.

6.3.                            Lock-Up Period.  During the period beginning on the Effective Date and ending on the [**] anniversary of the Effective Date (the “Lock-Up Period”), neither Shareholder nor any of their agents, nominees, or Affiliates will sell, transfer, pledge, mortgage or encumber, or agree to sell, transfer, pledge, mortgage or encumber, or otherwise dispose (“Transfer”) of any Shares without the prior written consent of the other Shareholder.

6.4.                            Right of First Refusal.

6.4.1.                  Following the Lock-Up Period and during the JV Term, in the event a Shareholder (the “Transferring Shareholder”) intends to Transfer to a Third Party (the “Third Party Purchaser”) all the Shares or interest in all the Shares owned by such Shareholder (the “Transfer Shares”), such Shareholder will first offer the other Shareholder (the “Non-Transferring Shareholder”) the opportunity to purchase such Transfer Shares by giving written notice (the “Transfer Notice”) to the Non-Transferring Shareholder of its intention to Transfer the Transfer Shares, setting forth the number of the Transfer Shares intended to be Transferred, the identity of the Third Party Purchaser (including the identity of the ultimate beneficial owner(s)), the proposed price per Share and other major terms and conditions of the proposed Transfer of the Transfer Shares.

6.4.2.                  The Non-Transferring Shareholder will then have the right to purchase all (but not some) of the Transfer Shares at the proposed price per Share and upon the major terms and conditions specified in the Transfer Notice by giving written notice to the Transferring Shareholder of its acceptance of such offer within [**] days after its receipt of the Transfer Notice from the Transferring Shareholder.

6.4.3.                  If the Non-Transferring Shareholder exercises its right under this Section 6.4, the closing of the purchase of the Transfer Shares will take place within [**] days after the Non-Transferring Shareholder gives notice of such exercise or such other date as may be mutually agreed upon by the Shareholders, subject to any approvals required under Applicable Laws.

6.4.4.                  If the Non-Transferring Shareholder rejects the offer contained in the Transfer Notice or fails to respond to the Transferring Shareholder within [**] days after its receipt of the Transfer Notice from the Transferring Shareholder, the Transferring Shareholder will, subject to the Third Party Purchaser executing a Deed of Adherence, be free, during the period of [**] days following the earlier of its receipt of such rejection from the Non-Transferring Shareholder and the expiration of such [**] day period, to transfer all (but not some) of the Transfer Shares so offered to the Non-Transferring Shareholder to the Third Party Purchaser specified in the Transfer Notice at a per Share price equal to or higher than, and upon terms and conditions no more favorable than, set out in the Transfer Notice provided that such Third Party Purchaser will agree to be,

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

and become, bound to this Agreement and succeed to all of the rights and obligations of the Transferring Shareholder.  In the event the Transferring Shareholder fails to Transfer such Transfer Shares to the Third Party Purchaser within the [**] day period, any subsequent Transfer will again be subject to the provisions of this Section 6.4.

6.4.5.                  Any Transfer made or created in breach of this Section 6.4 will be null and void ab initio.

6.4.6.                  No Shareholder will have the right to sell some (but not all) of the Shares and Share Equivalents that it holds, other than with prior consent of the other Shareholder(s).

6.4.7.                  The provisions in Section 6.3 (Lock-Up Period) and Section 6.4 (Right of First Refusal) will apply to direct Transfers and to the Transfer of shares in any holding company holding directly or indirectly the Shares where the Shares form directly or indirectly a substantial part of the assets of such holding company.

6.4.8.                  The Transfer of any Shares or Share Equivalents will not have any impact on any Ancillary Agreement and/or any License Agreement except as otherwise provided in such agreements.

6.4.9.                  The Shareholders agree that, if a Third Party acquires any Shares or Share Equivalents of the Company pursuant to this Agreement, the Parties will negotiate in good faith appropriate amendments to this Agreement and the Ancillary Agreements to account for such additional holder of Shares or Share Equivalents and will, if appropriate, require any such Third Party to become a party to this Agreement, as so amended, as a condition to acquiring such Shares or Share Equivalents.  Each Party will not unreasonably withhold or delay consent to commercially reasonable terms.

6.5.                            Exercise of Voting Rights.  Each Party agrees to take all actions necessary to ensure that the Company will be managed, and the rights and obligations of the Shareholders will be implemented and enforced, in accordance with the terms of this Agreement, including voting all Shares held by it and (subject to fiduciary duties of the Directors under Applicable Laws) directing the Directors nominated by it to vote to give effect to the terms of this Agreement; provided, however, that the Shareholders will not be restricted from voting their respective Shares as they see fit so long as such exercise of voting rights does not conflict with the terms of this Agreement.

6.6.                            Additional Shares Acquired by the Shareholders.  The provisions of this Agreement will apply to any other or additional Shares issued to, purchased or acquired by either Shareholder, whether such other or additional Shares are received, subscribed for, purchased or acquired by reason of any share dividend, share split or consolidation, capital increase, corporate merger or split, reorganization or other transactions or events.

6.7.                            Shares and Share Equivalents Held by Affiliates.  Notwithstanding the other provisions of this ARTICLE VI, each Shareholder will have the right to Transfer any

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Shares to any of its respective Affiliates provided that such Shareholder agrees to (i) procure the performance by such Affiliate of any obligation imposed on it under this Agreement (ii) repurchase such Shares in the event such Affiliate ceases to be an Affiliate and (ii) procure that such Affiliate enters into a Deed of Adherence in the form set out in Schedule 1.33.  Any Shares or Share Equivalents held by any Affiliate(s) of a Shareholder will be deemed owned and held by such Shareholder for all purposes of this Agreement (including for the purpose of determining such Shareholder’s Ownership Percentage), and such Shareholder will procure that all such Shares will be voted to give effect to and in accordance with the terms of this Agreement and that no such Shares or Share Equivalents will be Transferred except in accordance with the terms of this Agreement, in each case as if they were directly owned and held by such Shareholder.

6.8.                            Dividend Policy.  The Shareholders will cause the Company to pay such dividends out of its distributable net earnings as are consistent with its operating and investment plans as approved by the Board.  The payment and level of any dividend will be determined by the Board and approved by the Shareholders at a general meeting of Shareholders.  In determining the amount of dividends to be distributed for each fiscal year, the Board will take into account the debt-to-equity ratio of the Company and the financial operating needs of the Company.

6.9.                            Fiscal Year.  The Shareholders will cause the fiscal year of the Company to commence on January 1 and end on December 31 of each year; provided, however, that the first fiscal year will commence on the date of incorporation and end on December 31 of that year.

ARTICLE VII.
BOARD OF DIRECTORS OF THE COMPANY

7.1.                            Authority; Governance.

7.1.1.                  Board of Directors.  The composition and role of the Board of Directors of the Company (the “Board”) is set forth in this ARTICLE VII.

7.1.2.                  Key Officers.

(i)                                               Hutchison will initially nominate the person to be appointed by the Board as the General Manager of the Company (the “General Manager”).  The General Manager will have the duties and limitations set forth in Section 9.1.  The right to nominate a General Manager will alternate between Hutchison and Nestlé every [**] years.

(ii)                                            Nestlé will initially nominate the person to be appointed by the Board as the Finance Director of the Company (the “Finance Director”).  The Finance Director will have the duties and limitations set forth in Section 9.2.  The right to nominate a Finance Director will alternate between Hutchison and Nestlé every [**] years.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

7.2.                            Composition of the Board.

7.2.1.                  Directors.

(i)                                               The Board will consist of eight (8) Directors, with four (4) Directors nominated by each of Hutchison and Nestlé.  In the event that the Ownership Percentage of a Shareholder decreases beneath fifty percent (50%), the number of Directors each Shareholder is entitled to nominate, as a percentage of the total number of Directors, will be as close as possible to the Ownership Percentage of each Shareholder, provided that any Shareholder with an Ownership Percentage of less than [**] will not be entitled to nominate any Director.

(ii)                                            Each Shareholder entitled to nominate one or more Directors will consult in good faith with the other Shareholder prior to making such nomination, although the final decision to appoint such Director(s) will ultimately reside with such Shareholder.

7.2.2.                  Chairman.  For so long as the Shareholders have an equal Ownership Percentage in the Company, the Shareholder entitled to nominate the chairman of the Board (the “Chairman”) will rotate every [**] years with Nestlé initially having such right as of the Effective Date; provided that in the event that the Ownership Percentage of a Shareholder decreases beneath [**], the Shareholder with an Ownership Percentage above [**] will solely have the right to nominate the Chairman.  The Chairman will conduct the following activities of the Board:  (a) calling meetings of the Board, (b) preparing and issuing minutes of each such meeting within thirty (30) days thereafter, and (c) preparing and circulating an agenda for the upcoming meeting; provided, that the Chairman will include any agenda items proposed by either Director.  The Chairman will not have any casting or second vote.

7.2.3.                  Replacement of Directors.

(i)                                               Each Shareholder will have the right to replace any of its nominated Directors at any time for any reason, whether the term of his office has expired or not, without the consent of the other Shareholder; provided, however, that the Shareholder who so replaces its nominated Director will indemnify the Company for any claims, damages or expenses made or claimed by the replaced Director by reason of such replacement.  If a Shareholder gives written notice of such replacement to the other Shareholder, the Shareholders will take and cause to be taken all necessary actions (including causing their respective nominated Directors to hold a meeting of the Board and adopt the necessary resolutions) to convene a general meeting of Shareholders as soon as practicable to elect a replacement Director nominated by the Shareholder who desires to replace its nominated Director.

(ii)                                            If the number of Directors that a Shareholder is entitled to nominate is reduced hereunder, such Shareholder will determine which Director or Directors nominated by it are to be removed and cause such Director or

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Directors to resign or to be removed forthwith, and will indemnify and hold the Company harmless against any claims, damages or expenses made or incurred by reason of such resignation or removal.  Furthermore, such Shareholder will exercise its voting rights in favor of the election of the person(s) nominated by the other Shareholder as new Director or Directors, if such other Shareholder is entitled to fill the vacant office(s) of the resigning or removed Director or Directors hereunder.

7.2.4.                  Cooperation.  Each Shareholder will exercise (and will cause each of its Affiliates to exercise) its voting rights so that the nominees of the other Shareholder will be elected as Directors in accordance with this Section 7.2 during the term of this Agreement.  In addition, in connection with a general meeting of Shareholders at which the election of any Directors nominated by either Nestlé or Hutchison is proposed, Hutchison or Nestlé, as the case may be, will exercise (and will cause each of its Affiliates to exercise) any and all voting rights it may have through proxies or powers of attorney in favor of the election of such Directors.

7.3.                            Authority and Responsibility.

7.3.1.                  General.  Except as otherwise set forth in this Agreement or mandated by Applicable Laws, ultimate responsibility for the management, direction and control of the Company will be vested in the Board; provided that, notwithstanding anything to the contrary in this Agreement, the matters listed in Schedule 8.1 hereto will require approval of the Shareholders at a general meeting of Shareholders of the Company, which approval must be made by the holders of not less than the number of Shares equal to [**] of the then outstanding Shares plus [**].  The Board may establish subcommittees as the Parties mutually deem appropriate and will establish the subcommittees referred to in this Agreement.

7.3.2.                  Responsibilities.  Subject to the terms of this Agreement, the Board will be responsible for, in particular without limitation, the Board Approval Matters.

7.4.                            Meetings of the Board.

7.4.1.                  Meetings of the Board will be held at least twice per fiscal year at the principal office of the Company unless otherwise determined by the Board as to frequency and/or location.  Meetings of the Board may also be convened at the request of any Director by written notice to the other Directors.

7.4.2.                  In convening a meeting of the Board, a written notice (in English) stating the agenda, date, time and place of the meeting will be sent to all of the Directors at least thirty (30) days prior to the date of such meeting.  Such notice may be given by e-mail or facsimile.  Each notice of a meeting of the Board will be accompanied by a copy of all reports and materials that are necessary or appropriate for prior review and consideration by the Directors of the matters on the agenda.  The notice period set forth herein may be shortened or omitted with the written consent of all of the Directors.  For this and other secretarial matters required by the Company, Hutchison will provide secretarial support

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

to the Company for so long as the Ownership Percentage of Hutchison and its Affiliates is [**] or more.

7.4.3.                  The Chairman will preside over each meeting of the Board.  In the event the Chairman is unable or unwilling to perform such duty with respect to a meeting of the Board, the most senior of the Director (in age) will act as chairman of such meeting.

7.4.4.                  Each meeting of the Board will be conducted in English.  The Company will provide such support as is reasonably necessary to ensure that all participants are able to fully understand and participate in the meeting.  Directors may participate in and vote at a meeting of the Board via video conferencing equipment whereby all participants in the meeting can simultaneously see and hear each other or, to the extent permissible under Applicable Laws, via telephone conferencing equipment whereby all participants in the meeting can simultaneously hear each other.

7.4.5.                  A quorum for a meeting of the Board will be the presence of at least four (4) Directors then in office with at least two (2) Directors nominated by each Shareholder being present.  Subject to Section 7.3.1, all actions and resolutions taken at a meeting of the Board will be adopted by an affirmative vote of a majority of the Directors present at the meeting.  Where a Director is unable to attend a meeting of the Board, such Director will undertake reasonable efforts to appoint an alternate Director to attend such meeting of the Board and such alternate Director shall count in the quorum and be entitled to vote on behalf of the Director for who they are an alternate for (in addition to their own vote where such alternate Director is also a Director).

7.5.                            Report to the Board.  The Company will report the following information to the Board once each calendar month:

7.5.1.                  The unaudited financial statements of the Company (prepared in accordance with IFRS) consisting of a balance sheet as of the end of the preceding calendar month and the related statements of income (including earnings per share), shareholders’ equity and cash flows for the calendar month then ended, certified by the Finance Director of the Company; and

7.5.2.                  A written report comparing actual results for such calendar month to the annual budget and business plan and containing comments on any other significant operational or other developments which may have a material impact on the business of the Company.

7.6.                            Deadlock

7.6.1.                  Where (a) at a meeting of the Board or (b) at a meeting of the Shareholders, an agreement cannot be reached on a matter (the “Unresolved Matter”), such meeting of the Board or the Shareholders, as applicable, will be adjourned for a period of [**] days before being reconvened (the “Reconvened Meeting”) for reconsideration by the Board or the Shareholders, as applicable, of such Unresolved Matter.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

7.6.2.                  In the event that, at a Reconvened Meeting, the Directors or the Shareholders (as applicable) are still unable to reach agreement on the Unresolved Matter, then a deadlock will be deemed to have occurred.  When a deadlock is deemed to have occurred, Nestlé or Hutchison may within fifteen (15) Business Days of the Reconvened Meeting give written notice (the “Deadlock Notice”) to the other that a deadlock has occurred and identify the matter over which the Parties are deadlocked (the “Deadlock Matter”).

7.6.3.                  Within five (5) Business Days of service of a Deadlock Notice, the Deadlock Matter will be referred to the Chief Executive Officer of Nestlé S.A. (or its designee) and the Group Managing Director of Hutchison Whampoa Limited (or its designee).  Each Shareholder will use all reasonable endeavors in good faith to resolve the Deadlock Matter.

7.6.4.                  [**]

(i)                                               [**]

(ii)                                            [**]

(iii)                                         [**]

7.6.5.                  [**].

7.6.6.                  In the event of a Deadlock and for so long as the Deadlock Matter remains unresolved, the Shareholders will do all things reasonably in their power to ensure that the Company continues to operate in the ordinary course of its business (including without limitation all Clinical Trials) as such business existed at the time the Deadlock Matter arose and in accordance with the last budgets (including without limitation the Development Budget) and Development Plans then in force.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE VIII.
GENERAL MEETING OF SHAREHOLDERS

8.1.                            Authority and Responsibility.  The Shareholders will decide and resolve the matters listed in Schedule 8.1 hereto and other matters reserved by Applicable Laws at a general meeting of Shareholders.

8.2.                            General Meetings of Shareholders.

8.2.1.                  An annual general meeting of Shareholders will be held within three (3) months after the close of each fiscal year of the Company.  An extraordinary general meeting of Shareholders may be held at any time pursuant to a resolution of the Board or by notice of either Shareholder to the other, with a copy of the notice being provided to the Board.

8.2.2.                  In convening a general meeting of Shareholders, a written notice (in English) stating the agenda, date, time and place of the meeting will be sent to all of the Shareholders at least fourteen (14) days prior to the date of such meeting.  Each notice of a general meeting of Shareholders will be accompanied by a copy of all reports and materials that are necessary or appropriate for prior review and consideration by the Shareholders of the matters on the agenda.  The notice period set forth herein may be shortened or omitted with the written consent of all of the Shareholders.

8.2.3.                  The Chairman will preside over each general meeting of Shareholders as chairman.  In the event the Chairman is unable or unwilling to perform such duty with respect to a general meeting of Shareholders, a Director or an officer appointed by an affirmative vote of a majority of the Shares represented in person or by proxy at such meeting will preside over each general meeting of Shareholders as chairman of such meeting.

8.2.4.                  General meetings of Shareholders will be conducted in English.  The Company will provide such support as is necessary to ensure that all participants are able to fully understand and participate in the meetings.

8.3.                            Quorum and Voting Requirements.  Except to the extent otherwise required by mandatory provisions of Applicable Laws, any resolution or action at a general meeting of Shareholders will require an affirmative vote (whether in person or by proxy) of fifty percent (50%) of the total issued and outstanding Shares plus one (1) Share.

ARTICLE IX.
OFFICERS; MANAGEMENT OF THE COMPANY

9.1.                            General Manager.  The Company will have a General Manager.  Each Shareholder will exercise (and will cause each of its Affiliates to exercise) its voting rights so that the nominee of the Shareholder responsible for making such nomination pursuant to this Agreement will be elected as General Manager for the relevant period during the JV Term.  The General Manager will be responsible for all day-to-day operating matters involving the Company and its subsidiaries, represent the Company, observe

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

and enforce the matters resolved by the Board and the general meeting of Shareholders and the provisions of this Agreement and be responsible for the general management of the Company.  Notwithstanding anything to the contrary in this Agreement, the General Manager will not have the ability to make any decision which would result in a Party failing to act in accordance with this Agreement nor will the General Manager make any decision that is inconsistent with the then-current Budget or Development Plan.  The party nominating the General Manager will be liable for paying the salary and compensation of the General Manager until such time as the Board agrees that the General Manager will either become a full-time employee of the Company, or be otherwise compensated by the Company.

9.2.                            Finance Director.  The Company will have a Finance Director.  Each Shareholder will exercise (and will cause each of its Affiliates to exercise) its voting rights so that the nominee of the Shareholder responsible for making such nomination pursuant to this Agreement will be elected as Finance Director for the relevant period during the JV Term.  The Finance Director will be responsible for all day-to-day financial matters involving the Company and its subsidiaries, represent the Company, observe and enforce the financial matters resolved by the Board and the general meeting of Shareholders and the provisions of this Agreement and be responsible for the general financial management of the Company.  Notwithstanding anything to the contrary in this Agreement, the Finance Director will not have the ability to make any decision which would result in the Company or a Shareholder failing to act in accordance with this Agreement nor will the Finance Director make any decision that is inconsistent with the then-current Budget or Development Plan.  The party nominating the Finance Director will be liable for paying the salary and compensation of the Finance Director until such time as the Board agrees that the Finance Director will either become a full time employee of the Company, or be otherwise compensated by the Company.

9.3.                            Powers and Duties.  Subject to the terms of this Agreement and the powers reserved to the Board and to the general meeting of Shareholders by Applicable Laws, the powers and duties of the General Manager and the Finance Director will be determined from time to time by the Board, and the powers and duties of all other officers of the Company will be determined from time to time by the General Manager.  The General Manager and the Finance Director will report to the Board.

9.4.                            Compensation.  The amount of remuneration, bonuses and severance allowances payable to the General Manager, the Finance Director and Directors will be determined by the Board.  Severance allowances payable to the Directors will be determined in accordance with the officer severance pay regulations of the Company adopted by the Board.  Notwithstanding the foregoing, a Director performing no executive or officer functions will receive no compensation from the Company.

9.5.                            Indemnification of Directors and Officers.  To the maximum extent permitted by Applicable Laws, the Company will indemnify each Director, General Manager, Finance Director and other officers against all claims, judgments, liabilities (including liabilities to the Company), damages, expenses and costs (including attorneys’ fees and disbursements) for which he has been held liable or which he has incurred in connection with or arising out of the performance of his duties in his official capacity as Director, General Manager, Finance Director or other officer, unless such Director, General Manager, Finance Director or other officer acted in a manner that was

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

negligent, faulty in breach of his duties, or in breach of trust.  With respect to all claims, judgments, liabilities (including liabilities to the Company), damages, expenses and costs (including attorneys’ fees and disbursements) for which a Director, General Manager, Finance Director or other officer has been held liable or which he has incurred in connection with or arising out of the performance of his duties in his official capacity as Director, General Manager, Finance Director or other officer but which are not indemnifiable by the Company pursuant to this Section 9.5 and are insurable at a commercially reasonable cost, the Company will obtain and maintain a directors’ and officers’ liability insurance policy with commercially reasonable coverage.

ARTICLE X.
INFORMATION RIGHTS

10.1.                     Financial Information.  As long as a Shareholder has an Ownership Percentage of [**] or more, the Company will, and the Shareholders will procure the Company, to furnish such Shareholder with the information and materials set forth in Sections 10.1.1 through 10.1.3 below, together with an English version or translation thereof:

10.1.1.           Within [**] days after the end of each Calendar Year, draft audited financial statements (including notes thereto) consisting of at least a balance sheet as of the end of such fiscal year and the related statements of income (including earnings per share) for the fiscal year then ended, prepared in accordance with IFRS and audited by a firm of independent public accountants of recognized standing which is mutually acceptable to the Parties;

10.1.2.           Within [**] days after the end of each Calendar Year, (i) annual management reports and (ii) audited financial statements (including notes thereto) consisting of a balance sheet as of the end of such fiscal year and the related statements of income (including earnings per share), shareholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with IFRS and audited by a firm of independent public accountants of recognized standing which is mutually acceptable to the Parties; and

10.1.3.           Within [**] days after the end of each Calendar Quarter, unaudited financial statements (including footnotes thereto) consisting of a balance sheet as of the end of such fiscal quarter and the related statements of income (including earnings per share), shareholders’ equity and cash flows for the fiscal quarter then ended, certified by the chief financial officer of the Company.

10.2.                     Other Information.  As long as a Shareholder has an Ownership Percentage of [**] or more, the Company will, and the Shareholders will procure the Company to, furnish such Shareholder with such information and/or materials as may be reasonably requested by such Shareholder to make an informed judgment pursuant to this Agreement or with respect to the agenda of a meeting of the Board or a general meeting of Shareholders, as soon as such information and/or materials are available and, as applicable, an English version or translation thereof.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

10.3.                     Cooperation.  As long as a Shareholder has an Ownership Percentage of [**] or more, the Company will, and the Shareholders will procure the Company to, make its financial management personnel available to such Shareholder as may be reasonably requested so that such Shareholder can consult with, and receive information from, such personnel as necessary to comply with any Applicable Laws.  Furthermore, the Parties agree to, from time to time, amend this Section 10.3 at either Shareholder’s request to allow a Shareholder to receive information of a certain type (and/or at such a time) necessary for such Shareholder to comply with any Applicable Laws.

ARTICLE XI.
INTELLECTUAL PROPERTY

11.1.                     Ownership and License of Intellectual Property.

11.1.1.           As between the Parties and subject to the terms of the Ancillary Agreements, each Party will own any Intellectual Property owned or otherwise Controlled by such Party as of the Effective Date provided that the Company will own the Acquired Technology as of the Execution Date.

11.1.2.           Subject to the terms of the Ancillary Agreements and the License Agreements, (i) any and all inventions and other Intellectual Property that are conceived, discovered, developed or reduced to practice by the Company, or any Affiliate or Third Party (including the Shareholders) as part of its engagement by the Company to undertake work on behalf of or for the Company, as a result of or in connection with the Research, Development, Manufacturing, Commercialization, distribution or sale of the Hutchison Compounds and the Products will vest in and be owned by the Company, and (ii) the Company will bear all costs of registering, maintaining, protecting and enforcing Intellectual Property owned by the Company.

11.2.                     Ownership of Clinical Data and Trademarks.  Subject to the terms of the Ancillary Agreements and the License Agreements, the Company will own all clinical data and trademarks related to the Hutchison Compounds and the Products conceived, discovered, developed or reduced to practice by the Company, or any Affiliate or Third Party (including the Shareholders) as part of its engagement by the Company to undertake work on behalf of or for the Company.

11.3.                     Ownership of Regulatory Filings and Approvals.  Subject to the terms of the License Agreements, the Company will own and undertake all measures required to obtain and maintain Regulatory Approvals in any country or countries and the Board will determine who will own all regulatory filings and Regulatory Approvals for the Hutchison Compounds and Products in any other jurisdictions.

11.4.                     Conflict with Terms of an Ancillary Agreement.  For the avoidance of doubt, in the event of any inconsistency between the terms of this ARTICLE XI and the terms of the Ancillary Agreements, a License Agreement or the Option Agreement, the terms of the relevant Ancillary Agreement, License Agreement or the Option Agreement will prevail.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE XII.
CONFIDENTIALITY OF INFORMATION

12.1.                     Confidentiality.  Each Party (the “Receiving Party”) agrees to keep in strict confidence all Confidential Information that the other Party (the “Disclosing Party”) provides, communicates or otherwise makes available to the Receiving Party and to protect the Confidential Information with the same degree of care normally used to protect its own Confidential Information of a similar nature.  The Receiving Party will not disclose or allow disclosure of any Confidential Information to any Third Party and will not use any Confidential Information in any manner, except, in each case, for the purposes of implementing and enforcing this Agreement, the Option Agreement, each License Agreement or any Ancillary Agreement, without the prior written consent of the Disclosing Party.

12.2.                     Exceptions.  The restrictions and obligations set forth in Section 12.1, 12.3 and 12.7 will not apply to any Confidential Information:

12.2.1.           which is or becomes generally available to the public through no fault on the part of the Receiving Party;

12.2.2.           which is lawfully in the possession of the Receiving Party (other than pursuant to the terms of this Agreement, the Option Agreement, each License Agreement, any Ancillary Agreement or any other related agreement), without restriction as to its disclosure, prior to the disclosure of such information by or on behalf of the Disclosing Party or the Company, as reasonably evidenced by appropriate documentation;

12.2.3.           which lawfully becomes available to the Receiving Party from a source other than the Disclosing Party and the Company without any duty as to confidentiality or non-use;

12.2.4.           which is independently developed or otherwise created by the Receiving Party (other than pursuant to the terms of this Agreement, the Option Agreement, each License Agreement, any Ancillary Agreement or any other related agreement) without the use of any Confidential Information of the Disclosing Party, as reasonably evidenced by appropriate documentation; or

12.2.5.           which is required to be disclosed or provided to any court, government or regulatory body of competent jurisdiction (including any relevant securities exchange) (i) pursuant to Applicable Laws, judgment, decree or order; (ii) as necessary to make regulatory filings and communications related to the Hutchison Compounds or any Products; or (iii) for the purpose of asserting or defending against any claims relating to Intellectual Property Rights, including, in particular, any action taken to protect and enforce Intellectual Property Rights; provided, however, that (x) any such information disclosed pursuant to this Section 12.2.5 will be disclosed only to the extent required by Applicable Laws, judgment, decree or order; (y) except with respect to required disclosure to tax authorities, the Party seeking to disclose or provide such information will give the other Parties prompt written notice of such requirement and fully cooperate with the other Parties so that the other Parties and/or the Company (as the case may be) may obtain reasonable assurances

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

that confidential treatment will be accorded to such information; and (z) without limiting the generality of the foregoing, the Parties will use commercially reasonable efforts to ensure that, subject to Applicable Laws, the list of the Products is redacted from any copy of this Agreement, the Option Agreement, each License Agreement and any Ancillary Agreement required to be filed with any government or regulatory body.

12.3.                     Accuracy of Confidential Information.  Each Party hereby acknowledges that the Confidential Information of the other Parties may still be under development, or may be incomplete, and that such information may relate to products that are under development or are planned for development.  Except as specifically provided in ARTICLE Article XII, no Party makes any representations regarding the accuracy of its Confidential Information.

12.4.                     Remedies for Breach of Confidentiality Obligations.  The Parties acknowledge that it will be impossible to measure the damages that would be suffered by the other Parties if a Party fails to comply with this ARTICLE XII and that in the event of any such failure, there may not be adequate remedy under Applicable Laws.  Each Party will, therefore, be entitled in addition to any other rights and remedies to obtain specific performance by the other Parties of the obligations under this ARTICLE XII and to obtain immediate injunctive relief without having to post a bond.  No Party will urge, as a defense to any proceeding for such specific performance or injunctive relief by another Party for breach of this ARTICLE XII, that the other Party has an adequate remedy under Applicable Laws.

12.5.                     Measures to Keep Confidentiality.  Each Party agrees that, prior to giving access to any Confidential Information to any of its Affiliates or any of its or such Affiliates’ respective directors, officers, employees, advisors, consultants and agents, it will require each such Person to agree to be bound by all obligations of confidentiality and non-use under this ARTICLE XII, and will take all reasonable steps and measures to ensure that each such Person will enter into a confidentiality undertaking to comply with and perform such obligations, in each case to the same extent as if they were direct parties to this Agreement.

12.6.                     Publicity.  The Parties agree to coordinate all publicity with respect to their relationships and plans as shareholders of the Company.  No Party will issue or make any press release or other public announcement or make any other public announcement with respect to the existence and terms of the Joint Venture, this Agreement, the Ancillary Agreements, the Option Agreement, the transactions contemplated hereby or thereby or the business, operations or activities of the Company and, except as required by any court, government or regulatory body of competent jurisdiction (including any relevant securities exchange) or by Applicable Laws, judgment, decree or order without the prior written consent of the other Parties, which consent will not be unreasonably withheld or conditioned.

12.7.                     Survival of Obligations.  The obligations undertaken by the Parties under this ARTICLE XII (other than Section 12.6) will survive the termination of this Agreement for any reason and will remain in effect and be binding on the Parties for a period of ten (10) years after the termination of this Agreement; provided that to the extent any Confidential Information constitutes a trade secret, as defined in the U.S. Uniform Trade Secrets Act or any Applicable Laws, then the Receiving Party will

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

keep such trade secret confidential until such time as the Confidential Information no longer qualifies as a trade secret under Applicable Laws.

ARTICLE XIII.
GUARANTEE AND INDEMNITIES

13.1.                     Guarantee of Guarantor.  In consideration for Nestlé entering into this Agreement, the Guarantor irrevocably and unconditionally guarantees to each of the Company and Nestlé the punctual performance of all obligations of Hutchison under Section 13.4 of this Agreement and undertakes to each of the Company and Nestlé that whenever Hutchison does not pay any amount when due under or in connection with Section 13.4 of this Agreement, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor, so that the same benefits are conferred on each of the Company and Nestlé as they would have received if such obligation had been performed and satisfied by Hutchison.

13.2.                     The Guarantor, as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities in Section 13.1 undertakes to indemnify and hold each of the Company and Nestlé harmless from and against any loss or costs suffered or incurred by it as a result of the non-performance by Hutchison of any of its obligations under this Agreement.  This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by Hutchison under this Agreement, regardless of any intermediate payment or discharge in whole or in part.

13.3.                     The obligations of the Guarantor will not be affected by any act, omission, matter or thing which, but for this ARTICLE XIII, would reduce, release or prejudice any of its obligations under this Agreement including (i) any time, waiver or consent granted to Hutchison or any other person, (ii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against Hutchison under this Agreement, (iii) the insolvency (or similar proceedings) of Hutchison, any incapacity or lack of power, authority or legal personality of Hutchison or change in control, ownership or status of Hutchison, (iv) any amendment to this Agreement (subject to such amendment not increasing the extent of the Guarantor’s liability under this Guarantee without the Guarantor’s consent), (v) any illegality, invalidity or unenforceability of any obligation of any person under this Agreement, or (vi) any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor or any of the rights, powers and remedies conferred on the Company and Nestlé under this Agreement.  The Guarantor waives any right which it may have to first require the Company or Nestlé to proceed against Hutchison before claiming from the Guarantor under this ARTICLE XIII.

13.4.                     Indemnification by Hutchison.  Without restricting the rights of the Company or Nestlé to claim damages on any basis, in the event of any claim by the Company or Nestlé against Hutchison in respect of (i) any matter that results from the use of the Acquired Technology prior to the Effective Date by Hutchison, its Affiliates, its assignees, licensees or sublicenses (including all employees, agents and subcontractors thereof), (ii) any breach of any representation or warranty set out in Section 5.4, or (iii) any misrepresentation in or omission from any schedule,

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

document, certificate or other instrument relating to the Acquired Technology, Hutchison covenants with the Company and Nestlé to pay on demand to each of the Company and Nestlé an amount equal to the aggregate of all liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys’ and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) incurred by the Company or Nestlé (or their Affiliates), as applicable, arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in relation of such matters by a Third Party except, in each case, to the extent caused by the gross negligence or willful misconduct of the Company or Nestlé, or by breach of this Agreement by the Company or Nestlé.

ARTICLE XIV.
TERM AND TERMINATION

14.1.                     Term of Agreement.  The term of this Agreement will begin upon the execution hereof by the Parties and will continue for an indefinite period thereafter until (i) the Company is dissolved and liquidated or (ii) this Agreement is sooner terminated by the mutual agreement of the Parties or pursuant to Section 2.4 or pursuant to the provisions of this ARTICLE Article XIV (the “JV Term”).

14.2.                     Termination by Hutchison.

Hutchison may terminate this Agreement upon written notice to Nestlé if:

14.2.1.           Nestlé does not provide additional funding to the Company pursuant to its obligations in Section 6.1.1 within five (5) days from the relevant payment date or in accordance with Section 6.1.3;

14.2.2.           Nestlé is in a material breach of any of its warranties, covenants or obligations under this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice from Hutchison specifying the particulars of such breach and requiring such breach to be remedied; or

14.2.3.           Nestlé, any of its creditors or any other eligible party files or commences a proceeding for the liquidation, bankruptcy, receivership, reorganization, rehabilitation, composition or dissolution of Nestlé (and, in the case of any such proceeding brought against Nestlé, such proceeding has not been stayed or dismissed within ninety (90) days after the filing thereof), or Nestlé is unable to pay or has suspended payment of its debts generally as they become due (except debts being contested in good faith), or the creditors of Nestlé have taken over its management.

14.3.                     Termination by Nestlé.  Nestlé may terminate this Agreement upon notice to Hutchison if:

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

14.3.1.           Hutchison does not provide additional funding to the Company pursuant to its obligations in Section 6.1.1 within five (5) days from the relevant payment date or in accordance with Section 6.1.3;

14.3.2.           Hutchison is in material breach of any of its warranties, covenants or obligations under this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice from Nestlé specifying the particulars of such breach and requiring such breach to be remedied; or

14.3.3.           Hutchison, any of its creditors or any other eligible party files or commences a proceeding for the liquidation, bankruptcy, receivership, reorganization, rehabilitation, composition or dissolution of Hutchison (and, in the case of any such proceeding brought against Hutchison, such proceeding has not been stayed or dismissed within ninety (90) days after the filing thereof), or Hutchison is unable to pay or has suspended payment of its debts generally as they become due (except debts being contested in good faith), or the creditors of Hutchison have taken over its management.

14.4.                     Termination Upon Change of Control.  Upon a Change of Control of a Shareholder, such Shareholder will promptly notify the other Shareholder and, within sixty (60) days of becoming aware of such Change of Control, the other Shareholder may terminate this Agreement immediately upon written notice to the notifying Shareholder.

14.5.                     Effect of Termination.

If this Agreement is terminated by either Nestlé or Hutchison (the “Terminating Shareholder”) pursuant to Section 14.2, 14.3 or 14.4, as the case may be, the Terminating Shareholder will have the option (which may be exercised by written notice to the other Shareholder (the “Non-Terminating Shareholder”) within sixty (60) days after the effective date of such termination) to have the respective Fair Market Value of (i) the Shares held by the Terminating Shareholder and its Affiliates and (ii) the Shares held by the Non-Terminating Shareholder and its Affiliates determined as soon as practicable.  If the Terminating Shareholder elects to have such Fair Market Value determined, the Non-Terminating Shareholder will render such cooperation as may be necessary for determination of the Fair Market Value and will bear all costs and expenses associated with the determination of such Fair Market Value.  Once such Fair Market Value has been determined and notified to the Terminating Shareholder and Non-Terminating Shareholder in writing, the Terminating Shareholder will have the option (which may be exercised by written notice to the Non-Terminating Shareholder within ninety (90) days after receipt by the Terminating Shareholder of written notice of such Fair Market Value) to either (x) purchase or have a Third Party purchase all (but not less than all) of the Shares of the Non-Terminating Shareholder and its Affiliates at the Fair Market Value so determined (or in the case of the termination of this Agreement pursuant to Section 14.2.1, Section 14.2.2, Section 14.3.1 or Section 14.3.2 (as applicable) at ninety percent (90%) of the Fair Market Value so determined) or (y) require the Non- Terminating Shareholder or its nominee to purchase all (but not less than all) of the Shares of the Terminating Shareholder and its Affiliates at the Fair Market Value so determined (or in the case of the termination of this Agreement pursuant to Section 14.2.1, Section 14.2.2, Section 14.3.1 or Section 14.3.2 (as applicable) at [**] of the Fair Market Value so determined).  The Parties agree that the [**] discount and [**] premium referred to above is commercially

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

justifiable and constitutes a genuine pre-estimate of any losses suffered by the Terminating Shareholder.

14.6.                     Upon the termination of this Agreement, the Parties agree to undertake commercially reasonable efforts to terminate all Ancillary Agreements.

14.7.                     The Parties Agree that the exercise of any rights of termination pursuant to this ARTICLE XIV will be without prejudice to the Option Agreement and any License Agreement.

14.8.                     Procedures for Sale and Purchase of Shares.  If the Terminating Shareholder gives notice (the “Buyout Notice”) to the Non-Terminating Shareholder electing to purchase or have a Third Party purchase all of the Shares of the Non-Terminating Shareholder and its Affiliates or requiring the Non-Terminating Shareholder or its nominee to purchase all of the Shares of the Terminating Shareholder and its Affiliates in accordance with Section 14.5, the following procedures will apply with respect to the sale and purchase (the “Buyout”) of such Shares (the “Buyout Shares”):

14.8.1.           The Buyout will be completed at the principal offices of the Company on a date to be agreed by the Shareholders (the “Buyout Date”), but in any event no later than sixty (60) days following receipt by the Non-Terminating Shareholder of the Buyout Notice.

14.8.2.           If the Terminating Shareholder elects through the Buyout Notice to purchase all of the Shares of the Non-Terminating Shareholder and its Affiliates, the Non-Terminating Shareholder will notify the Terminating Shareholder of the number of Shares then held by it and its Affiliates no later than five (5) Business Days after receipt of the Buyout Notice.

14.8.3.           No later than ten (10) Business Days prior to the Buyout Date, the Shareholder who will purchase the Buyout Shares pursuant to the Buyout Notice will notify the other Shareholder of the identity of the purchaser of the Buyout Shares.  If such Shareholder nominates a Third Party to purchase the Buyout Shares, such Shareholder will remain jointly and severally liable for the performance by such Third Party of all obligations relating to the purchase of the Buyout Shares hereunder.

14.8.4.           The price payable (the “Buyout Price”) for the Buyout Shares will be determined in accordance with Section 14.5.

14.8.5.           The Buyout Price will be paid to the seller(s) of the Buyout Shares on or prior to the Buyout Date in US Dollars by means of a wire transfer of immediately available funds to a bank account or bank accounts designated by such seller(s) at least two (2) Business Days prior to the Buyout Date.

14.8.6.           In exchange for payment of the Buyout Price, the seller(s) of the Buyout Shares will deliver the original share certificates representing the Buyout Shares to the purchaser at the closing of the Buyout, and the Company will thereafter cause the transfer of the Buyout Shares to be registered in its register of members and for new share certificates to be issued.  The sale of the

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Buyout Shares will be made without any representations or warranties on the part of the seller(s) other than that the seller(s) is the lawful owner of the Buyout Shares and has the full right and power to transfer the Buyout Shares to the purchaser, free and clear of any pledge, mortgage, charge, lien, security interest, option, third-party right, interest or claim or other encumbrances of a nature similar to any of the foregoing.

14.8.7.           Each Shareholder will be responsible for obtaining all government approvals and other authorizations, consents, approvals and waivers from any Third Party required to be obtained by such Shareholder, its Affiliates or the purchaser of the Buyout Shares nominated by it in connection with the Buyout.  The stamp duties, registration fees or similar taxes and fees payable in respect of the transfer of the Buyout Shares will be equally shared by the Parties.

14.9.                     Other Remedies.  Except as otherwise set forth in this Agreement, nothing in this ARTICLE XIV will prevent a Party from enforcing any rights or remedies that may be available to it under the other provisions of this Agreement or under Applicable Laws, provided that the Terminating Shareholder will not have the right to claim any damages relating to a decrease in the value of their Shares if the Terminating Shareholder has elected to exercise the option to sell their Shares at a premium to the non-Terminating Shareholder or to buy the Non-Terminating Shareholder’s Shares at a discount pursuant to Section 14.5.  The termination of this Agreement for any reason will be without prejudice to (i) any such rights or remedies and (ii) any rights or obligations that have accrued or arisen prior to the effective date of such termination.

14.10.              Survival of Provisions.  The provisions of Sections 5.1, 5.2, 5.3 and 5.4 and ARTICLE X, ARTICLE XI, ARTICLE XII, ARTICLE XIII, ARTICLE XIV and ARTICLE XV will survive the termination of this Agreement for any reason.

ARTICLE XV.
MISCELLANEOUS

15.1.                     Governing Law, Jurisdiction; Dispute Resolution.

15.1.1.           Governing Law.  The interpretation and construction of this Agreement will be governed by the laws of England and Wales.

15.1.2.           Dispute Resolution.  In the event of a dispute arising out of or relating to this Agreement, (including regarding its existence, termination or validity) (a “Dispute”) any Party will provide written notice of the Dispute to the other Parties, in which event the Dispute will be referred to the executive officers of the Shareholders designated below or their successors.  The designated officers will use reasonable efforts to attempt resolution by good faith negotiations within thirty (30) days after such notice is received.  Said designated officers are initially as follows:

For Company:	The General Manager and the Finance Director

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

For Hutchison:	The Chief Executive Officer

For Nestlé:	The President and Chief Executive Officer

For Guarantor:	The Chief Executive Officer

In the event the designated executive officers do not resolve such Dispute within the allotted thirty (30) days, any Party may, after the expiration of the thirty (30) day period, seek to resolve the Dispute through reference to arbitration in accordance with Section 15.1.3.  Notwithstanding the preceding, the Parties acknowledge that the failure of the Parties to reach consensus as to any matter (such as matters referred to in Section 7.6), which failure does not involve a breach by a Party of its obligations hereunder, will not be deemed a Dispute which may be referred for resolution by the Parties under this Section

15.1.3.           Arbitration.  All Disputes which are unresolved pursuant to Section 15.1.2 and which a Party wishes to have resolved will be referred upon the application of any Party to, and finally settled by, arbitration in accordance with the ICC Arbitration Rules (the “Rules”) as in force at the date of this Agreement and as modified by this Section 15.1.3, which Rules are deemed incorporated into this Section 15.1.3.  The number of arbitrators will be three (3), one of whom will be appointed by each Shareholder and the third of whom, who will act as chairman, will be nominated by the two party-nominated arbitrators, provided that if the third arbitrator has not been nominated within twenty (20) Business Days of the nomination of the second party-nominated arbitrator, such third arbitrator will be appointed by the ICC.  The seat of arbitration will be London and the language of arbitration will be English.

The arbitrators will have the power to grant any legal or equitable remedy or relief available under law, including injunctive relief (whether interim and/or final) and specific performance, and any measures ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction.  Each Party retains the right to seek interim or provisional measures, including injunctive relief and including pre-arbitral attachments or injunctions, from any court of competent jurisdiction and any such request will not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.  For the avoidance of doubt, this Section 15.1.3 is not intended to limit the powers of the court exercisable in support of arbitration proceedings pursuant to Section 44 of the Arbitration Act 1996 or any Applicable Law.

15.2.                     Company’s Enforcement Rights; Transactions with Affiliates.  Any right of action (including, without limitation, enforcement) which the Company may have in respect of any breach of the Ancillary Agreements, the Option Agreement, any License Agreement or of any other agreement between the Company and any Shareholder and/or any of its Affiliates will be prosecuted by the Directors of the Company appointed by the Shareholder which is not, or whose Affiliate is not, responsible for the breach.  Those Directors will have full authority on behalf of the Company to negotiate, litigate and settle any claim arising out of the breach or exercise any right of termination arising out of the breach and the Shareholders will take all steps within their power to give effect to the provisions of this Section 15.2.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

In addition, notwithstanding any other provision of this Agreement, any transaction (such as, without limitation, any License Agreement) entered into or to be entered into between the Company and a Shareholder or any of such Shareholder’s Affiliates, with respect to any such agreement will be unanimously approved by the Board.  The Directors appointed by each Shareholder will have the right to participate in any negotiation and discussion on the merits and/or the terms of any such proposed transactions.

15.3.                     Waiver and Non-Exclusion of Remedies.  A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy will not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies.  To be effective any waiver must be in writing.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.

15.4.                     Notices.

15.4.1.           Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement will be in writing, will refer specifically to this Agreement and will be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 15.4.2 or to such other address as the Party to whom notice is to be given may have provided to the other Parties in accordance with this Section 15.4.1.  Such Notice will be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second (2) Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  This Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

15.4.2.           Address for Notice.

Company:

Nutrition Science Partners Limited

22nd Floor, Hutchison House

10 Harcourt Road, Hong Kong

Attn:  The General Manager

Fax:  +852 2128 1778

With a copy to:

The Finance Director

c/o Nestlé Health Science S.A. Avenue Nestlé 55

1800 Vevey

Switzerland

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Attn:  President and Chief Executive Officer

Hutchison:

Hutchison MediPharma (Hong Kong) Limited

21/F Hutchison House

10 Harcourt Road

Central

Hong Kong

Attn:  Chief Executive Officer

With a copy to:

Hutchison Whampoa Limited

22/F Hutchison House

10 Harcourt Road

Central

Hong Kong

Attn:  Head Group General Counsel & Company Secretary

Fax:  +852 2128 1778

Nestlé:

Nestlé Health Science S.A. Avenue Nestlé 55

1800 Vevey

Switzerland

Attn:  President and Chief Executive Officer

With a copy to:

Nestlé Health Science S.A. Avenue Nestlé 55

1800 Vevey

Switzerland

Attn:  General Counsel

Guarantor:

Hutchison China MediTech Limited

PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman

Islands

Attn:  Chief Executive Officer

Fax:  +852 2128 1778

With a copy to:

Hutchison Whampoa Limited

22/F Hutchison House

10 Harcourt Road

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Central

Hong Kong

Attn:  Head Group General Counsel & Company Secretary

Fax:  +852 2128 1778

15.5.                     Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement.  This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof.  Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement.  Nothing in this Agreement is intended to limit or exclude any liability for fraud.  All Schedules or Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement.  In the event of any inconsistency between any such Schedules or Exhibits and this Agreement, the terms of this Agreement will govern.

15.6.                     Conflict with Articles of Incorporation.  The Parties acknowledge that the Articles of Incorporation of Company have not been amended as at the Effective Date and in the event of any inconsistency between the terms of this Agreement and the Articles of Incorporation of the Company, the terms of this Agreement will prevail.

15.7.                     Amendment.  Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of Nestlé, Hutchison, the Guarantor and the Company.

15.8.                     Assignability.  This Agreement and each and every covenant, term and condition hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any rights or obligations hereunder may be assigned, delegated or transferred, directly or indirectly, by a Party to any Third Party without the prior written consent of the other Party other than, and to the extent, of a Transfer of Shares to an Affiliate in accordance with Section 6.7.  Any attempted assignment or delegation in violation of this Section 15.8 will be void.

15.9.                     No Benefit to Others.  The provisions of this Agreement are for the sole benefit of the Parties and their Affiliates, successors and permitted assigns, and they will not be construed as conferring any rights in any other Persons except as otherwise expressly provided in this Agreement.  A Person who is not a Party will have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms of this Agreement.

15.10.              Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will be deemed to constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission will be as effective as an original executed signature page.

15.11.              Severability.  To the fullest extent permitted by Applicable Laws, the Parties waive any provision of law that would render any provision in this Agreement invalid,

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

illegal or unenforceable in any respect.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and will not form part of this Agreement.  To the fullest extent permitted by Applicable Laws and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement will remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Laws and achieves, as nearly as possible, the original intention of the Parties.

15.12.              Further Assurance.  Each Party will perform all further acts and things and execute and deliver such further documents as may be reasonably necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

15.13.              Publicity.  Notwithstanding Section 12.6, it is understood that the Parties will issue a press release announcing the execution of this Agreement in a form reasonably agreed between Nestlé and Hutchison.  The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any subsequent press releases relating to the Agreement or the activity hereunder prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases, and that any Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with Applicable Laws or for appropriate market disclosure or which are consistent with information disclosed in prior releases properly made hereunder.

15.14.              English Language.  This Agreement is written and executed in the English language.  Any translation into any other language will not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version will prevail.  English will be the official language of this Agreement and all communications between the Parties will be conducted in that language.

15.15.              Construction.  Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The headings of this Agreement and any descriptions of Schedules and Exhibits or descriptions of cross references are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement.  The terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation.”

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this has been duly executed by authorized representatives of the Parties on the first date first written above.

For and on behalf of	)	For and on behalf of	)
Hutchison MediPharma (Hong	)	Nestlé Health Science S.A.	)
Kong) Limited	))

/s/ Christian Hogg		/s/ Luis Cantarell
Name: Christian Hogg		Name: Luis Cantarell
Title: Director		Title: President and Chief Executive Officer

For and on behalf of	)	For and on behalf of	)
Nutrition Science Partners	)	Nestlé Health Science S.A.	)
Limited	))
in the presence of:	)	in the presence of:	)

/s/ Christian Hogg		/s/ Christian Hogg
Name: Christian Hogg		Name: Christian Hogg
Title: Director		Title: Director

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

EXECUTION COPY

Schedule 1.2

Acquired Patent Rights

	COUNTRY	APPLICATION / PUBLICATION NO.	FILING DATE	STATUS	TITLE
1	[**]	[**]	[**]	[**]	[**]
2	[**]	[**]	[**]	[**]	[**]
3	[**]	[**]	[**]	[**]
4	[**]	[**]	[**]	[**]
5	[**]	[**]	[**]	[**]
6	[**]	[**]	[**]	[**]
7	[**]	[**]	[**]	[**]
8	[**]	[**]	[**]	[**]
9	[**]	[**]	[**]	[**]
10	[**]	[**]	[**]	[**]
11	[**]	[**]	[**]	[**]
12	[**]	[**]	[**]	[**]
13	[**]	[**]	[**]	[**]	[**]
14	[**]	[**]	[**]	[**]
15	[**]	[**]	[**]	[**]
16	[**]	[**]	[**]	[**]
17	[**]	[**]	[**]	[**]	[**]
18	[**]	[**]	[**]	[**]
19	[**]	[**]	[**]	[**]
20	[**]	[**]	[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

21	[**]	[**]	[**]	[**]
22	[**]	[**]	[**]	[**]
23	[**]	[**]	[**]	[**]
24	[**]	[**]	[**]	[**]
25	[**]	[**]	[**]	[**]
26	[**]	[**]	[**]	[**]
27	[**]	[**]	[**]	[**]
28	[**]	[**]	[**]	[**]
29	[**]	[**]	[**]	[**]
30	[**]	[**]	[**]	[**]
31	[**]	[**]	[**]	[**]
32	[**]	[**]	[**]	[**]
33	[**]	[**]	[**]	[**]
34	[**]	[**]	[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.33

Deed of Adherence

THIS DEED is made on [•]

BETWEEN:

(1)                                 [•] (“Transferor”); and

(2)                                 [•] (“New Party”)

WHEREAS:

(A)                               The New Party has agreed to acquire [•] Shares representing the Transferors’ complete holding in Nutrition Science Partners Limited from the Transferor (the “Acquired Interest”).

(B)                               The New Party will adhere to an agreement entitled “Joint Venture Agreement” dated [•] and made between Hutchison MediPharma (Hong Kong) Limited, Nestlé Health Science S.A., Nutrition Science Partners Limited and Hutchison China MediTech Limited (the “Joint Venture Agreement”) by which the Parties agreed provisions relating to the ownership of the Company and the conduct of its business.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED:

1.                                      DEFINITIONS AND INTERPRETATIONS

1.1                               Definitions

In this Deed, unless the subject or context otherwise requires, words defined in the Joint Venture Agreement will have the same meanings when used herein.

1.2                               Interpretation

The provisions of Section 15.15 of the Joint Venture Agreement will apply to this Deed mutatis mutandis unless otherwise defined in this Deed.

1.3                               Headings

Headings will be ignored in the construction of this Deed.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

2.                                      REPRESENTATIONS AND WARRANTIES

The New Party represents and warrants to (a) the Transferor and (b) each Party to the Joint Venture Agreement, including any Person who is a Party to the Joint Venture Agreement pursuant to the execution of a Deed of Adherence (to the extent such party has not transferred all of its Shares to another Person) (the “Existing Parties”) as follows:

2.1                               Status

It is a company duly established and existing under the laws of the jurisdiction stated on page 1 of this Deed and has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct.

2.2                               Powers

It has the power (a) to enter into, exercise its rights and perform and comply with its obligations under this Deed and (b) to act as a Shareholder of the Company.

2.3                               Authorisation and Consents

All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Joint Venture Agreement are valid, legally binding and enforceable and (b) to make this Deed and the Joint Venture Agreement admissible in evidence in the courts of the jurisdiction in which it is incorporated have been taken, fulfilled and done.

2.4                               Non-Violation of Laws etc.

Its entry into, exercise of its respective rights and/or performance of or compliance with its respective obligations under this Deed and the Joint Venture Agreement and the purchase of the Acquired Interests do not and will not violate or exceed any restriction imposed by (a) any Applicable Laws binding on it to which it is subject or (b) its memorandum and articles of association or equivalent constitutional documents.

2.5                               Obligations Binding

Its obligations under this Deed and the Joint Venture Agreement are valid, binding and enforceable.

2.6                               Non-Violation of Other Agreements

Its entry into, exercise of its rights and/or performance of or compliance with its respective obligations under this Deed and the Joint Venture Agreement and the purchase of the Acquired Interests do not and will not violate any agreement to which it is bound.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

3.                                      UNDERTAKINGS OF THE NEW PARTY

The New Party confirms that it has been supplied with a copy of the Joint Venture Agreement and undertakes to the Transferor and each of the Existing Parties that it will:

(a)                                 with effect from the time of completion of the Transfer of the Acquired Interests to it (the “Transfer Date”), assume, perform and comply with each of the obligations of the Transferor under the Joint Venture Agreement to the extent of the Acquired Interest as if it had been a party to the Joint Venture Agreement at the date of execution thereof; and

(b)                                 as soon as possible and in any event no later than five (5) Business Days of the Transfer Date (i) notify the Existing Parties of the completion of the Transfer of the Acquired Interests to it and (ii) provide a copy of this Deed duly executed by the New Party and the Transferor to each of the Existing Parties.

Nothing in this Deed shall release the Transferor from any liability in respect of any obligations under the Joint Venture Agreement due to be performed prior to the Effective Date.

4.                                      NOTICES

The address and facsimile number designated by the New Party for the purposes of Section 15.4 (Notices) of the Joint Venture Agreement are:

Address:	[•]

Fax:	[•]

For the attention of:	[•]

5.                                      ASSIGNMENT AND TRANSFER

The parties hereto hereby acknowledge and agree that, save as provided in the Joint Venture Agreement, neither party will have any right to assign, transfer or in any way dispose of the benefit (or any part thereof) or the burden (or any part thereof) of this Deed without the prior written consent of the other party.

6.                                      THIRD PARTY RIGHTS

No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999, by a Person who is not a party to this Deed, save for any of the Existing Parties who is not a party to this Deed.

7.                                      GENERAL PROVISIONS

The provisions of ARTICLE XII and Sections 15.1, 15.4, 15.7, 15.9, 15.10, and 15.11 of the Joint Venture Agreement will apply mutatis mutandis to this Deed as if expressly set out herein.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this deed has been duly executed by authorized representatives of the Parties and is intended to be and hereby is delivered on the date first written above.

[The common seal of [NAME OF COMPANY]	)
was affixed in the presence of:	)
)

Director

Director/Secretary]

and/or

[Executed as a deed by [NAME OF COMPANY]	)
acting by:	)
)

Director

Director/Secretary]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.44

Fair Market Price Calculation

1.                                      Definition of Fair Market Value

1.1                               “Fair Market Value” means the fair market value of the Shares (expressed as an amount in US Dollars per Share) based on the value of the Company (including all assets, liabilities and shareholder loans) calculated using a discounted cash flow (DCF) basis as the primary approach to be validated by an EBITDA valuation multiple of market comparables and based on the following assumptions:

1.1.1                     on the basis of a sale and purchase between a willing seller and willing buyer made on commercial terms and on an arm’s length basis;

1.1.2                     the Fair Market Value will be determined as at the date both initial agreed valuers have been appointed; and

1.1.3                     shareholder loans (other than short term shareholder loans) will be treated as share capital in the valuation of the Company provided that such shareholder loans have been granted by both Shareholders or their respective Affiliates in accordance with their Ownership Percentages.

1.2                               When determining the Fair Market Value as calculated in accordance with the above principles, the below assumptions will apply:

1.2.1                     that all Shares are capable of transfer without restrictions with all rights and privileges attaching thereto and free from all encumbrances; and

1.2.2                     that no additional or reduced value is attached to any contractual rights provided for in this Agreement or whether the Shares attract a premium or discount by virtue of them representing a majority or minority shareholding interest respectively.

2.                                      Determination of Fair Market Value

2.1                               Each of Nestlé and Hutchison will appoint one (1) investment bank or accounting firm of international repute with expertise in valuing companies with similar businesses as the business of the Company and the ability to perform a valuation of the Company (each, an “Initial Agreed Valuer”).

2.2                               The two Initial Agreed Valuers will be each instructed independently to determine the Fair Market Value within [**] days of their appointment and will each deliver their respective reports simultaneously to the other Shareholder and the Board.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

2.3                               In the event that the lower valuation provided by the two Initial Agreed Valuers differs by more than [**] from the higher valuation (a “Material Discrepancy”), unless the Shareholders agree otherwise, a third valuation will be performed by an investment bank or accounting firm of international repute with expertise in valuing businesses similar to the business of the Company and the ability to perform a valuation of the Company, appointed either:

2.3.1                     by the mutual agreement of the Shareholders; or

2.3.2                     where the Shareholders cannot agree, by mutual agreement of the two Initial Agreed Valuers,

(the “Third Valuer”; the “Third Valuation”).

2.4                               Where an Initial Agreed Valuer or the Third Valuer submits a range as a valuation, the median of that range will be deemed to be the valuation submitted by such Initial Agreed Valuer or Third Valuer.  For the avoidance of doubt, all comparisons of valuations will be made by comparing the absolute dollar terms given for each valuation.

2.5                               Unless there is a Material Discrepancy, the arithmetic mean of the amounts determined by the two Initial Agreed Valuers will be the Fair Market Value.

2.6                               Where a Third Valuer is appointed, the Fair Market Value will be the average of the two valuations which are closest together or, where the greatest and the smallest valuations are equidistant with regards to the average estimate, the midpoint between such valuations.

2.7                               The Fair Market Value established under this Schedule 1.44 will be final and binding on, and cannot be appealed by, any Party.

2.8                               The costs of undertaking the determination of Fair Market Value in accordance with this Schedule 1.44 will be shared equally by the Shareholders.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.52

[**]

Introduction

[**].

Production & Processing

[**].

Mechanism of Action

[**]

Overview

[**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.53

HMPL-004 Warranties

a.                                      The Company is the sole and exclusive owner of, and has the sole right, title and interest in and to, the Acquired Technology, in each case free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien, lease, sublease, option, or charge of any kind, limitations on transfer or any subordination arrangement in favor of a Third Party;

b.                                      The Acquired Technology comprises all of the Intellectual Property Rights forming HMPL-004 and all of the Intellectual Property Rights Controlled by the Company, its Affiliates, consultants and contractors that is necessary or useful for the use, the Development or Commercialization of HMPL-004 or the Products;

c.                                       All of the Acquired Patent Rights are in force or pending and have not been abandoned as of the Effective Date, and all such Acquired Patent Rights are valid and enforceable without any claims, challenges, oppositions, interference or other proceedings pending or, to the knowledge of the Company, Hutchison and their Affiliates and the key employees and consultants involved in the Development of HMPL-004, threatened and the Company, Hutchison or their Affiliates have filed and prosecuted patent applications within the Acquired Patent Rights in good faith and complied with all duties of disclosure with respect thereto, and neither the Company or Hutchison have and their Affiliates have not initiated or been involved in any proceedings or claims in which it alleges that any Third Party is or was infringing or misappropriating any Acquired Technology, nor have any such proceedings been threatened by the Company, Hutchison or an Affiliate, nor does the Company, Hutchison or an Affiliate know of any valid basis for any such proceedings;

d.                                      The Company has the right to use and disclose (in each case under appropriate conditions of confidentiality) the Acquired Know-How free from encumbrances;

e.                                       To the knowledge of the Company, Hutchison, their Affiliates and the key employees and consultants involved in the Development of HMPL-004, the Development of HMPL-004 and/or the Products, in the form in which it is being Developed by the Company, Hutchison or their Affiliates as of the Effective Date, does not infringe or misappropriate any Patent Rights of a Third Party;

f.                                        No Third Party has challenged or has threatened in writing to challenge the extent, validity or enforceability of the patents encompassed within the Acquired Technology (including, by way of example, through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the US Patent and Trademark Office or any analogous foreign entity), and all application, registration, maintenance and renewal fees in respect of the Acquired Patent Rights have been paid and all documents and certificates required to be filed with the relevant agencies for the purpose of maintaining such Acquired Patent Rights have been filed;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

g.                                       There are no claims, judgments or settlements pending against the Company, Hutchison or their Affiliates with respect to any Acquired Technology, and neither the Company or Hutchison have, and their Affiliates have not, received notice that any such claims, judgments or settlements are threatened or of any infringement or misappropriation by the Company, Hutchison or an Affiliate of Hutchison or the Company of the Intellectual Property Rights including Patent Rights of a Third Party;

h.                                      None of the Company, Hutchison or their Affiliates have granted any Third Party, including any academic organization or agency, any rights to the Acquired Technology, HMPL-004 or the Products, or any other rights that would otherwise interfere or be inconsistent with the Company’s rights hereunder, and there are no agreements or arrangements to which the Company, Hutchison or any of their Affiliates is a party relating to the Products, HMPL-004, the Acquired Patent Rights, or the Acquired Know- How that would limit the rights granted to the Company or that restrict or will result in a restriction on the Company’s ability to Develop, register, use, manufacture or Commercialize HMPL-004 or the Products;

i.                                          No officer or employee of the Company, Hutchison or an Affiliate is subject to any agreement with any other Third Party which requires such officer or employee to assign any interest in any Acquired Technology relating to HMPL-004 or the Products to any Third Party;

j.                                         All of Hutchison’s and their Affiliates, employees, officers, and consultants who have been involved with the Acquired Technology have executed agreements or have existing obligations under Applicable Laws requiring assignment to the Company of all inventions made during the course of and as the result of their association with the Company, Hutchison or an Affiliate and obligating the individual to maintain as confidential Hutchison’s Confidential Information as well as Confidential Information of other parties (including Nestlé and its Affiliates) which such individual may receive, to the extent required to support the Company’s or Hutchison’s obligations under this Agreement and all inventions relevant to the rights granted to the Company under this Agreement have been duly transferred to the Company in accordance with such agreements or existing obligations and Applicable Laws or Hutchison has entered into binding agreements within the Company permitting such a transfer;

k.                                      The Company, Hutchison and their Affiliates have taken all reasonable precautions to preserve the confidentiality of the Acquired Know-How;

l.                                          None of the Company, Hutchison or their Affiliates have committed any act, or omitted to commit any act, that may cause the Acquired Patent Rights to expire prematurely or be declared invalid or unenforceable;

m.                                  None of the Company, Hutchison or their Affiliates have entered into a government funding relationship that would result in rights to HMPL-004 or any Product residing with any Third Party, including in the US Government, National Institutes of Health, National Institute for Drug Abuse or other agency, and the licenses granted hereunder are not subject to overriding obligations to the US Government as set forth in Public Law 96-

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

517 (35 U.S.C. 200-204), as amended, or any similar obligations under the laws of any other country;

n.                                      None of the Company, Hutchison nor any employee, agent or subcontractor of the Company, Hutchison or their Affiliates involved in the Development of HMPL-004 or the Products has been debarred under subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a); and

o.                                      The Company, Hutchison and their Affiliates are in compliance, and have at all times complied, with all Applicable Laws relating to the Acquired Technology, including Applicable Laws relating to export restrictions and controls and biodiversity (including the 1992 United Nations Convention on Biological Diversity and the 2011 Nagoya Protocol on Access to Genetic Resources and the Fair and Equitable Sharing of Benefits Arising from their Utilization).

p.                                      Each of the warranties will be separate and independent and (unless expressly provided otherwise) will not be limited by reference to any other warranty or by anything in this Agreement.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.64

Initial Budget

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2.1

Part 1
Hutchison’s Obligations on Completion

On or before the Completion Date, Hutchison will:

1.                                      Procure that shareholders’ resolutions of the Company are held at which:

1.1                               Ernst & Young (or such other auditor as agreed between the Shareholders) will be appointed as auditors of the Company; and

1.2                               the capital of the Company is increased from ten thousand Hong Kong dollars (HK$10,000) divided into ten thousand (10,000) Shares of one Hong Kong dollar (HK$1) each to twenty thousand Hong Kong dollars (HK$20,000) divided into twenty thousand (20,000) Shares of one Hong Kong dollar (HK$1) each.

2.                                      Procure that Board resolutions of the Company are passed pursuant to which:

2.1                               the Directors will allot and issue ten thousand (10,000) Shares credited as fully paid to Nestlé, in consideration for the payment of the Subscription Price;

2.2                               it will be resolved to enter Nestlé in the register of members as holder of ten thousand (10,000) Shares and to issue a share certificate to Nestlé in respect of such Shares;

2.3                               the Initial Development Plan will be adopted;

2.4                               the Initial Budget will be adopted;

2.5                               [**] will be appointed as Directors;

2.6                               the Directors are authorised to allot and issue ten thousand (10,000) Shares to Nestlé credited as fully paid; and

2.7                               Ancillary Agreements and the Option Agreement in the agreed terms will be approved and entered into by the Company and delivered to the Shareholders.

3.                                      Waive, or agree to procure the waiver of, any rights or restrictions which may exist in the Articles of Incorporation of the Company or otherwise which might prevent the allotment and issue of the Shares in accordance with this Schedule.

4.                                      Deliver to Nestlé and to the Company executed counterpart originals of the Option Agreement and each Ancillary Agreement.

5.                                      Procure that the Company delivers to Nestlé and to Hutchison executed counterpart originals of the Option Agreement and each Ancillary Agreement.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Part 2

Nestlé’s Obligations on Completion

On the Completion Date, Nestlé will:

1.                                      Procure that counterpart originals of the following agreements are executed and delivered to the Company:

1.1                               Nestlé Services Agreement

1.2                               Option Agreement

2.                                      Procure that the Company delivers to Nestlé and to Hutchison executed counterpart originals of the Option Agreement and each Ancillary Agreement.

3.                                      In consideration for Shares in the Company and the injection by Hutchison and/or its Affiliates to the Company of the Hutchison Business by (i) the granting of exclusive rights over the Hutchison Library and Hutchison Botanical R&D Platform in the Research Field pursuant to the Research and Development Collaboration Agreement and (ii) the Company owning the Intellectual Property relating to HMPL-004, subscribe unconditionally for ten thousand (10,000) Shares and pay the Subscription Price to the Company by electronic transfer in immediately available cleared funds.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 3.2.2

Matters Managed by the Product Development Subcommittee

All decisions involving the development strategy of the Company including, without limitation:

1.                                      Preparing a draft of the Development Plan and/or any amendments or updates thereto, for adoption by the Board;

2.                                      Preparing a draft of the Development Budget and/or any amendments or updates thereto, for adoption by the Board;

3.                                      Reviewing additional potential Development project(s), including a new Product, introduced by a Shareholder as a Third Party;

4.                                      Preparing and reviewing all drug candidate selection decisions;

5.                                      Preparing all decisions related to the progression of a Product to the next stage of Clinical Trials;

6.                                      Reviewing and making recommendations for the discontinuation of the Development of a Product; and

7.                                      Broadening and/or changing indications for Products.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 7.32

Board Approval Matters

1.                                      Deciding on any matters set out in Schedule 3.2.2 upon recommendation of the Product Development Subcommittee;

2.                                      Deciding on any matters on which the Product Development Subcommittee cannot agree;

3.                                      Deciding on any matters on which the Research Collaboration Subcommittee (as detailed in the Research and Development Collaboration Agreement) cannot agree;

4.                                      Deciding on any matters on which the IPR Subcommittee cannot agree;

5.                                      Setting overall objectives and strategic plans related to the JV Activities (including the scope and location of such JV Activities) and the Company’s business and investments;

6.                                      Reviewing and changing the scope or location of the JV Activities and/or any variants to and/or termination of any Ancillary Agreements, the Option Agreement or any License Agreement;

7.                                      Reviewing and approving, as applicable, the Development Plan (including the budgets therein and the Research Plan), and any amendments or revisions thereto (including the frequency of amendments to the Development Plan);

8.                                      Reviewing and approving as applicable, the Budget and the Development Budget and any amendments or revisions thereto;

9.                                      Monitoring the Company’s performance against the then-current Development Plan and plans for the Manufacture and Commercialization of Products;

10.                               Developing and reviewing the Intellectual Property and litigation strategy for the Company;

11.                               Evaluating all material potential transactions for the Company and determining whether, and on what terms, such transaction will be pursued;

12.                               Subject to Applicable Laws and as authorized by the shareholders’ meeting, allotting new Shares of the Company and the admission of new holders of Shares of the Company;

13.                               The declaration of dividends, if any, to the holders of Shares of the Company;

14.                               Deciding to proceed with new or additional Research or Development with respect to existing Products or potential Products;

15.                               Deciding the terms of any licensing of any Products or Intellectual Property Rights to any Shareholders and/or to any Third Party;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

16.                               Deciding whether the Company should use any tradenames in connection with its activities;

17.                               Reviewing and deciding on any terminations of product development recommended by the Product Development Subcommittee;

18.                               Evaluating and deciding on any additional funding (including the form of the funding) required by the Company;

19.                               Subject to the terms of this Agreement, determining the price to be paid for any newly issued Shares or Share Equivalents;

20.                               Determining the powers, duties and remuneration of the General Manager and the Finance Director;

21.                               Deciding whether to enforce any Ancillary Agreement, the Option Agreement, any License Agreement or any other obligations owed to the Company;

22.                               Reviewing and approving as applicable, the Research Plan and any amendments or revisions thereto;

23.                               Reviewing and approving (i) the annual budget detailing the projected costs for a Calendar Year of the Company, and (ii) the [**] years rolling strategic budget under the Research and Development Collaboration Agreement, as updated and amended from time to time and any amendments or revisions thereto;

24.                               Approving any reasonable out-of-pocket costs (including supplies, materials and costs to be incurred by Hutchison or Nestlé to any Third Party) incurred by Hutchison or Nestlé in excess of the costs budgeted in the applicable budget under the Research and Development Collaboration Agreement in connection with performing the activities under the Research and Development Collaboration Agreement; and

25.                               Determining and approving the Research Field and any amendments thereto; and

26.                               Such other responsibilities as may be assigned to the Board pursuant to this Agreement or as may be agreed upon by the Shareholders from time to time.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 7.6.1

Unresolved Matters for Deadlock

Any matter for which, if no actions were taken, there would be a significant detrimental impact on the operations of the Company or Commercialization of any Product including, without limitation, approval of the Budget and the Development Budget.

The unresolved matters under this Schedule will not include any matters referenced to in Section 3.2.5(iv) on which the Board cannot reach agreement.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 7.6.5

Buy/Sell Procedure

1.                                      Either Shareholder (the “Triggering Shareholder”) may serve notice in writing (a “Shoot-Out Notice”) on the other Shareholder (the “Receiving Shareholder”) offering to purchase (or procure the purchase of) all of the Shares held by the Receiving Shareholder, together with its Affiliates (if any), with full title, free from all encumbrances and together with all rights attaching to them, at a price stated in the Shoot-Out Notice for such Shares (the “Shoot-out Price”).

2.                                      A Shoot-Out Notice may not be revoked.

3.                                      If both Shareholders serve a Shoot-Out Notice pursuant to Section 7.6.5 and this Schedule 7.6.5, the first Shoot-Out Notice served under the terms of Section 15.4 (Notices) will be the Shoot-Out Notice for the purposes of this Schedule 7.6.5 and the other notice will be of no effect.

4.                                      Within twenty (20) Business Days of the service of the Shoot-Out Notice, the Receiving Shareholder may serve a notice in writing (a “Response Notice”) on the Triggering Shareholder specifying whether the Receiving Shareholder elects:

4.1                               to sell (or procure the sale of) all of the Shares which it holds itself, together with its Affiliates (if any), to the Triggering Shareholder at the Shoot-Out Price; or

4.2                               to reject the Shoot-Out Notice and notify the Triggering Shareholder instead that the Receiving Shareholder wishes to purchase (or procure the purchase of) all of the Shares held by the Triggering Shareholder, together with its Affiliates (if any), at the Shoot-Out Price.

5.                                      If a Response Notice is not served within twenty (20) Business Days of the service of the Shoot-Out Notice, the Receiving Shareholder will be deemed to have elected to sell (or procure the sale of) all of the Shares held by the Receiving Shareholder, together with its Affiliates (if any), to the Triggering Shareholder at the Shoot-Out Price.

6.                                      The Response Notice will set out the time for completion of the sale and purchase of the relevant Shares which will not be less than two (2) nor more than five (5) Business Days after the date of the Response Notice, save that where no Response Notice is served within the time period of twenty (20) Business Days specified in Section 7.6.5, completion of the sale and purchase of such Shares will take place at the latest within five (5) Business Days of the expiry of that time period.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 8.1

Matters Requiring Resolution of the General Meeting of Shareholders

1.                                      Amendment of the Articles of Incorporation;

2.                                      Any change of name of the Company;

3.                                      Issuance of any Shares, Share Equivalents or other equity or equity-linked securities of the Company to a new Third Party investor without giving the existing Shareholders preemptive subscription rights in proportion to their respective Shareholdings, other than for share options or grants to employees;

4.                                      Any material reorganization or change (including cessation) to the nature or scope of the business of the Company, but excluding any such change resulting from the use or development of its existing assets;

5.                                      Any merger, joint venture involving a transfer or license of Intellectual Property by the Company, profit and/or loss sharing partnership, spin-off or any other kind of corporate reorganization involving the Company;

6.                                      Acquisition of assets or equity investment in another Person (including joint ventures) in excess of [**] or its equivalent in any single transaction or series of related transactions;

7.                                      Sale, assignment, exchange, transfer or other disposition of any assets of the Company with a book value or market value exceeding [**] or its equivalent in any single transaction or series of related transactions;

8.                                      Sale, assignment, transfer or other disposition of all or substantially all of the Intellectual Property Rights and other assets for any Product;

9.                                      Taking or instituting any proceeding for voluntary winding-up, dissolution or liquidation of the Company or any Person controlled (as such term is used in Section 1.4) by the Company;

10.                               Redemption, retirement or repurchase of any Shares, Share Equivalents or other equity or equity-linked securities of the Company;

11.                               Approval of the amount of dividends available for distribution;

12.                               Altering the fiscal year or material accounting policies or practices of the Company or changing the external auditors of the Company; and

13.                               Any other matters reserved to the general meeting of Shareholders by Applicable Laws.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A

Initial Development Plan for HMPL-004 and Prioritization of CMC Issues

[**]

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

EXECUTION COPY

List of CMC Issues to be addressed for HMPL-004

Key Chemistry, Manufacturing & Control (“CMC”) issues to be addressed for the HMPL-004 project are prioritized as follows:

1) [**]

2) [**]

Note:  Refer to the audit report from September 2012 prepared by PAREXEL International for detailed descriptions of the audit findings including additional activities that need to be completed prior to NDA submission.

Article I.               [**]

Priority	Audit Finding	Est. Completion Time
1	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Priority	Audit Finding	Est. Completion Time
1	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
2	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B

Option Agreement

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

EXECUTION COPY

EXHIBIT B

OPTION AGREEMENT

BY AND AMONG

NUTRITION SCIENCE PARTNERS LIMITED

AND

NESTLÉ HEALTH SCIENCE S.A.

[DATE]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedules, Exhibits And Appendices

Schedule 1.18	Interim Criteria

Schedule 1.39	UC Phase 3 First Induction Study Milestone Criteria

Exhibit A	US/Canada License

Exhibit B	Europe License

Appendix A	Option Exercise Notice

Appendix B	Independent Expert Appointment Procedure

Appendix C	Disclosures

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is entered into as a deed as of the [•] day of [MONTH] 201[•] (the “Effective Date”) by and between:

(1)                                 Nutrition Science Partners Limited, a limited company organized and existing under the laws of Hong Kong with its principal offices at 22/F Hutchison House, 10 Harcourt Road, Central, Hong Kong (the “Company”); and

(2)                                 Nestlé Health Science S.A., a company organized and existing under the laws of Switzerland with its principal offices at Rue des Remparts 2, 1095 Lutry, Switzerland (“Nestlé”).

The Company and Nestlé are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

WITNESSETH:

WHEREAS, pursuant to a Joint Venture Agreement dated [•] November 2012 (the “JV Agreement”), Hutchison MediPharma (Hong Kong) Limited, a limited company organized and existing under the laws of Hong Kong (“Hutchison”) and Nestlé agreed to form a joint venture, in part for the purpose of the discovery, development, registration, manufacture and commercialization of Products in the Field subject to applicable anti-trust clearance (the “Joint Venture”);

WHEREAS, in connection with the Joint Venture, the Company desires to grant to Nestlé, and Nestlé desires to receive, exclusive options to obtain exclusive royalty-bearing licenses to Commercialize Products in the Field in certain territories, on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.
DEFINITIONS

The terms defined in this Article will have the meanings ascribed to them herein whenever they are used in the Agreement, unless otherwise clearly indicated by the context.  Any capitalized terms used in this Agreement and not defined in this Agreement will have the meaning ascribed to them in the JV Agreement.

1.1.         “Agreement” will have the meaning set forth in the introduction.

1.2.         “Board” means the board of directors of the Company.

1.3.         “Commercialization” means any and all activities of using, importing, exporting, marketing, promoting, distributing, offering for sale or selling a Product including pre-

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

commercial launch market development activities conducted in anticipation of Regulatory Approval of a Product, seeking pricing and reimbursement approvals for a Product, if applicable, preparing advertising and promotional materials, sales force training, all interactions and correspondence with a Regulatory Authority regarding Post-Approval Clinical Trials, all activities required to fulfill ongoing regulatory obligations, including adverse event reporting and all activities relating to the licensing of a Product (including sourcing and negotiations with potential licensees).  When used as a verb, “Commercialize” means to engage in Commercialization.

1.4.         “Company” will have the meaning set forth in the introduction.

1.5.         “Company Know-How” means, with respect to an Option granted under this Agreement, any Information that is necessary or useful for the development, use or sale of HMPL-004 or any Product.

1.6.         “Company Patent Rights” means, with respect to an Option granted under this Agreement, any Patent Right that is necessary or useful for the development, use or sale of HMPL-004 or any Product.

1.7.         “Company Technology” means collectively, the Company Know-How and Company Patent Rights.

1.8.         “Development” means pre-clinical and clinical activities performed by or on behalf of the Company with respect to Products in an indication in the Field for the purpose of obtaining and maintaining Regulatory Approval with respect to such indication in such jurisdiction and activities performed by or on behalf of the Company with respect to Products destined as medical food products.  Development will include, without limitation, all activities related to discovery, research, pre-clinical testing, test method development and stability testing, toxicology, formulation, Clinical Trials, seeking Regulatory Approval and otherwise handling regulatory affairs, statistical analysis, report writing performed pursuant to the Development Plan with respect to Products.  Notwithstanding anything to the contrary in this Agreement, Development will not include Manufacturing or Commercialization.  When used as a verb, “Develop” means to engage in Development.

1.9.         “Effective Date” will have the meaning set forth in the introduction to this Agreement.

1.10.       “Europe” means Austria, Andorra, Belarus, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Monaco, Netherlands, Norway, Poland, Portugal, Romania, Russia, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, the United Kingdom and Vatican City.

1.11.       “Europe License” will have the meaning set forth in Section 2.2.1.

1.12.       “Europe License Agreement” means the agreement, in the form set forth in Exhibit B, setting out in writing the terms of the Europe License.

1.13.       “Europe Option” will have the meaning set forth in Section 2.2.1.

1.14.       “Field” means any and all uses, including without limitation the treatment, prevention or diagnosis of gastrointestinal diseases, disorders or conditions in humans.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.15.       “Generic Product” means, on a country-by-country basis and Product-by-Product basis, a product [**].

1.16.       “Independent Expert Appointment Procedure” means the procedure set out in Appendix B for the appointment of an independent Third Party expert.

1.17.       “Information” means any data, results, technology or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical and clinical test data and data resulting from non-clinical studies), chemistry, manufacturing and controls information, stability data and other study data and procedures.

1.18.       “Interim Criteria” will have the meaning set forth in Schedule 1.18.

1.19.       “JV Agreement” will have the meaning set forth in the recitals to this Agreement.

1.20.       “License” means each of the Europe License, the ROW License and the US/Canada License.

1.21.       “License Period” means, with respect to any of the Licenses, the period of time during which such License is in force.

1.22.       “Marketing Authorization” means with respect to a Product, the approval from the relevant Regulatory Authority, in a given country or region for the marketing and sale of such Product in such country or region (but excluding any pricing approvals for the sale of such pharmaceutical products).

1.23.       “Marketing Authorization Application” means an application to obtain a Marketing Authorization for a Product which is either (i) issued by the European Medicines Agency through the centralized filing procedures for the marketing and sale of such pharmaceutical product throughout the European Union or (ii) issued by the applicable local Regulatory Authority in two or more of the following countries:  the United Kingdom, France, Germany, Italy and Spain, through the decentralized filing procedures for the marketing and sale of such Product in such country; provided that such Marketing Authorization is for the particular indication or indications in humans for which such pharmaceutical product will be sold by the Company (or, as applicable, Nestlé, its Affiliates or sublicensees) in the relevant country.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.24.                     “Nestlé” will have the meaning set forth in the introduction to this Agreement.

1.25.                     “Net Sales” means, on a country-by-country and Product-by-Product basis, the gross amounts invoiced by Nestlé, its sublicensees or its Affiliates, as applicable, to Third Parties for sales of a Product in the Field in such country, less the following deductions to the extent included in the gross invoiced sales price for such Product or otherwise paid or incurred by Nestlé, its sublicensees or its Affiliates with respect to the sale of such Product in such country:

a)                                     [**]

b)                                     [**]

c)                                      [**]

d)                                     [**]

e)                                      [**]

f)                                       [**]

[**].

Notwithstanding the foregoing, in the event a Product is sold as a combination product that includes HMPL-004 and an active agent that is not HMPL-004 (such combination product, the “Combination Product”), Net Sales will be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the gross average invoice price of the Product during the relevant Calendar Quarter if sold separately in a country and B is the gross average invoice price of the other product(s) included in the Combination Product during the relevant Calendar Quarter if sold separately in such country.  In the event no such separate sales are made by Nestlé, its Affiliates or sublicensees in a country, Net Sales of the Combination Product will be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combination Product, which will be based upon the respective cost of goods sold of the active components of such Combination Product.

1.26.                     “Option” will mean any of the following:  (a) the US/Canada Option, (b) the Europe Option and (c) any ROW Country Option.

1.27.                     “Option Completion Date” will mean the 10th Business Day after (but not including) (a) the date on which the Option Exercise Notice in respect of the relevant Option was submitted to the Company, or (b) in respect of the US/Canada Option only and in the event the US/Canada Option has not already been exercised by Nestlé at such time, the date on which the Board delivers to Nestlé written confirmation of the achievement of the UC Phase 3 First Induction Study Milestone, or (c) in respect of the ROW Country Option only, the date on which the Parties have agreed the terms of the ROW License Agreement in respect of such country or countries in respect of which the ROW Country Option is being exercised, provided that, in each

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

case, the Option Completion Date will be extended to provide for the satisfaction of any applicable regulatory approvals (if any).

1.28.                     “Option Exercise Notice” will mean a written notice, substantially in the form set out in Appendix A, provided by Nestlé to the Company as notice of Nestlé’s exercise of an Option.

1.29.                     “Option License Agreement” means any of the Europe License, US/Canada License and ROW License upon the exercise of an Option by Nestlé hereunder.

1.30.                     “Option Period” will mean (a) with respect to the US/Canada Option, the period beginning on the Effective Date and ending on [**] and (b) with respect to the Europe Option and the ROW Country Option, the period beginning on the Effective Date and ending on [**].

1.31.                     “Party” or “Parties” will have the meaning set forth in the introduction to this Agreement.

1.32.                     “Products” means any pharmaceutical product, food supplement or medical food product in finished form that contains HMPL-004, either as the sole active ingredient or in combination with one or more other active ingredients, and all present and future formulations, dosages and dosage forms thereof.

1.33.                     “ROW” means all countries of the world other than the US, Canada and Europe (as defined in this Agreement).

1.34.                     “ROW Country Option” will have the meaning set forth in Section 2.3.1.

1.35.                     “ROW License” will have the meaning set forth in Section 2.3.1.

1.36.                     “ROW License Agreement” means the agreement to be negotiated between the Parties setting out in writing the terms of the ROW License for specific country or countries in a form, to the extent reasonably practicable, substantially similar to the US/Canada License Agreement and the Europe License Agreement.

1.37.                     “Term” will have the meaning set forth in Section 5.2.

1.38.                     “Third Party” means any Person other than Nestlé and its Affiliates and the Company and its Affiliates.

1.39.                     “UC Phase 3 First Induction Study Milestone” means the successful achievement of [**] as per the development criteria set forth in Schedule 1.39.

1.40.                     “US” means the United States of America.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.41.                     “US/Canada Interim Payment” will have the meaning set forth in Section 2.1.3.

1.42.                     “US/Canada License” will have the meaning set forth in Section 2.1.1.

1.43.                     “US/Canada License Agreement” means the agreement, in the form set forth in Exhibit A, setting out in writing the terms of the US/Canada License.

1.44.                     “US/Canada Option” will have the meaning set forth in Section 2.1.1.

1.45.                     “Withholding Taxes” will have the meaning set forth in Section 2.7.2(i).

ARTICLE II.
OPTIONS

2.1.                            US and Canada Option.

2.1.1                     General.  Subject to the terms of this Agreement, the Company hereby grants to Nestlé an exclusive option to obtain an exclusive royalty-bearing license under the Company Technology on the terms set out in the US/Canada License Agreement (the “US/Canada License”), to Commercialize Products in the Field in the US and Canada (the “US/Canada Option”).

2.1.2                     Exercise of Option.

(i)                                     Subject to the US/Canada Option not having been exercised pursuant to Section 2.1.3, Nestlé may exercise the US/Canada Option at any time during the Option Period for the US/Canada Option by providing the Company with a signed Option Exercise Notice to so exercise the US/Canada Option; provided that, regardless of delivery of such notice by Nestlé, such US/Canada Option will be deemed automatically exercised upon the Board delivering to Nestlé written confirmation of the successful achievement of the UC Phase 3 First Induction Study Milestone during the Option Period for the US/Canada Option.  In the event that the Company cannot reach a decision on whether the UC Phase 3 First Induction Study Milestone has been achieved, the Company may elect for such determination to be performed by an independent Third Party expert mutually appointed by the Parties in accordance with the Independent Expert Appointment Procedure.  If such independent Third Party expert determines that the UC Phase 3 First Induction Study Milestone has been achieved, such determination will be final and binding on the Company and Nestlé and Nestlé will be deemed to have exercised the US/Canada Option.  The costs of such independent Third Party expert will be borne by the Company.  As consideration for exercising the US/Canada Option pursuant to this Section 2.1.2 and the grant of the US/Canada License on the Option Completion Date for the US/Canada Option as set forth below,

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Nestlé will pay to the Company a one-time, non-refundable and non-creditable option exercise payment of [**] pursuant to Section 2.1.2(ii).

(ii)                                  On or before the Option Completion Date for the US/Canada Option, subject to, (i) there being no (a) material breach to the representations and warranties set out in the US/Canada License and Section 4.2, (b) material disclosures against such representations and warranties as set out in Appendix C (as updated) as the case may be, and/or (c) material disclosures against any representations and warranties set out in the US/Canada License Agreement, (ii) the performance of the obligations and grant of rights under the US/Canada License not being restricted or prohibited under any Applicable Laws (including any export controls) and/or (iii) clearance under any applicable anti-trust rules, Nestlé will pay to the Company the option exercise payment due pursuant to Section 2.1.2(i) and, simultaneously with such payment:

(A)                               the Company grants to Nestlé the US/Canada License; and

(B)                               the Parties undertake to execute the US/Canada License Agreement.

(iii)                               If (A) Nestlé has not delivered a signed Option Exercise Notice to exercise the US/Canada Option in writing by (and including) the last day of the Option Period for the US/Canada Option and the UC Phase 3 First Induction Study Milestone has not been achieved or (B) Nestlé does deliver a signed Option Exercise Notice to exercise the US/Canada Option and does not pay the applicable option exercise payment for the US/Canada Option to the Company by or on the Option Completion Date for the US/Canada Option (and has not remedied such failure to pay within [**] Business Days), then the US/Canada Option will expire and, as of such expiration, the Company will be under no further obligations to offer or grant Nestlé any rights hereunder or otherwise under the Company Technology to Commercialize Products in the Field in the US or Canada.

2.1.3                     Interim Analysis.

(i)	[**]

(ii)	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(iii)	[**]

	(A)	[**]

	(B)	[**]

(iv)	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

2.1.4                     Information regarding Product Development.  The Company will provide to Nestlé on a quarterly basis, a report detailing the progress of any Products in pre-clinical or clinical development by the Company.  Upon Nestlé’s request, the Company will promptly procure Nestlé with access to relevant premises, books, records (including raw data and any correspondence with any Regulatory Authority), databases, staff and consultants of the Company seconded to or working for the Company for the purposes of undertaking due diligence on Products in pre-clinical or clinical development by the Company and will provide copies of all agreements and other documents related to any Products that are material to the Development and Commercialization of the Products in the US and Canada.  All information disclosed to Nestlé pursuant to this Section 2.1.4 will be treated by Nestlé as the Company’s Confidential Information in accordance with the provisions of ARTICLE III of this Agreement.

2.1.5                     Company Undertaking.  The Company undertakes to Nestlé that all pre-clinical or clinical development by the Company relevant to the Development and Commercialization of the Products in the US and Canada have been and will be undertaken in facilities which have satisfied FDA requirements for such Development or Commercialization facilities and work.

2.2.                            Europe Option.

2.2.1                     General.  Subject to the terms of this Agreement, the Company hereby grants to Nestlé an exclusive option to obtain an exclusive royalty bearing license under the Company Technology on the terms set out in the Europe License Agreement (the “Europe License”), to Commercialize Products in the Field in Europe (the “Europe Option”).

2.2.2                     Exercise of Option.

(i)	[**].

(ii)	[**]

	(A)	[**]

	(B)	[**].

(iii)	[**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

2.2.3                     Information regarding Product Development.  The Company will provide to Nestlé on a quarterly basis, a report detailing the progress of any Products in pre-clinical or clinical development by the Company.  Upon Nestlé’s request, the Company will promptly procure Nestlé with access to relevant premises, books, records (including raw data and any correspondence with any Regulatory Authority), databases, staff and consultants of the Company, seconded to or working for the Company for the purposes of undertaking due diligence on Products in pre-clinical or clinical development by the Company and will provide copies of all agreements and other documents related to any Products that are material to the Development and Commercialization of Products in Europe.  All information disclosed to Nestlé pursuant to this Section 2.2.3 will be treated by Nestlé as the Company’s Confidential Information in accordance with the provisions of ARTICLE III of this Agreement.  The Board undertakes to notify Nestlé at least [**] month in advance of the commencement of the [**] month period prior to the estimated submission date of the Marketing Authorization Application in Europe, such estimate to be reasonable and made in good faith by the Board.

2.2.4                     Company Undertaking.  The Company undertakes to Nestlé that all pre-clinical or clinical development by the Company relevant to the Development and Commercialization of the Products in Europe have been and will be undertaken in facilities which have satisfied European Medicines Agency requirements for such Development or Commercialization facilities and work.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

2.3.                            ROW Country Option.

2.3.1                     General.  Subject to the terms of this Agreement, the Company hereby grants to Nestlé an exclusive option to obtain an exclusive license under the Company Technology (the “ROW License”) to Commercialize Products in the Field in each country in the ROW (the “ROW Country Option”).

2.3.2                     Exercise of Option.

(i)                                     Nestlé may exercise the ROW Country Option in respect of one or more countries in the ROW at any time during the Option Period (and therefore may exercise the ROW Country Option multiple times during the Option Period for the ROW Country Option, each time for a particular country or countries in the ROW) by providing the Company with a signed Option Exercise Notice specifying the country or countries in the ROW in respect of which the ROW Country Option is being exercised.

(ii)                                  [**].

(iii)                               [**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(iv)                              [**].

(v)                                 [**].

2.3.3                     Information regarding Product Development.  The Company will provide to Nestlé on a quarterly basis, a report detailing the progress of any Products in pre-clinical or clinical development by the Company.  Upon Nestlé’s request, the Company will promptly procure Nestlé with access to relevant premises, books, records (including raw data and any correspondence with any Regulatory Authority), databases, staff and consultants of the Company, seconded to or working for the Company for the purposes of undertaking due diligence on Products in pre-clinical or clinical development by the Company and will provide copies of all agreements and other documents related to any Products that are material to the Development and Commercialization of Products in the ROW.  All information disclosed to Nestlé pursuant to this Section 2.3.3 will be treated by Nestlé as the Company’s Confidential Information in accordance with the provisions of ARTICLE III of this Agreement.

2.4.                            No Implied Licenses.  Except as explicitly set forth in this Agreement, neither Party will be deemed by estoppel or implication to have granted the other Party any license or other right to any Intellectual Property of such Party.

2.5.                            Company Restrictions.  Subject to Section 2.6, until expiration of the last-to-expire Option Period, the Company will not, and will cause its Affiliates and its and their respective directors, officers and representatives not to, directly or indirectly:  (i) solicit, discuss, negotiate, or enter into any agreement or arrangement with any Third Party regarding the Products; or (ii) solicit, discuss, negotiate, or enter into any agreement or arrangement with any Third Party regarding the Company Technology or all or any portion of the Company’s Intellectual Property which relates to or includes Company Technology insofar and to the extent such agreement or

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

arrangement relates to the Products; provided that the restrictions set forth in this Section 2.5 will not apply to (a) manufacturing agreements or arrangements or any other agreement or arrangements contemplated by an Ancillary Agreement or (b) any country or countries for which the relevant Option Period has expired or has been terminated and no license has been granted.

2.6.                            Third Party Offers.  If the US/Canada Option has not been exercised by Nestlé by [**], the Company may seek potential Third Parties who would be interested in licensing HMPL-004 in the US and/or Canada, including discussing the financial terms of such license.  The Company will keep Nestlé updated of such discussions and will notify Nestlé of any formal offer to license HMPL-004 received from any Third Party.  For the avoidance of doubt, until the termination of the US/Canada License the Company will not enter or agree to enter into any agreement which may affect or prevent the exercise by Nestlé of the US/Canada Option or the consummation of the US/Canada License.

2.7.                            Payment Details and Tax.

2.7.1                     General.  Nestlé will pay or procure the payment of all the Option exercise payments under this ARTICLE II by telegraphic transfer in immediately available funds to an account of the Company (such account being nominated in writing by the Company to Nestlé no later than five (5) Business Days before the relevant Option Completion Date).

2.7.2                     Taxes and Withholding.

(i)                                     [**].

(ii)                                  [**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(iii)                               [**].

(iv)                              [**].

(v)                                 [**].

ARTICLE III.
CONFIDENTIALITY OF INFORMATION

3.1.                            Confidentiality.  Each Receiving Party agrees to keep in strict confidence all Confidential Information that the Disclosing Party provides, communicates or otherwise makes available to the Receiving Party and to protect the Confidential Information with the same degree of care normally used to protect its own Confidential Information of a similar nature.  The Receiving Party will not disclose or allow disclosure of any Confidential Information to any Third Party and will not use any Confidential Information in any manner, except, in each case, for the purposes of implementing and enforcing this Agreement, the JV Agreement, each License or any Ancillary Agreement, without the prior written consent of the Disclosing Party.

3.2.                            Exceptions.  The restrictions and obligations set forth in Section 3.1, 3.3 and 3.4 will not apply to any Confidential Information:

3.2.1                     which is or becomes generally available to the public through no fault on the part of the Receiving Party;

3.2.2                     which is lawfully in the possession of the Receiving Party (other than pursuant to the terms of this Agreement, the JV Agreement, each License, any Ancillary Agreement or any other related agreement), without restriction as to its disclosure,

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

prior to the disclosure of such information by or on behalf of the Disclosing Party or the Company, as reasonably evidenced by appropriate documentation;

3.2.3                     which lawfully becomes available to the Receiving Party from a source other than the Disclosing Party and the Company without any duty as to confidentiality or non-use;

3.2.4                     which is independently developed or otherwise created by the Receiving Party (other than pursuant to the terms of this Agreement, the JV Agreement, each License, any Ancillary Agreement or any other related agreement) without the use of any Confidential Information of the Disclosing Party, as reasonably evidenced by appropriate documentation; or

3.2.5                     which is required to be disclosed or provided to any court, government or regulatory body of competent jurisdiction (including any relevant securities exchange) (i) pursuant to any Applicable Laws, judgment, decree or order; (ii) as necessary to make regulatory filings and communications related to HMPL-004 or any Products; or (iii) for the purpose of asserting or defending against any claims relating to Intellectual Property Rights, including, in particular, any action taken to protect and enforce Intellectual Property Rights; provided, however, that (x) any such information disclosed pursuant to this Section 3.2.5 will be disclosed only to the extent required by Applicable Laws, judgment, decree or order; (y) except with respect to required disclosure to tax authorities, the Party seeking to disclose or provide such information will give the other Parties prompt written notice of such requirement and fully cooperate with the other Parties so that the other Parties and/or the Company (as the case may be) may obtain reasonable assurances that confidential treatment will be accorded to such information; and (z) without limiting the generality of the foregoing, the Parties will use commercially reasonable efforts to ensure that, subject to Applicable Laws, the list of the Products is redacted from any copy of this Agreement, the JV Agreement, each License and any Ancillary Agreement required to be filed with any government or regulatory body.

3.3.                            Measures to Keep Confidentiality.  Each Party agrees that, prior to giving access to any Confidential Information to any of its Affiliates or any of its or such Affiliates’ respective directors, officers, employees, advisors, consultants and agents, it will require each such Person to agree to be bound by all obligations of confidentiality and non-use under this ARTICLE III, and will take all reasonable steps and measures to ensure that each such Person will enter into a confidentiality undertaking to comply with and perform such obligations, in each case to the same extent as if they were direct parties to this Agreement.  The Company further undertakes to take reasonable precautions to protect the confidentiality of any Confidential Information included in the Company Technology.

3.4.                            Survival of Obligations.  The obligations undertaken by the Parties under this ARTICLE III will survive the termination of this Agreement for any reason and will remain in effect and be binding on the Parties for a period of ten (10) years after the termination of this Agreement; provided that to the extent any Confidential Information constitutes a trade secret, as defined in the US Uniform Trade Secrets Act or any Applicable Laws, then the Receiving Party will keep such trade secret confidential until such time as the Confidential Information no longer qualifies as a trade secret under Applicable Laws.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE IV.
WARRANTIES; COVENANTS

4.1.                            Mutual Warranties.  As at the Effective Date each Party hereby warrants to the other Party as follows:

4.1.1                     It is a company duly organized and validly existing under the laws of its jurisdiction of incorporation.  It has all requisite corporate or other applicable power and authority to enter into and perform its obligations under this Agreement;

4.1.2                     Its execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part.  This Agreement has been duly and validly executed and delivered by it and, assuming due and valid authorization, execution and delivery of this Agreement by the other Party, constitutes legally binding obligations enforceable against it in accordance with the terms of this Agreement;

4.1.3                     Its execution, delivery and performance of this Agreement do not and will not violate, breach or conflict with (i) its organizational documents, (ii) any law, rule, regulation, judgment, order or decree applicable to it or (iii) any agreement or instrument by which it is bound or to which any of its assets or properties are subject;

4.1.4                     No suit, action or other legal proceeding is pending or threatened against it or its Affiliates before any court, arbitration tribunal or other governmental authority, which seeks to disallow, challenge, enjoin, prohibit or impose any damages, penalties or restrictions on, or otherwise make illegal the consummation of, the transactions contemplated by this Agreement, and no investigation that could reasonably be expected to result in any such suit, action or proceeding pending against it;

4.1.5                     All other government approvals and all authorizations, consents, approvals and waivers from any Person other than governmental authorities required to be obtained by it in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby have been duly obtained.

4.2.                            Warranties by Company.  The Company warrants to Nestlé as of the Effective Date and as of each Option Completion Date that except as disclosed by the Company in Appendix C to this Agreement (such Appendix to be updated by the Company by no later than five (5) Business Days before the relevant Option Completion Date):

4.2.1                     The Company has the right to grant to Nestlé the rights that the Company purports to grant Nestlé hereunder, including the right to grant exclusive licenses to HMPL-004 and the Products under the Company Technology as set forth herein;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.2.2                     The Company has not granted, and, prior to the expiration of the relevant Option Period, will not during the term of this Agreement grant to any Third Party, including any academic organization or agency, any rights to HMPL-004 or the Products;

4.2.3                     All of its employees, officers, seconded employees and consultants have executed agreements or have existing obligations under Applicable Laws requiring assignment to the Company of his or her interest in all inventions made during the course of, and as the result of, their association with the Company which may be licensed to Nestlé pursuant to a License Agreement and obligating the individual to maintain as confidential the Company’s Confidential Information as well as Confidential Information of other parties (including Nestlé and its Affiliates) which such individual may receive;

4.2.4                     The Company has not granted any Third Party rights that would otherwise interfere or be inconsistent with Nestlé’s rights hereunder, and there are no license or option agreements or other arrangements to which the Company or any of its Affiliates is a party relating to the Products, HMPL-004, Company Patent Rights, Company Know-How or otherwise that would limit the rights granted to Nestlé under this Agreement (including any License Agreement that may be granted hereunder);

4.2.5                     To the Company’s knowledge, neither HMPL-004, the Products nor Company Technology infringe or misappropriate, or have infringed or misappropriated the Intellectual Property Rights of any Third Party;

4.2.6 (i) Neither the Company nor to the knowledge of the Company, any employee, agent or subcontractor of the Company involved or to be involved in the development of HMPL-004 or the Products have been debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a); (ii) no Person who is known by the Company to have been debarred under Subsection (a) or (b) of Section 306 of said Act will be employed by the Company in the performance of any activities hereunder; and (iii) to the knowledge of the Company, no Person on any of the FDA Clinical Investigator Enforcement Lists (including, but not limited to, the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List) will participate in the performance of any activities hereunder;

4.2.7 Notwithstanding anything to the contrary contained in this Agreement, the Company has not failed to disclose to Nestlé any fact or circumstance known to the Company and relating to any of HMPL-004, the Products or Company Technology that would be reasonably material.

4.3.                            Covenants of Company.  The Company covenants and agrees that during the Term:

4.3.1                     neither it, nor any of its Affiliates, will grant any interest to any Third Party in the Company Patent Rights or Company Know-How which is inconsistent with the terms and conditions of this Agreement, the JV Agreement and the other Ancillary Agreements, nor will the Company assign its right, title or interest in or to the Company Patent Rights or Company Know-How to any Third Party in any territory prior to the expiration of the applicable Option Period in such territory;

4.3.2                     if, at any time after the execution of this Agreement, it, or any of its Affiliates, becomes aware that it or any of its Affiliates, or its or their employees, agents or subcontractors

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

who participated, or is participating, in the performance of any activities hereunder is on, or is being added to the FDA Debarment List or any FDA Clinical Investigator restriction list, it will provide written notice of this to Nestlé within two (2) Business Days of it becoming aware of this fact; and

4.3.3                     it will maintain insurance with respect to its activities and obligations under this Agreement in such amounts as are commercially reasonable in the industry for companies conducting similar business and will require any of its Affiliates undertaking any activities under this Agreement to do the same.

4.4.                            No Other Representations or Warranties.  Except as expressly stated in this Agreement, the JV Agreement, the Europe License Agreement, the ROW License Agreement, the US/Canada License Agreement or any Ancillary Agreement, no representations or warranties whatsoever, whether express or implied, including warranties of merchantability, fitness for a particular purpose, non-infringement, or non-misappropriation of Third Party Intellectual Property rights, are made or given by or on behalf of a Party, and all other representations and warranties, whether arising by operation of law or otherwise, are hereby expressly excluded.

ARTICLE V.
TERM AND TERMINATION

5.1.                            Termination of Options.  On or after 31 December 2016, Nestlé will be entitled to terminate (at its discretion) any Option by serving written notice to the Company stating the date of termination of such Option.

Notwithstanding the above, the US/Canada Option will be deemed to have terminated if, pursuant to Section 2.6, the Company has received a binding offer from a Third Party to license the Company Technology in the US and Canada on terms equal or more favorable than those set out in the US/Canada License and Nestlé has not exercised the US/Canada Option within sixty (60) days from receiving notice pursuant to Section 2.6 of such binding offer to license.

5.2.                            Term.  This Agreement will become effective on the Effective Date and will remain in effect until the earlier of (i) the expiration of all Option Periods for all jurisdictions and, if any Options are exercised by Nestlé hereunder, the execution of all applicable Option License Agreements for all jurisdictions covered by the relevant Option by the Parties; provided that if all Options are exercised by Nestlé for all jurisdictions covered by the relevant Options hereunder, the Agreement will terminate upon the execution of all of the Option License Agreements by the Parties, and (ii) the date on which the Company receives written notice of termination from Nestlé pursuant to Section 5.1, such notice is not to be sent by Nestlé before 31 December 2016 (such time period, the “Term”).

5.3.                            Effect of Termination or Expiration.  Upon the termination or expiration of this Agreement, all rights and obligations of each Party hereunder which do not, by their express terms, survive termination or expiration of this Agreement will be terminated and, for clarity, the Company will be under no further obligations to offer or grant Nestlé any rights hereunder or otherwise under the Company Technology in any country in the world.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE VI.
MISCELLANEOUS

6.1.                            Governing Law, Jurisdiction; Dispute Resolution.

6.1.1                     Governing Law.  The interpretation and construction of this Agreement will be governed by the laws of England and Wales.

6.1.2                     Dispute Resolution.  In the event of a dispute arising out of or relating to this Agreement (including regarding its existence, termination or validity) (a “Dispute”) any Party will provide written notice of the Dispute to the other Parties, in which event the Dispute will be referred to the executive officers of the Shareholders designated below or their successors.  The designated officers will use reasonable efforts to attempt resolution by good faith negotiations within thirty (30) days after such notice is received.  Said designated officers are initially as follows:

For the Company:                                            The General Manager and the Finance Director

For Nestlé:                                      President and Chief Executive Officer

In the event the designated executive officers do not resolve such Dispute within the allotted thirty (30) days, any Party may, after the expiration of the thirty (30) day period, seek to resolve the Dispute through reference to arbitration in accordance with Section 6.1.3.  Notwithstanding the preceding, the Parties acknowledge that the failure of the Parties to reach consensus as to any matter, which failure does not involve a breach by a Party of its obligations hereunder, will not be deemed a Dispute which may be referred for resolution by the Parties under this Section 6.1.2.

6.1.3                     Arbitration.  All Disputes which are unresolved pursuant to Section 6.1.2 and which a Party wishes to have resolved will be referred upon the application of any Party to, and finally settled by, arbitration in accordance with the ICC Arbitration Rules (the “Rules”) as in force at the date of this Agreement and as modified by this Section 6.1.3, which Rules are deemed incorporated into this Section 6.1.3.  The number of arbitrators will be three (3), one of whom will be appointed by each Party and the third of whom, who will act as chairman, will be nominated by the two party-nominated arbitrators, provided that if the third arbitrator has not been nominated within twenty (20) Business Days of the nomination of the second party-nominated arbitrator, such third arbitrator will be appointed by the ICC.  The seat of arbitration will be London and the language of arbitration will be English.

The arbitrators will have the power to grant any legal or equitable remedy or relief available under law, including injunctive relief (whether interim and/or final) and specific performance, and any measures ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction.  Each Party retains the right to seek interim or provisional measures, including injunctive relief and including pre-arbitral attachments or injunctions, from any court of competent jurisdiction and any such request will not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.  For the avoidance of doubt, this Section 6.1.3 is not intended to limit the powers of the court exercisable in support of arbitration proceedings pursuant to Section 44 of the Arbitration Act 1996 or any Applicable Laws.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

6.2.                            Waiver and Non-Exclusion of Remedies.  A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy will not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies.  To be effective any waiver must be in writing.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.

6.3.                            Notices.

6.3.1                     Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement will be in writing, will refer specifically to this Agreement and will be deemed to be given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 6.3.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 6.3.1.  Such Notice will be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second (2) Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  This Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

6.3.2                     Address for Notice:

Company:

Nutrition Science Partners Limited
22nd Floor, Hutchison House
10 Harcourt Road, Hong Kong
Attn:  The General Manager
Fax:  +852 2128 1778

With a copy to:

The Finance Director
c/o Nestlé Health Science S.A.
Avenue Nestlé 55, 1800 Vevey
Switzerland
Attn:  General Counsel

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Nestlé:

Nestlé Health Science S.A.
Avenue Nestlé 55, 1800 Vevey
Switzerland
Attn:  President and Chief Executive Officer

With a copy to:

Nestlé Health Science S.A.
Avenue Nestlé 55, 1800 Vevey
Switzerland
Attn:  General Counsel

6.4.                            Entire Agreement.  This Agreement, the JV Agreement and any Ancillary Agreement, constitute the entire agreement between the Parties with respect to the subject matter of the Agreement.  This Agreement, the JV Agreement and any Ancillary Agreement supersede all prior agreements, whether written or oral, with respect to the subject matter hereof.  Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement, the JV Agreement and any Ancillary Agreement.  Nothing in this Agreement is intended to limit or exclude any liability for fraud.  All Schedules, Exhibits or Appendices referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement.  In the event of any inconsistency between any such Schedules, Exhibits or Appendices and this Agreement, the terms of any applicable License will prevail.

6.5.                            Amendment.  Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of both Parties.

6.6.                            Assignability.  This Agreement and each and every covenant, term and condition hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any rights or obligations hereunder may be assigned, delegated or transferred, directly or indirectly, by a Party to any Third Party without the prior written consent of the other Party.  The restrictions set out in this Section 6.6 will not apply to any assignment of this Agreement by Nestlé or Hutchison to an Affiliate.  Any attempted assignment or delegation in violation of this Section 6.6 will be void.

6.7.                            No Benefit to Others.  The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they will not be construed as conferring any rights in any other Persons except as otherwise expressly provided in this Agreement.  A Person who is not a Party will have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms of this Agreement.

6.8.                            Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will be deemed to constitute

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission will be as effective as an original executed signature page.

6.9.                            Severability.  To the fullest extent permitted by Applicable Laws, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and will not form part of this Agreement.  To the fullest extent permitted by Applicable Laws and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement will remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Laws and achieves, as nearly as possible, the original intention of the Parties.

6.10.                     Further Assurance.  Each Party will perform all further acts and things and execute and deliver such further documents as may be reasonably necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

6.11.                     English Language.  This Agreement is written and executed in the English language.  Any translation into any other language will not be an official version of this Agreement and in the event of any conflict in the interpretation between the English version and such translation, the English version will prevail.  English will be the official language of this Agreement and all communications between the Parties will be conducted in that language.

6.12.                     Construction.  Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The headings of this Agreement and any descriptions of Schedules, Exhibits and Appendices or descriptions of cross references are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement.  The terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation.”

[Signature Page Follows]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement as a deed and intend to and hereby deliver this deed on the date first written above.

SEALED with the COMMON SEAL of Nutrition Science Partners Limited And SIGNED by Christian Hogg its Director in the presence of

SEALED with the COMMON SEAL of	[Signature of Christian Hogg]

Nutrition Science Partners Limited

And SIGNED by

Christian Hogg its Director

in the presence of

Name:
Title: Director / Secretary

EXECUTED AS A DEED by

For and on behalf of

Nestlé Health Science S.A.

in presence of:

Name: Luis Cantarell
Title: President and Chief Executive Officer

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.18

Interim Criteria

[**].

[**]

[**].

[**]

[**]

[**]

[**]

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.39

[**]

[**].

[**].

[**]

[**]

[**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A

US/Canada License

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A TO OPTION AGREEMENT

LICENSE AGREEMENT

by and between

NUTRITION SCIENCE PARTNERS LIMITED

and

NESTLÉ HEALTH SCIENCE S.A.

[DATE]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedules and Appendices

Schedule 1.13	Company Patent Rights

Schedule 1.18	[**] Milestone Criteria

Schedule 1.27	First Regulatory Approval for [**]

Schedule 1.28	First Regulatory Approval for [**]

Schedule 1.33	HMPL-004

Schedule 1.45	Key Patent Rights

Schedule 6.2	Disclosures

Appendix A	Independent Expert Appointment Procedure

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is entered into as a deed on this [DATE] (the “Execution Date”), by and among Nutrition Science Partners Limited, a limited company organized and existing under the laws of Hong Kong with its principal offices at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong (the “Company”) and Nestlé Health Science S.A., a company organized and existing under the laws of Switzerland with its principal offices at Rue des Remparts 2, 1095 Lutry, Switzerland (“Nestlé”).  Nestlé and the Company are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, pursuant to the Joint Venture Agreement dated as of [•] November 2012 (as such may be amended from time to time in accordance with its terms, the “Joint Venture Agreement”), Hutchison MediPharma (Hong Kong) Limited, a limited company organized and existing under the laws of Hong Kong (“Hutchison”), Hutchison China MediTech Limited, a company organized and existing under the laws of the Cayman Islands, the Company and Nestlé agreed to form the Company, a joint venture, in part for the purpose of the discovery, development, registration, manufacture and commercialization of Products in the Field;

WHEREAS, in connection with such joint venture, the Company granted to Nestlé, inter alia, pursuant to an Option Agreement dated as of [DATE] (as such may be amended from time to time in accordance with its terms, the “Option Agreement”), an exclusive option to obtain an exclusive royalty-bearing license to Commercialize HMPL-004 and any Products in the Field in the Territory; and

WHEREAS, Nestlé has exercised such option with respect to the US and Canada on the terms set forth therein and the Parties have obtained a clearance (where required) for this Agreement under the Hart—Scott—Rodino Antitrust Improvements Act of 1976.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

The terms defined in this Article will have the meanings ascribed to them herein whenever they are used in the Agreement, unless otherwise clearly indicated by the context.

1.1.                            “Affiliate(s)” means, with respect to a Person, any Person that controls, is controlled by, or is under common control with such first Person.  For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or otherwise, or (b) to own, directly or indirectly, more than fifty per cent (50%) of the outstanding voting rights exercisable at a shareholder meeting (or

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

equivalent), or other ownership interests of such Person.  Notwithstanding the foregoing, in no event will Nestlé be considered an Affiliate of the Company or will the Company be considered an Affiliate of Nestlé or any of its Affiliates.

1.2.                            “Agreement” will have the meaning set forth in the introduction to this Agreement.

1.3.                            “Applicable Laws” means all applicable laws, statutes, ordinances, regulations, rules, guidance, or orders of any kind whatsoever (including without limitation from any Regulatory Authority), including (without limitation) the FD&C Act, Prescription Drug Marketing Act, Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335a et seq.), and Anti-Kickback Statute (42 U.S.C. § 1320a-7b et seq.), the Hong Kong Companies Ordinance (Cap. 32 of the Laws of Hong Kong) and all counterparts thereto in other jurisdictions, all as amended from time to time.

1.4.                            “Business Day” means a day on which banks are open for normal banking business (excluding Saturday, Sunday and public holidays) in Hong Kong, People’s Republic of China and Switzerland (Canton de Vaud).

1.5.                            “Calendar Quarter” means, with respect to a given Calendar Year, means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.6.                            “Calendar Year” means any calendar year, beginning on January 1 and ending on December 31.

1.7.                            “Clinical Trial” means a human clinical study conducted on sufficient numbers of human subjects that is designed to (i) establish that a pharmaceutical product, food supplement or a medical food product is reasonably safe for continued testing, (ii) investigate the safety and efficacy of the pharmaceutical product, food supplement or the medical food product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product, food supplement or the medical food product in the dosage range to be prescribed or (iii) support Regulatory Approval of such pharmaceutical product, food supplement or medical food product or label expansion or demonstration of benefit of such pharmaceutical product, food supplement or medical food product, all in accordance with Applicable Laws.

1.8.                            “Combination Product” will have the meaning set forth in Section 1.52.

1.9.                            “Commercialization” means any and all activities of using, importing, exporting, marketing, promoting, distributing, offering for sale or selling a Product including pre-commercial launch market development activities conducted in anticipation of Regulatory Approval of a Product, seeking pricing and reimbursement approvals for a Product, if applicable, preparing advertising and promotional materials, sales force training, all interactions and correspondence with a Regulatory Authority regarding Post-Approval Clinical Trials, all activities required to fulfill ongoing regulatory obligations, including adverse event reporting and

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

all activities relating to the licensing of a Product (including sourcing and negotiations with potential licensees).  When used as a verb, “Commercialize” means to engage in Commercialization.

1.10.                     “Commercially Reasonable Efforts” means, with respect to a Party, those efforts and resources that such Party or its Affiliates would reasonably devote to a product or compound owned by it or to which it has rights of the type it has hereunder, which is of similar market potential at a similar stage in its development or product life, taking into account the competitiveness of the global and local marketplace, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), the pricing and launching strategy for the respective product, the proprietary position of the product, the profitability and the relative potential safety and efficacy of the product and other relevant factors, including technical, legal, scientific, regulatory or medical factors, all as measured by the facts and circumstances at the time such efforts are due.  “Commercially Reasonable” as used herein will be interpreted in a corresponding manner.

1.11.                     “Company Indemnified Party” has the meaning set forth in Section 9.2.

1.12.                     “Company Know-How” means Information that is Controlled by the Company as of the Execution Date or after the Execution Date and until the end of the Term, that is necessary or useful for the use, Development or Commercialization of HMPL-004 or a Product including any Improvements, from time to time.

1.13.                     “Company Patent Rights” means any Patent Right that is Controlled by the Company as of the Execution Date or after the Execution Date and until the end of the Term, that is necessary or useful for the use, Development or Commercialization of HMPL-004 or a Product including any Improvements, from time to time.  The Company Patent Rights existing as of the Execution Date are set forth on Schedule 1.13 and include the Key Patent Rights.

1.14.                     “Company Portion” has the meaning set forth in Section 4.3.3(a).

1.15.                     “Company Technology” means the Company Know-How, Company Patent Rights, and all other Intellectual Property Rights in any of the foregoing.

1.16.                     “Confidential Information” means, with respect to a Party, all Information which is Controlled by such Party and is disclosed by such Party to another Party pursuant to this Agreement.

1.17.                     “Control” or “Controlled” means, with respect to any Intellectual Property Right, Information, documents or materials, the possession, ownership, the ability to use pursuant to a license or sublicense and the ability to license or sublicense to another person, of such Intellectual Property Right, Information, document or materials, by a Party or any of its Affiliates (other than pursuant to this Agreement, the Governing Agreements and/or any other license agreement between the Parties) as provided in this Agreement without violating an agreement with or other rights of any Third Party; it being understood and agreed that the term “Control” will not apply to any Intellectual Property right for which the licensing Party will be

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

required to make any payments to any Third Party in connection with the licenses granted under this Agreement unless, but only if and for such time that, the other Party agrees and does promptly pay to the licensing Party all such payments arising out of the grant of the license to the other Party (as so mutually agreed between the Parties in good faith).

1.18.                     [**] means [**].

1.19.                     “Development” means pre-clinical and clinical activities performed by or on behalf of the Company with respect to Products in an indication in the Field in a jurisdiction in the Territory for the purpose of obtaining and maintaining Regulatory Approval with respect to such indication in such jurisdiction and activities performed by or on behalf of the Company with respect to Products destined as medical food products.  Development will include, without limitation, all activities related to discovery, research, pre-clinical testing, test method development and stability testing, toxicology, formulation, Clinical Trials, seeking Regulatory Approval and otherwise handling regulatory affairs and statistical analysis with respect to Products.  Notwithstanding anything to the contrary in this Agreement, Development will not include Manufacturing or Commercialization.  When used as a verb, “Develop” means to engage in Development.

1.20.                     “Disclosing Party” has the meaning set forth in Section 5.1.1.

1.21.                     “Dispute” has the meaning set forth in Section 10.1.2.

1.22.                     “Execution Date” will have the meaning set forth in the introduction to this Agreement.

1.23.                     “FDA” means the US Food and Drug Administration.

1.24.                     “Field” means any and all uses, including without limitation, the treatment, prevention or diagnosis of gastrointestinal diseases, disorders or conditions in humans.

1.25.                     “Financial Records” has the meaning set forth in Section 4.4.5.

1.26.                     “First Commercial Sale” means, with respect to any Product, the first arm’s length sale of such Product by Nestlé or its Affiliate or Sublicensee to a Third Party in a jurisdiction in the Territory after such Product has been granted Regulatory Approval by the appropriate Regulatory Authority(ies) for such jurisdiction.

1.27.                     “First Regulatory Approval for [**]” means the successful [**].

1.28.                     “First Regulatory Approval for [**]” means the successful [**].

1.29.                     “Force Majeure” has the meaning set forth in Section 10.2.

1.30.                     “Generic Product” means, on a country-by-country basis and Product-by-Product basis, a product [**].

1.31.                     “Governing Agreements” means this Agreement, the Joint Venture Agreement, the Option Agreement, the Research and Development Collaboration Agreement and the Services Agreements.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.32.                     “Government Authority” means any court, agency, department, authority, regulatory body or other instrumentality of any national, state, county, city or other government or political subdivision.

1.33.                     “HMPL-004” means (i) the compound designated by Hutchison as “HMPL-004” [**].

1.34.                     “ICC” means the International Chamber of Commerce.

1.35.                     “Improvement” means any improvement, enhancement, modification, addition or other change to any Company Technology to the extent necessary or useful for the use, Development or Commercialization of HMPL-004.

1.36.                     “Nestlé Health Science S.A.” has the meaning set forth in Section 9.3.

1.37.                     “Indemnified Party” has the meaning set forth in Section 9.3.

1.38.                     “Indemnifying Party” has the meaning set forth in Section 9.3.

1.39.                     “Independent Expert Appointment Procedure” means the procedure set out in Appendix A for the appointment of an independent Third Party expert.

1.40.                     “Information” means any data, results, technology or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical and clinical test data and data resulting from non-clinical studies), chemistry, manufacturing and controls information, stability data and other study data and procedures.

1.41.                     “Infringement” has the meaning set forth in Section 7.4.1.

1.42.                     “Intellectual Property” means (i) any intellectual property or related proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in (a) all inventions, invention disclosures and improvements thereto (whether patentable or unpatentable and whether or not reduced to practice), all issued patents and pending patent applications, any divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations and extensions thereof and any counterparts claiming priority therefrom, and all utility models, design patents, patents of importation/confirmation, certificates of invention, certificates of registration and similar rights, (b) all trademarks, service marks, certification marks, trade dresses, logos, trade names and corporate names, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all works of authorship (whether or not copyrightable), all copyrights, all moral rights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information and any rights to limit the

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

use or disclosure thereof by any Person (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and (e) internet domain names, (ii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium) and (iii) any goodwill associated with the foregoing.

1.43.                     “Intellectual Property Rights” will mean any and all rights in relation to the Intellectual Property licensed pursuant to this Agreement or thereafter coming into existence, and all applications for, renewals of and extensions of the foregoing, regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with the Applicable Laws.

1.44.                     “Joint Venture Agreement” will have the meaning set forth in the recitals to this Agreement.

1.45.                     “Key Patent Rights” means Company Patent Rights set forth in Schedule 1.45.

1.46.                     “Liability” has the meaning set forth in Section 9.1.

1.47.                     “License Agreement” means this Agreement.

1.48.                     “Manufacture,” “Manufactured” or “Manufacturing” means all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and storage of Products to be Developed or Commercialized in the Territory, including active pharmaceutical ingredient manufacturing, whether such activities are conducted by the Company, its Affiliates or a Third Party contractor of such Party (under a contract manufacturing or tolling arrangement).  Notwithstanding the foregoing, Manufacturing will not mean Developing or Commercializing.  When used as a verb, “Manufacture” means to engage in Manufacturing.

1.49.                     “NDA” means a New Drug Application or Biologics License Application, each as defined in the FD&C Act and the regulations promulgated thereunder.

1.50.                     “Nestlé” will have the meaning set forth in the introduction to this Agreement.

1.51.                     “Nestlé Indemnified Party” has the meaning set forth in Section 9.1.

1.52.                     “Net Sales” means, on a country-by-country and Product-by-Product basis, the gross amounts invoiced by Nestlé, its Sublicensees or its Affiliates, as applicable, to Third Parties for sales of a Product in the Field in such country, less the following deductions to the extent included in the gross invoiced sales price for such Product or otherwise paid or incurred by Nestlé, its Sublicensees or its Affiliates with respect to the sale of such Product in such country:

(a)  [**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(b)  [**]

(c)  [**]

(d)  [**]

(e)  [**]

(f)  [**].

[**].

Notwithstanding the foregoing, in the event a Product is sold as a combination product that includes the HMPL-004 and an active agent that is not HMPL-004 (such combination product, the “Combination Product”), Net Sales will be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the gross average invoice price of the Product during the relevant Calendar Quarter if sold separately in a country and B is the gross average invoice price of the other product(s) included in the Combination Product during the relevant Calendar Quarter if sold separately in such country.  In the event no such separate sales are made by Nestlé, its Affiliates or Sublicensees in a country, Net Sales of the Combination Product will be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combination Product, which will be based upon the respective cost of goods sold of the active components of such Combination Product.

1.53.                     “New Third Party Licenses” will have the meaning set forth in Section 4.3.3(a).

1.54.                     “Option Agreement” has the meaning given in the recitals to this Agreement.

1.55.                     “Party” and “Parties” will have the meaning set forth in the introduction to this Agreement.

1.56.                     “Party IP” will have the meaning set forth in Section 2.3.

1.57.                     “Patent Right” means any and all (i) national and international patent applications filed under Applicable Laws in any jurisdiction, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (ii) all patents, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, (iii) utility models, petty patents or similar rights or protections based on the patent or patent applications or on the priority applications on which the patent or patent applications are based and includes all divisional, continuations, continuations-in-part, renewals and reissues of such patents, patent applications, utility models, petty patents, and (iv) any other rights or protections similar to any of the foregoing.

1.58.                     “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture, or similar entity or

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

organization, including a government or political subdivision or department or agency of a government.

1.59.                     “Phase IV Clinical Trial” means a Clinical Trial conducted after a Product achieves Regulatory Approval, carried out for purposes of conducting safety surveillance and ongoing technical support of the Product.

1.60.                     “Post-Approval Clinical Trial” means any Clinical Trial for use of a Product in an indication, other than a Phase IV Clinical Trial, to be conducted after a Regulatory Approval for such indication.

1.61.                     “Product” means any pharmaceutical product, food supplement or medical food product in finished form that contains HMPL-004, either as the sole active ingredient or in combination with one or more other active ingredients, and all present and future formulations, dosages and dosage forms thereof.

1.62.                     “Receiving Party” has the meaning set forth in Section 5.1.1.

1.63.                     “Regulatory Approval” means, with respect to a Product, the approval and authorization of a Product by a Regulatory Authority in a jurisdiction where such Product will be Manufactured or Commercialized, including, with respect to the Commercialization of such Product, pricing approval.

1.64.                     “Regulatory Authority” means any supranational, national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with jurisdiction in one or more of the countries of the Territory involved in the granting of Regulatory Approvals.

1.65.                     “Regulatory Submissions” means applications for Regulatory Approval, notification and other submissions made to or with a Regulatory Authority that are necessary or reasonably desirable to Develop, Manufacture or Commercialize a Product in the Field in one or more of the countries in the Territory, whether obtained before or after a Regulatory Approval in such countries.  Regulatory Submissions include, without limitation, investigational new drug applications and new drug applications, and amendments and supplements to any of the foregoing and their foreign counterparts, applications for pricing and reimbursement approvals, and all proposed labels, labeling, package inserts, monographs and packaging for a Product in a particular jurisdiction.

1.66.                     “Research and Development Collaboration Agreement” means that Research and Development Collaboration Agreement entered into by 和记黄埔医药 (上海) 有限公司 Hutchison MediPharma Limited, Nestlé Health Science S.A.  and the Company dated as of [•].

1.67.                     “Right of Reference” means a “Right of Reference” as defined in 21 C.F.R. § 314.3(b) or any analogous Applicable Laws recognized outside of the US.

1.68.                     “Rules” has the meaning set forth in Section 10.1.3.

1.69.                     “Services Agreements” means that Services Agreement entered into by 和记 黄埔医药 (上海) 有限公司 Hutchison MediPharma Limited and the Company dated as of [•] and the Services Agreement entered into by Nestlé and the Company dated as of [•].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.70.                     “Sublicense” means an agreement or arrangement pursuant to which such a sublicense has been granted to a Sublicensee.

1.71.                     “Sublicensee” means an Affiliate or Third Party that is granted a license, sublicense or other grant of rights under the licenses granted pursuant to Article II of this Agreement.

1.72.                     “Sublicensee Material Breach” has the meaning set forth in Section 2.4.2.

1.73.                     “Sublicensor” means a Party that has granted a Sublicense under rights granted to such Party under this Agreement.

1.74.                     “Sued Party” has the meaning set forth in Section 7.5.2.

1.75.                     “Term” has the meaning set forth in Section 8.1.

1.76.                     “Territory” will mean the US and Canada.

1.77.                     “Third Party” means any Person other than the Company and its Affiliates and Nestlé and its Affiliates.

1.78.                     “Trademark” means any trademark of the Company in connection with a Product in accordance with Section 7.3.

1.79.                     “US” means the United States of America.

1.80.                     “Withholding Taxes” will have the meaning set forth in Section 4.4.2.

ARTICLE II
GRANT OF RIGHTS

2.1.                            License to Nestlé.  Subject to the terms and conditions of this Agreement, the Company hereby grants to Nestlé, effective on the Execution Date an exclusive (exclusive even as to the Company and its Affiliates) and, subject to Section 8.4, irrevocable license, with the right to Sublicense as set forth in Section 2.4, of the Company Technology, to use, have used, Commercialize and have Commercialized (but, subject to Section 3.3, in no event Manufacture or have Manufactured) HMPL-004 and any Products in the Field in the Territory during the Term in accordance with the terms of this Agreement.

2.2.                            Improvements to Company Technology.  The Company will from time to time promptly disclose to Nestlé and its Affiliates full details of any and all Improvements made by, or on behalf of, the Company or any of its Affiliates during the Term.  Any such Improvements will be owned by the Company, and if subject to patent protection will form part of the Company Patent Rights or, if unpatented, will form part of the Company Know-How without any variation to the royalties payable by Nestlé under this Agreement.

2.3.                            Non Specific New Technology.  Each Party will notify the other of any invention or discovery by such Party, its Affiliates, licensees or Sublicensees or Third Parties acting on their behalf, of any Intellectual Property, Patent Right or know-how (which is not an Improvement and does not form part of the Company Technology) of a general nature which is not specific to, but could reasonably be beneficial or helpful for the Commercialization of

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

HMPL-004 (“Party IP”).  Following receipt of such notice, if requested by either Party, the Parties will discuss in good faith the terms on which such Party IP could be licensed to the other Party (whether pursuant to an amendment to this Agreement or otherwise).  For the avoidance of doubt, neither Party will be required to enter into any license with respect to such Party IP.  Nothing in this Section will oblige Nestlé to disclose any business confidential information unrelated to HMPL-004.

2.4.                            Sublicensing.

2.4.1.                  Nestlé Right to Sublicense.

(a)                                 Nestlé may, on a country-by-country basis, grant Sublicenses to its Affiliates or to Third Parties of all or a portion of the rights granted to Nestlé under this Agreement by the Company; provided that Nestlé will (i) remain responsible for the performance of its Sublicensees under this Agreement and (ii) cause its Sublicensees to comply with the terms of this Agreement.

(b)                                 Each Sublicense granted by Nestlé of all or a portion of the rights granted to Nestlé under this Agreement (i) will be subject and subordinate to, and consistent with, the terms and conditions of this Agreement; (ii) will not diminish, reduce or eliminate any of Nestlé’s obligations under this Agreement; (iii) will require the Sublicensee(s) to comply with all applicable terms of this Agreement; (iv) will require that any Sublicensee grant to the Company a Right of Reference to the same extent of the Right of Reference granted to the Company pursuant to Section 2.5.2; and (v) will prohibit further sublicensing except on terms consistent with this Section 2.4.1.  Nestlé will provide the Company with a complete copy of each Sublicense granted to a Third Party within thirty (30) days after execution thereof; provided, however, that Nestlé may redact any Confidential Information from such Sublicense to the extent that such redactions do not reasonably impair the Company’s ability to ensure compliance with this Agreement.

2.4.2.                  Breach of Sublicense.  In the event of an uncured material breach by any Sublicensee which is an Affiliate of Nestlé under a Sublicense that would constitute a material breach of the Sublicensor’s obligations under this Agreement (a “Sublicensee Material Breach”), the Sublicensor will provide prompt written notice of such Sublicensee Material Breach to the other Party and will use Commercially Reasonable Efforts to remedy such Sublicensee Material Breach; provided, however, that if the Sublicensor is unable to cure such Sublicensee Material Breach in accordance with Section 8.3.1 of this Agreement, such Sublicensee Material Breach will be deemed to be an uncured material breach by the Sublicensor under this Agreement.

2.4.3.                  Effect of Termination on Sublicenses.  In the event of a termination of this Agreement pursuant to Article VIII while one or more Sublicense granted under Section 2.4 is in effect, any and all such Sublicenses will immediately terminate upon termination of this Agreement, other than Sublicenses with Third Parties, where the Sublicensee is not in material breach of the Sublicense, which will be novated by Nestlé to the Company, subject to consent of

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

such Third Party.  The relevant Sublicensor will upon termination of this Agreement or as soon as possible thereafter, give written notice of such to the relevant Sublicensees.

2.5.                            Right of Reference.

2.5.1.                  Nestlé Right of Reference.  The Company hereby grants, and will cause its Affiliates and Sublicensees to grant, to Nestlé, its Affiliates and its Sublicensees a Right of Reference to all data included in the Regulatory Submissions and Regulatory Approvals Controlled by the Company, its Affiliates and Sublicensees relating to HMPL-004 or a Product to the extent necessary to obtain Regulatory Approval of any Product in the Field in any country of the Territory, and the Company will provide a signed statement to this effect, if requested by Nestlé, in accordance with 21 C.F.R. § 314.50(g)(3) (or any analogous Applicable Law recognized outside of the US).

2.5.2.                  Company Right of Reference.  Nestlé grants, and will cause its Affiliates and Sublicensees to grant, to the Company, its Affiliates and its Sublicensees a Right of Reference to all data included in the Regulatory Submissions and Regulatory Approvals Controlled by Nestlé, its Affiliates and Sublicensees relating specifically to HMPL-004 and the Products in the Territory (if any) to the extent necessary to obtain Regulatory Approval of any Product in the Field in any jurisdiction outside the Territory, and Nestlé will provide a signed statement to this effect, if requested by the Company, in accordance with 21 C.F.R. § 314.50(g)(3) (or any analogous Applicable Law recognized outside of the United States).

2.6.                            Transfer of Regulatory Materials.  As soon as reasonably practicable after the grant of Regulatory Approval for a Product, the Company will take the actions reasonably necessary to transfer ownership and, as applicable, physical possession to Nestlé of all Regulatory Approvals, material Regulatory Submissions, correspondence and related information (including any investigational new drug applications, NDAs and other Regulatory Approvals) for HMPL-004 and such Product in the Territory and will notify the appropriate Regulatory Authorities of such transfer of ownership.  All costs associated with such actions will be borne by the Company.

2.7.                            Delivery of Company Know-How.  As soon as reasonably practicable after the Execution Date and in respect of any Improvement, as soon as reasonably practicable, after inclusion of such Improvement in the Company Technology, the Company will transfer to Nestlé true and complete copies of all Company Know-How (in electronic or hard copy format) with, where applicable (and within reason), a translation into English.  Nestlé will not use the Company Know-How transferred to it in accordance with this Section 2.7 other than in accordance with the rights expressly granted to it under this Agreement.  Except in connection with Sublicenses permitted and granted pursuant to this Article II, Nestlé will not sell or otherwise transfer any Company Know-How to any Third Party.

2.8.                            No Other Rights.  No rights, other than those expressly set forth in this Agreement are granted to either Party hereunder, and no additional rights will be deemed granted to either Party by implication, estoppel or otherwise, with respect to any Intellectual Property rights.  All rights not expressly granted by either Party to the other hereunder are reserved.

2.9.                            Licenses for Export.

2.9.1.                  This Agreement is made subject to any restrictions concerning the export of products or technical information which may be imposed upon or related to the Company or Nestlé from time to time.  Each Party agrees that it will not export, directly or indirectly, any

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

technical information acquired from the other Party pursuant to this Agreement or any Product using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Regulatory Authority.

2.9.2.                  The Company will be solely responsible for obtaining any governmental licenses or approvals required in the People’s Republic of China or elsewhere for the export of the Company Technology or any Improvement and will immediately notify Nestlé if such required licenses or approvals are refused or revoked.

ARTICLE III
DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION

3.1.                            Information Exchange.

3.1.1.                  Development and Commercialization.  Nestlé will report to the Company on Commercialization activities undertaken by Nestlé, its Affiliates and Sublicensees with respect to HMPL-004 and the Products by providing a reasonably detailed summary of all results and data obtained from such activities (including Nestlé’s Commercially Reasonable Efforts to achieve the diligence obligations set forth in Section 3.2.2), together with a summary of activities that Nestlé, its Affiliates and Sublicensees intend to undertake during the next [**] months with respect to HMPL-004 and the Products and a summary of Commercialization activities that Nestlé, its Affiliates and Sublicensees have undertaken in the relevant Calendar Quarter and intend to undertake during the next [**] months with respect to the Products in the relevant jurisdictions within the Territory.  Such reports will be provided in English by Nestlé to the Company at least once every Calendar Quarter and Nestlé will have the right to exclude or redact all business confidential information specifically relating to Nestlé.

3.2.                            Diligence Requirements.

3.2.1.                  Of the Company.  The Company will use Commercially Reasonable Efforts to conduct all Development necessary to obtain all Regulatory Approvals for HMPL¬004 and/or Products in the jurisdictions within the Territory and maintain any Regulatory Approvals obtained by the Company for a Product for which the Company (or an Affiliate of the Company) has obtained Regulatory Approval in the Field in the jurisdictions within the Territory.  The Company will perform, and will ensure that its Affiliates and Sublicensees perform, all activities required of it hereunder with respect to HMPL-004 and the Products, including the Development of HMPL-004 and such Products, in accordance with and pursuant to all Governing Agreements and any other applicable agreements entered into by, on the one hand, the Company, its Affiliates or Sublicensees, and, on the other hand, Nestlé, Hutchison and/or their respective Affiliates.

3.2.2.                  Of Nestlé.  Nestlé will use Commercially Reasonable Efforts (i) to pay all applicable maintenance fees for Regulatory Approvals relating to Commercialization for HMPL-004 and the Products in such jurisdiction in the Territory for which Regulatory Approvals for HMPL-004 and the Products have been obtained (as the case may be) and (ii) for the US only,

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Commercialize Products that have received Regulatory Approval for use in humans in the Field as soon as reasonably practicable.  Nestlé will use all Commercially Reasonable Efforts to perform, and will ensure that its Affiliates and Sublicensees use all Commercially Reasonable Efforts to perform, all activities required of it hereunder with respect to HMPL-004 and the Products, including Commercialization of HMPL-004 and such Products in the US, in accordance with and pursuant to all Governing Agreements and any other applicable agreements entered into by, on one hand, Nestlé, its Affiliates or Sublicensees and, on the other hand, Hutchison, the Company and/or their respective Affiliates.

3.3.                            Right to Manufacture.  As between Nestlé and the Company, the Company will retain all rights to Manufacture and have Manufactured HMPL-004 and the Products.  Nestlé and the Company agree that the Company will be the sole source of clinical and commercial supplies of HMPL-004 and the Products to Nestlé, its Affiliates and Sublicensees, and that such supply arrangement be on [**] and be documented in a supply agreement with reasonable terms to be negotiated by the Parties in good faith at a later date.  Where the Company and Nestlé have been unable to agree the terms of the manufacturing agreement within [**] Business Days of the commencement of negotiations, or the Company is unable or unwilling to Manufacture HMPL-004 or the Products, the grant of rights to Nestlé pursuant to Section 2.1 will automatically be deemed to include the right to Manufacture and have Manufactured HMPL-004 and the Products anywhere in the world solely for Commercialization in the Field in the Territory (in which case, Nestlé will have the right to source itself any raw material required for the Manufacture of HMPL-004 and the Products).

ARTICLE IV
ROYALTIES AND PAYMENTS

4.1.                            Clinical Development Milestone.  Nestlé will, within [**] Business Days of the achievement of [**] by the Company, pay the Company [**].  In the event that the Company cannot reach a decision on whether the [**] has been achieved, the Company may elect for determination to be performed by an independent Third Party expert mutually appointed by the Parties in accordance with the Independent Expert Appointment Procedure.  If such independent Third Party expert determines that the [**] has been achieved, such determination will be final and binding.  The cost of such independent Third Party expert will be borne by the Company.

4.2.                            Regulatory Approval Milestones.

Nestlé will pay the Company the following milestone payments within [**] days of the achievement of the relevant milestone event as described below:

Milestone Event	Milestone Payment
[**]	[**]
[**]	[**]

Provided, however that in the event:

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(a)                                 [**] of a Product does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.2 will be reduced by [**].

(b)                                 [**] of a Product does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.2 will be reduced by [**].

(c)                                  [**] of a Product does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.2 will be reduced by [**].

(d)                                 [**] of a Product does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.2 will be reduced by [**].

Such deductions in clauses (a) through (d) not to be cumulatively applied.

4.3.                            Royalties.

4.3.1.                  Royalty Rates.  In addition to the payments under Sections 4.1 and 4.2, in consideration for the rights granted to Nestlé under this Agreement, Nestlé will pay the Company the marginal royalties set forth below in this Section 4.3.1 on the Net Sales of the Products during each Calendar Year in the US and Canada, as such may be adjusted pursuant to the terms hereof.

Annual Net Sales of Products in the US and Canada	Net Sales
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.3.2.                  Royalty Reduction.  On a country-by-country basis where, at the time of sale of a Product, (a) the Key Patent Rights that cover such Product in such country are not validly registered patents or have been rejected, challenged, opposed, cancelled or otherwise rendered ineffective (“Invalid Claim”) or (b) there is a Generic Product being sold to patients for therapeutic use in such country, any royalty otherwise payable to the Company by Nestlé under Section 4.3.1 of this Agreement with respect to Net Sales of the relevant Product in such country will be reduced by [**].  On a country-by-country basis where, at the time of sale of a Product, there is (a) an Invalid Claim or a Generic Product being sold to patients for therapeutic use in such country without infringing the Key Patent Rights and (b) a Generic Product being sold to patients for therapeutic use in such country, any royalty otherwise payable to the Company by Nestlé under Section 4.3.1 of this Agreement with respect to Net Sales of the relevant Product in such country will be reduced to [**].

4.3.3.                  Royalty Reduction due to License of Third Party Intellectual Property.

(a)                                 If, during the Term and after consultation with the Company, Nestlé and/or any of its Affiliates enters into an agreement with a Third Party in order to obtain a royalty bearing license under any Patent Right of a Third Party that, in Nestlé’s reasonable judgment, would be necessary for Nestlé to Manufacture (to the extent permitted hereunder) or Commercialize HMPL-004 or such Product in the Field in the Territory, which Nestlé may only do in compliance with Section 4.3.3(b) (a “New Third Party License”), then Nestlé will be entitled, on a Product-by-Product and country-by-country basis, to credit against any royalty payable to the Company under Section 4.3.1 [**] of any royalty (but no other payments) (the “Company Portion”) actually paid by or on behalf of Nestlé and/or any of its Affiliates to such Third Party as a result; provided, however, that in no event will any royalty payable to the Company be reduced as a result of this Section 4.3.3 by more than [**] of the amount otherwise due to the Company over the same period.  In addition, any such Company Portion will not reduce the amounts due to the Company under Section 4.3.1 in any Calendar Quarter by more than [**] of the amounts otherwise due.  Any deductions of a Company Portion to which Nestlé is entitled under this Section 4.3.3 will be carried forward to the next Calendar Quarter until fully exhausted.

(b)                                 Sublicensing of New Third Party Licenses.  All New Third Party Licenses will be sublicensable to the Company so that the Company receives a grant to the Intellectual Property licensed under such New Third Party License for purposes of the Company conducting activities or potential activities permitted under this Agreement or another Governing Agreement and for performing obligations under this Agreement or another Governing Agreement.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.4.                            Reports and Payments.

4.4.1.                  Royalty Reports.  Within [**] days after the end of each Calendar Quarter beginning with the Calendar Quarter in which the First Commercial Sale of a Product is made in any jurisdiction in the Territory, Nestlé will deliver to the Company a report setting forth for the previous Calendar Quarter the following information on a Product-by-Product basis:  (a) the Net Sales of each Product in each jurisdiction, (b) the number of units sold by Nestlé, its Affiliates or Sublicensees, (c) the basis for any adjustments to the royalty payable for the sale of each Product, (d) the royalty due hereunder for the sales of each Product, and (e) the applicable exchange rate as determined in accordance with this Agreement.  The total royalty due for the sale of Products during such Calendar Quarter will be remitted at the time such report is made.

4.4.2.                  Taxes and Withholding.

(a)                                 [**].

(b)                                 [**].

(c)                                  [**].

(d)                                 [**].

(e)                                  [**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.4.3.                  Currency.  All amounts payable and calculations hereunder will be in US dollars.  As applicable, Net Sales and any royalty deductions will be translated into US dollars in accordance with Nestlé’s customary and usual currency conversion procedures, consistently applied.  If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as provided in this Article IV, the Parties will consult with a view to finding a prompt and acceptable solution, and Nestlé will deal with such monies as the Company may lawfully direct at no additional out-of-pocket expense to Nestlé.

4.4.4.                  Method of Payment.  Except as permitted pursuant to Section 4.4.3, each payment hereunder will be made by electronic transfer in immediately available funds via a bank wire transfer, an automated clearing house (ACH) mechanism or any other means of electronic funds transfer, at Nestlé’s election, to the bank account designed by the Company in accordance with this Section 4.4 in writing to Nestlé at least [**] days before the payment is due.

4.4.5.                  Record Keeping.  Nestlé will keep, and will cause its Affiliates and Sublicensees to keep, books and accounts of record in connection with the sale of Products, including records of gross invoiced sales, Net Sales, exchange rates and royalty payments (collectively, the “Financial Records”), in accordance with the International Financial Reporting Standards in force from time to time (as appropriate) and in sufficient detail to permit accurate determination of all figures necessary for verification of royalties and other payments to be made by Nestlé under this Article IV.  Nestlé and its Affiliates and Sublicensees will maintain such records for a period of at least three (3) years after the end of the Calendar Quarter in which they are generated.

4.4.6.                  Audits.  Upon thirty (30) days prior written notice from the Company, Nestlé will permit, and will cause its Affiliates and Sublicensees to permit, an independent certified public accounting firm of internationally recognized standing selected by the Company and reasonably acceptable to Nestlé, to examine, at the Company’s sole expense, the relevant Financial Records of Nestlé and its Affiliates and Sublicensees as may be reasonably necessary to verify the amounts reported by Nestlé in accordance with Section 4.4.1 and the royalties and other payments made by Nestlé in accordance with this Article IV.  The Company will be entitled to conduct an audit in accordance with this Section 4.4.6 not more than once in any Calendar Year and not more than once in respect of the Financial Records from any Calendar Year and such audit will be limited to the pertinent Financial Records from any Calendar Year ending not more than three (3) years prior to the date of the request.  The accounting firm will be provided access to such Financial Records at Nestlé’s facility(ies) where such Financial Records are normally kept and such audit will be conducted during Nestlé’s normal business hours.  Upon completion of the audit, the accounting firm will provide both Parties with a written report disclosing any discrepancies in the reports submitted by Nestlé or payments made by Nestlé, if any, and in each case, the specific details concerning any discrepancies.  Any information provided by Nestlé to the accounting firm and the written report of the accounting firm will be the Confidential Information of Nestlé.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.4.7.                  Underpayments/Overpayments.  If a report of an independent public accounting firm submitted to the Parties in accordance with Section 4.4.6 shows any underpayment of royalties and other payments due under this Article IV, Nestlé will remit to the Company within forty five (45) days after receipt of such report by Nestlé, (a) the amount of such underpayment plus interest, calculated from the date such underpayment should have been originally made to the Company and (b) if such underpayment exceeds [**] of the total amount owed to the Company for the Calendar Year then being audited, the reasonable fees and expenses of such independent public accounting firm performing the audit, subject to reasonable substantiation thereof.  If such independent public accounting firm’s written report shows any overpayment of royalties or other payments due under this Article IV, Nestlé will receive a credit equal to such overpayment plus interest, calculated from the date such overpayment was originally made to the Company hereunder against the royalties and other payments due under this Article IV otherwise payable to the Company.

4.4.8.                  Interest.  Any payment under this Article IV that is more than [**] days past due or any credit under this Article IV will be subject to interest at an annual percentage rate of the twelve (12) month London Interbank Offered Rate plus [**] basis points if a Party does not make payment within [**] days of its receipt of notice that such amount is past due.  Notwithstanding the preceding, if a Party contests any amounts due hereunder in good faith and promptly notifies the other Party of such dispute, interest will not accrue as to amounts being so contested until [**] days following the presentation of such notice to the other Party.

ARTICLE V
COVENANTS

5.1.                            Confidentiality.

5.1.1.                  Confidential Information.  Each Party (the “Receiving Party”) agrees to keep in strict confidence all Confidential Information that the other Party (the “Disclosing Party”) provides, communicates or otherwise makes available to the Receiving Party and to protect the Confidential Information with the same degree of care normally used to protect its own Confidential Information of a similar nature.  The Receiving Party will not disclose or allow disclosure of any Confidential Information to any Third Party and will not use any Confidential Information in any manner, except, in each case, for the purposes of implementing and enforcing this Agreement without the prior written consent of the Disclosing Party.

5.1.2.                  Exceptions to Confidentiality.  The restrictions and obligations set forth in Sections 5.1.1, 5.1.3 and 5.1.4 will not apply to any Confidential Information:

(a)                                 which is or becomes generally available to the public through no fault on the part of the Receiving Party;

(b)                                 which is lawfully in the possession of the Receiving Party (other than pursuant to the terms of this Agreement) without restriction as to its disclosure, prior to the disclosure of such information by or on behalf of the Disclosing Party or the Company, as reasonably evidenced by appropriate documentation;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(c)                                  which lawfully becomes available to the Receiving Party from a source other than the Disclosing Party and the Company without any duty as to confidentiality or non-use;

(d)                                 which is independently developed or otherwise created by the Receiving Party (other than pursuant to the terms of this Agreement) without the use of any Confidential Information of the Disclosing Party, as reasonably evidenced by appropriate documentation; or

(e)                                  which is required to be disclosed or provided to any court, government or regulatory body of competent jurisdiction (including any relevant securities exchange) (i) pursuant to any Applicable Laws, judgment, decree or order; (ii) as necessary to make regulatory filings and communications related to HMPL-004 or any Products; or (iii) for the purpose of asserting or defending against any claims relating to Intellectual Property Rights, including, in particular, any action taken to protect and enforce Intellectual Property Rights; provided, however, that (x) any such information disclosed pursuant to this Section 5.1.2(e) will be disclosed only to the extent required by Applicable Laws, judgment, decree or order; (y) except with respect to required disclosure to tax authorities, the Party seeking to disclose or provide such information will give the other Parties prompt written notice of such requirement and fully cooperate with the other Parties so that the other Parties and/or the Company (as the case may be) may obtain reasonable assurances that confidential treatment will be accorded to such information; and (z) without limiting the generality of the foregoing, the Parties will use Commercially Reasonable Efforts to ensure that, subject to Applicable Laws, the list of the Products is redacted from any copy of this Agreement required to be filed with any government or regulatory body.

5.1.3.                  Measures to Keep Confidentiality.  Each Party agrees that, prior to giving access to any Confidential Information to any of its Affiliates or any of its or such Affiliates’ respective directors, officers, employees, advisors, consultants and agents, it will require each such Person to agree to be bound by all obligations of confidentiality and non-use under this Section 5.1, and will take all reasonable steps and measures to ensure that each such Person will enter into a confidentiality undertaking to comply with and perform such obligations, in each case to the same extent as if they were direct parties to this Agreement.

5.1.4.                  Survival of Obligations.  The obligations undertaken by the Parties under this Section 5.1 will survive the termination of this Agreement for any reason and will remain in effect and be binding on the Parties for a period of ten (10) years after the termination of this Agreement; provided that to the extent any Confidential Information constitutes a trade secret, as defined in the U.S. Uniform Trade Secrets Act or any Applicable Laws, then the Receiving Party will keep such trade secret confidential until such time as the Confidential Information no longer qualifies as a trade secret under Applicable Laws.

5.1.5.                  Notification.  The Receiving Party will notify the Disclosing Party immediately, and cooperate with the Disclosing Party as the Disclosing Party may reasonably request, upon the Receiving Party’s discovery of any loss or compromise of the Disclosing Party’s Confidential Information.

5.1.6.                  Destruction of Confidential Information.  Upon the expiration or earlier termination of this Agreement, except with respect to Confidential Information necessary or useful for a Receiving Party to exercise any rights or perform any obligations under this Agreement surviving such expiration or termination, the Receiving Party will (a) destroy all tangible embodiments of Confidential Information of the Disclosing Party, including any and all

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

copies thereof, and those portions of any documents, memoranda, notes, studies and analyses prepared by the Receiving Party or its Affiliates that contain, incorporate or are derived from such Confidential Information and provide written certification of such destruction to the Disclosing Party in a form reasonably acceptable to the Disclosing Party, provided that the legal department of the Receiving Party will have the right to retain one (1) copy of any such tangible embodiments for archival purposes, provided such copy will continue to be maintained on a confidential basis subject to the terms of this Agreement, and (b) immediately cease, and will cause its Affiliates to cease, use of such Confidential Information as well as any information or materials that contain, incorporate or are derived from such Confidential Information.

5.1.7.                  Use of Name and Disclosure of Terms.  Each Party will keep the existence of, the terms of and the transactions covered by this Agreement confidential and will not disclose such information to any Third Party through a press release or otherwise, or mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any manner without the prior written consent of the other Party in each instance (which will not be unreasonably withheld).  The restrictions imposed by this Section 5.1.7 will not prohibit either Party from making any disclosure that is required by Applicable Laws or the requirements of a national securities exchange or another similar regulatory body, including disclosing such information in any clinical trial database maintained by or on behalf of a Party, or that is expressly permitted under this Agreement.  Further, the restrictions imposed on each Party under this Section 5.1.7 are not intended, and will not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Section 5.1.7.

5.1.8.                  Remedies.  The Parties acknowledge and agree that the restrictions set forth in Article V are reasonable and necessary to protect the legitimate interests of the Parties and that neither Party would have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Article V will result in irreparable injury to the other Party for which there will be no adequate remedy at law.  In the event of a breach or threatened breach of any provision of Article V by a Party, the other Party will be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights will be cumulative and in addition to any other rights or remedies to which such Party may be entitled in law or equity.  The breaching Party agrees to waive any requirement that the non-breaching Party (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.  Nothing in this Section 5.1.8 is intended, or will be construed, to limit the Parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

5.2.                            Compliance with Law.

5.2.1.                  General.  Nestlé hereby covenants and agrees to comply with, and will cause its Affiliates to comply with, Applicable Laws related to the use and Commercialization of HMPL-004 and the Products.  The Company hereby covenants and agrees to comply with, and will cause its Affiliates to comply with, Applicable Laws related to the use, Development and Manufacture of HMPL-004 and the Products.  For the avoidance of doubt, nothing in this Agreement will require either Party to undertake any activity which violates, or which it believes, in good faith, may violate, any Applicable Laws.

5.2.2.                  Patient Information.  Without limiting the generality of the foregoing, each Party agrees to abide, and will cause its Affiliates to abide, by all Applicable Laws concerning the

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

confidentiality or protection of patient identifiable information or patients’ protected health information in the course of their performance under this Agreement.

5.2.3.                  Debarment.  Each Party agrees that it will not knowingly use, and will cause its Affiliates to not knowingly use, in any capacity, in connection with any of its obligations to be performed under this Agreement any individual who has been disqualified or debarred by the US Food and Drug Administration, pursuant to 21 U.S.C. §§ 335(a) or (b), or been charged with or convicted under US law for conduct relating to the development or approval, or otherwise relating to the regulation of the Product under the Generic Drug Enforcement Act of 1992, or any other relevant law, rule, or regulation applying in any jurisdiction in the Territory or has been disbarred, disqualified, or convicted under or for any equivalent or similar applicable foreign law, rule, or regulation applying in any jurisdiction in the Territory.

5.3.                            Anti-Corruption Laws.

5.3.1.                  Compliance with Anti-Corruption Law.  In carrying out their responsibilities under this Agreement, the Parties will comply with all applicable anti-corruption laws in the countries where the Parties have their principal or other places of business and where they conduct activities under this Agreement.  Additionally, the Parties understand and agree to comply with the US Foreign Corrupt Practices Act of 1977 (“US Act”) and the UK Bribery Act of 2010 (“UK Act”), in each case as revised, which in the case of the US Act generally prohibits the promise, payment or giving of anything of value either directly or indirectly to any government official for the purpose of obtaining or retaining business or any improper advantage, and in the case of the UK Act includes the prohibition on the making of any bribe to a foreign public official with the intention of influencing such person in order to obtain or retain business or an advantage in the conduct of business.  For purposes of this Section 5.3.1, (a) “government official” means any official, officer, representative, or employee of, including any doctor employed by, any non-US government department, agency or instrumentality (including any government-owned or controlled commercial enterprise), or any official of a public international organization or political party or candidate for political office; and (b) “foreign public official” means an individual who holds a legislative, administrative or judicial position of any kind, whether appointed or elected, of a jurisdiction or territory outside the United Kingdom (or any subdivision of such a jurisdiction or territory); exercises a public function (i) for or on behalf of a jurisdiction or territory outside the United Kingdom (or any subdivision of such a jurisdiction or territory), or (ii) for any public agency or public enterprise of that jurisdiction or territory (or subdivision); or is an official or agent of a public international organization.

5.3.2.                  Certain Covenants regarding Anti-Corruption.  Additionally, each Party undertakes that neither it nor any of its, directors, employees, agents, consultants (or any other person who may be associated with a Party for the purposes of the UK Act) will directly or indirectly pay or give or promise to pay or give anything of value to any government official or a foreign public official for purposes of (a) influencing any act or decision of any such person in his official capacity; (b) inducing such person to do or omit to do any act in violation of the lawful duty of such official; (c) securing any improper advantage; or (d) inducing such person to use his position to affect or influence any act or decision of government or any legislative, administrative, public agency or other public body with respect to any activities undertaken relating to this Agreement.  Additionally, the Parties will make reasonable efforts to comply with requests for information, including answering questionnaires and narrowly tailored audit inquiries, to enable the other Party to ensure compliance with any applicable anti-corruption laws.

5.3.3.                  Breach of Anti-Corruption Covenants.  The Parties agree that a breach of the anti-corruption commitments in Section 5.3 will be considered a material breach of this Agreement and

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

that either Party may immediately seek all remedies available under law and equity including termination of this Agreement pursuant to Section 8.3.1 if it believes, in good faith, that the covenants under the anti-corruption commitments in this Section 5.3 have been breached by the other Party, without owing to the other any damages or indemnification resulting solely from such termination.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

6.1.                            Representations and Warranties of Each Party.  As of the Execution Date, each of Nestlé and the Company hereby represents and warrants to the other Party hereto as follows:

6.1.1.                  it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

6.1.2.                  the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;

6.1.3.                  it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

6.1.4.                  the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

6.1.5.                  it is not subject to, and the execution, delivery and performance by it of this Agreement will not subject it to, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general application; and

6.1.6.                  it has the full right, power and authority to grant all of the right, title and interest in the licenses granted to the other Party under this Agreement.

6.2.                            Additional Representations and Warranties of the Company.  Except as set forth in Schedule 6.2, the Company hereby represents and warrants to Nestlé that as of the Execution Date:

6.2.1.                  the Company, together with its Affiliates, is the sole and exclusive owner of, and has the sole right, title and interest in and to, Company Patent Rights and Company Know-How, in each case free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien, lease, sublease, option, or charge of any kind, limitations on transfer or any subordination arrangement in favor of a Third Party;

6.2.2.                  the Company Technology comprises all of the Intellectual Property rights forming HMPL-004 and all of the Intellectual Property rights used by the Company, its Affiliates,

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

consultants and contractors in the Development and Commercialization of HMPL¬004 or any Products prior to the Execution Date;

6.2.3.                  all of the Company Patent Rights listed on Schedule 1.13 and the Key Patent Rights are in force or pending and have not been abandoned as of the Execution Date, and to the Company’s knowledge, all such Company Patent Rights are valid and enforceable without any claims, challenges, oppositions, interference or other proceedings pending or threatened and the Company has filed and prosecuted patent applications within the Company Patent Rights in good faith and complied with all duties of disclosure with respect thereto and the Company has not initiated or been involved in any proceedings or claims in which it alleges that any Third Party is or was infringing or misappropriating any Company Technology, nor have any such proceedings been threatened by the Company, nor does the Company know of any valid basis for any such proceedings;

6.2.4.                  the Company has the right to use and disclose and to enable Nestlé to use and disclose (in each case under appropriate conditions of confidentiality) the Company Know-How free from encumbrances;

6.2.5.                  to the knowledge of the Company, the Development, Manufacturing and Commercialization of HMPL-004 and/or any Products in the Field in the Territory, in the form in which it is being Developed as of the Execution Date, does not infringe or misappropriate any Intellectual Property rights including the Patent Rights of a Third Party;

6.2.6.                  no Third Party has challenged or has threatened in writing to challenge the extent, validity or enforceability of the patents encompassed within the Company Technology relating to HMPL-004 or any Product (including, by way of example, through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the US Patent and Trademark Office or any analogous entity of any jurisdiction in the Territory), and all application, registration, maintenance and renewal fees in respect of Company Patent Rights have been paid and all documents and certificates required to be filed with the relevant agencies for the purpose of maintaining such Company Patent Rights have been filed;

6.2.7.                  there are no claims, judgments or settlements pending against the Company or its Affiliates with respect to any Company Technology, and the Company has not received notice that any such claims, judgments or settlements are threatened or of any infringement or misappropriation by the Company of the Intellectual Property rights including Patent Rights of a Third Party;

6.2.8.                  the Company has not granted any Third Party, including any academic organization or agency, any rights to the Company Technology, HMPL-004 or the Products, or any other rights that would otherwise interfere or be inconsistent with Nestlé’s rights hereunder, and there are no agreements or arrangements to which the Company or any of its Affiliates is a party relating to the Products, HMPL-004, the Company Patent Rights, or the Company Know-How that would limit the rights granted to Nestlé under this Agreement or that restrict or will result in a restriction on Nestlé’s ability to register, use or Commercialize HMPL-004 or the Products in the Territory;

6.2.9.                  no officer or employee of the Company is subject to any agreement with any other Third Party which requires such officer or employee to assign any interest in any Company Technology relating to HMPL-004 or any Products to any Third Party;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

6.2.10.           all of the Company’s employees, officers, and consultants have executed agreements or have existing obligations under Applicable Laws requiring assignment to the Company of all inventions made during the course of and as the result of their association with the Company and obligating the individual to maintain as confidential the Company’s Confidential Information as well as Confidential Information of other parties (including Nestlé and its Affiliates) which such individual may receive, to the extent required to support the Company’s obligations under this Agreement and all inventions relevant to the rights granted to Nestlé under this Agreement have been duly transferred to the Company or its Affiliates in accordance with such agreements or existing obligations and Applicable Laws or the Company has entered into binding agreements permitting such a transfer;

6.2.11.           the Company has taken all reasonable precautions to preserve the confidentiality of the Company Know-How and has not committed any act, or omitted to commit any act, that may cause the Company Patent Rights to expire prematurely or be declared invalid or unenforceable;

6.2.12.           the Company has not entered into a government funding relationship that would result in rights to HMPL-004 or any Product residing in the US Government, National Institutes of Health, National Institute for Drug Abuse or other agency, and the licenses granted hereunder are not subject to overriding obligations to the US Government as set forth in Public Law 96-517 (35 U.S.C. 200-204), as amended, or any similar obligations under the laws of any other country;

6.2.13.           neither the Company nor any employee, agent or subcontractor of the Company involved in the Development of HMPL-004 or the Products has been debarred under subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a); and

6.2.14.           the Company is in compliance, and has at all times complied with, all Applicable Laws relating to the Company Technology, including Applicable Laws relating to export restrictions and controls and biodiversity (including the 1992 United Nations Convention on Biological Diversity and the 2011 Nagoya Protocol on Access to Genetic Resources and the Fair and Equitable Sharing of Benefits Arising from their Utilization).

6.3.                            Repeating Representations and Warranties of the Company.  As and when any Improvements are included in the Company Technology, the Company hereby represents and warrants to Nestlé that as at such date the warranties set out in Section 6.2 are true and accurate in respect of any such Improvements.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

6.4.                            Separate and Independent Representations and Warranties.  Each of the warranties and representations in Sections 6.1 and 6.2 will be separate and independent and (unless expressly provided otherwise) will not be limited by reference to any other warranty or by anything in this Agreement.

6.5.                            Representation by Legal Counsel.  Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party which drafted such terms and provisions.

6.6.                            No Inconsistent Agreements.  Neither Party has in effect, and after the Execution Date, neither Party will enter into, any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement or limit the ability of either Party to grant the licenses set forth in Article II of this Agreement.

6.7.                            Disclaimer.  The foregoing warranties of each Party are in lieu of any other warranties, express or implied, including any implied warranties of non-infringement, any implied warranties of merchantability or any implied warranties of fitness for a particular purpose all of which are hereby specifically excluded and disclaimed.  Each Party hereby disclaims any representation or warranty that the Development or Commercialization of HMPL-004 or any Product under this Agreement will be successful.

6.8.                            Covenants.

6.8.1.                  The Company covenants and agrees that for the Term in the Territory:

(a)                                 it will not grant any interest or rights in the Company Technology, nor will the Company assign or encumber its right, title or interest in or to the Company Technology to any Third Party, in each case in a manner inconsistent with the rights granted to Nestlé under this Agreement, and will use all reasonable precautions to preserve the confidentiality of the Company Technology;

(b)                                 it will not amend or modify the terms of any agreement under which it obtains rights to any of the Company Technology in a manner that may affect Nestlé’s rights under this Agreement without the prior written consent of Nestlé;

(c)                                  the Company and its Affiliates will comply with, perform and observe in all material respects, all obligations under each agreement under which it obtains rights to any of the Company Technology, and will not commit any act or fail to perform any obligation which would amount to a default or event of default or which, with the giving of notice, the lapse of time or the happening of any other event or condition would become a default or event of default thereunder or give rise to any right to terminate any such agreement; provided that the Company and its Affiliates will not be restricted pursuant to this Section 6.8.1(c) to the extent an act or failure to act does not affect Nestlé’s rights under this Agreement; and

(d)                                 if, at any time after the execution of this Agreement, it becomes aware that it or any employee, agent or subcontractor of the Company who participated, or is participating, in the performance of any activities hereunder is on, or is being added to the FDA Debarment List or any of the three (3) FDA Clinical Investigator Restriction Lists, it will provide written notice of this to Nestlé within two (2) Business Days of it becoming aware of this fact.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

6.8.2.                  Each Party covenants that (i) neither such Party nor, to the actual knowledge of such Party, any employee, agent or subcontractor of such Party to be involved in the Development of the Company Technology or the Products, has been debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a); (ii) no Person who is known by such Party to have been debarred under Subsection (a) or (b) of Section 306 of said Act will be employed by such Party in the performance of any activities hereunder; and (iii) to the actual knowledge of such Party, no Person on any of the FDA clinical investigator enforcement lists (including, but not limited to, the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List) will participate in the performance of any activities hereunder.

ARTICLE VII
INTELLECTUAL PROPERTY

7.1.                            Ownership.

7.1.1.                  Ownership of Technology.  Subject to the license grants under Article II of this Agreement, as between the Parties, the Company will own all Company Technology.  Neither Party will take any action that would limit the other Party’s right to exercise its rights under Section 2.4.  In the event inventorship and ownership of any Information or Patent Rights cannot be resolved by the Parties with advice of their respective Intellectual Property counsel, such dispute will be resolved through the dispute resolution mechanism set forth in Section 10.1.  For the avoidance of doubt, all Patent Rights, Information or other Intellectual Property Rights made or conceived during the Term solely by Nestlé (or its Affiliate) which is funded by Nestlé (or its Affiliate) will belong exclusively to Nestlé.

7.1.2.                  Employee Assignment.  To the extent permissible under Applicable Laws, each Party will cause each employee and contractor conducting work on such Party’s behalf under this Agreement to sign a contract that (a) compels prompt disclosure to the Party of all Company Technology, as applicable, conceived or reduced to practice by such employee or contractor during any performance under this Agreement, (b) automatically assigns to the Party all right, title and interest in and to all such Company Technology and all Patent Rights disclosing or claiming such Company Technology and (c) obligates such persons to similar obligations of confidentiality as set forth in this Agreement.  Each Party will require each employee and contractor conducting work on such Party’s behalf under this Agreement to maintain records in sufficient detail and in a good scientific manner appropriate for patent purposes to properly reflect all work done.  Each Party will be responsible for the payment of any remuneration due to employees under any Applicable Laws that provides compensation to such employee inventors.

7.2.                            Filing, Prosecution and Maintenance of Patent Rights.

7.2.1.                  Company Patent Rights.  The Company will be responsible, at its sole cost and expense, for the preparation, filing and prosecution, maintenance and defense of the Company Patent Rights in the Territory.  The Company will keep Nestlé advised on the status of preparation, filing, prosecution, maintenance and defense of all patent applications included within Company Patent Rights and the maintenance of any issued patents within Company

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Patent Rights.  Further, the Company will consult and reasonably cooperate with Nestlé with respect to the preparation, filing, prosecution, maintenance and defense of all Company Patent Rights, including:  (a) allowing Nestlé a reasonable opportunity and reasonable time to review and comment regarding relevant material communications and drafts of any material responses or proposed filings by Nestlé before any applicable filings are submitted to any relevant patent office or Government Authority and (b) reflecting any reasonable comments offered by Nestlé in any final filings submitted by the Company to any relevant patent office or Government Authority.

7.2.2.                  Step-In Rights.  If the Company does not file, prosecute or maintain any Patent Right as required by Section 7.2.1, Nestlé may, if it is reasonable to do so to protect its interests, step-in and carry out such activity itself upon delivery of a notice to such effect to the Company.  Upon delivery of such notice, Nestlé will have the right to file, prosecute and maintain such Patent Right at the Company’s expense, and the Company will perform such acts as may be reasonably necessary for Nestlé to file, prosecute or maintain such Patent Right, at the Company’s sole cost and expense.  For the avoidance of doubt, any exercise by Nestlé of the right conferred by this Section 7.2.2 will be without prejudice to any rights or remedies available to Nestlé whether under this Agreement or otherwise.

7.2.3.                  Patent Term Extensions.  The Parties will cooperate, if necessary and appropriate, with each other in gaining patent term extensions, including supplementary protection certificates and any other extensions that are available now or will become available in the future wherever applicable to Patent Rights that are applicable to HMPL-004 and/or the Products at the Company’s cost.  The Parties will, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions.

7.2.4.                  Orange Book Listing.  Nestlé will, at the Company’s expense and upon the Company’s reasonable request, (a) provide all necessary or reasonably useful information to enable the Company to make filings with Regulatory Authorities with respect to Company Patent Rights as required by Regulatory Authorities in the Territory, and (b) will cooperate with the Company in connection therewith, including providing reasonable assistance for the Company in meeting any submission deadlines.

7.2.5.                  Costs and Expenses.  Except as set forth in Section 7.2.2, the Company will pay or reimburse Nestlé for all costs and expenses of filing, prosecuting, maintaining, defending and extending the Company Patent Rights.

7.3.                            Trademarks.  The Company will select and own the Trademarks and all applications and registrations of Trademarks for the Products which have been Developed or for which the Company has obtained Regulatory Approval and will be solely responsible for applying for and maintaining the registrations for such Trademarks throughout the Territory, and all goodwill associated therewith will inure to the benefit of the Company.  The Company will bear all costs of applying for and maintaining registrations for such Trademarks.  The Company will assume full responsibility, at its sole cost and expense, for prosecuting any infringement of

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

any Company owned Trademark by a Third Party, and will be entitled to retain all recoveries in connection therewith.

7.4.                            Enforcement of Technology Rights.

7.4.1.                  Notice.  Each Party will promptly notify the other in the event of any actual, potential or suspected infringement of a patent under the Company Patent Rights by any Third Party (an “Infringement”).

7.4.2.                  Enforcement.  If reasonably requested by Nestlé, the Company will institute litigation or take other steps to remedy an Infringement, and any such litigation or steps will be at the Company’s reasonable expense.  In order to establish standing, Nestlé, upon request of the Company, agrees to timely commence or to join in any such litigation, at the Company’s reasonable expense, and in any event to cooperate with the Company in such litigation or steps at the Company’s reasonable expense.  Nestlé will have the right to consult with the Company about such litigation and to participate in and be represented by independent counsel in such litigation at Nestlé’s own expense, other than in respect of any reasonable fees incurred in respect of matters undertaken at the request of the Company where such fees will be at the Company’s expense.  If the Company fails to institute such litigation or otherwise take steps to remedy an Infringement of any Company Patent Right within [**] days of its receipt of notice thereof or if Nestlé elects to conduct such litigation itself, then Nestlé will (at its expense) have the right, but not the obligation, upon [**] days’ prior notice to the Company to institute any such litigation.  Nestlé will have full control of such litigation or steps but will not, without the prior written consent of the Company, enter into any compromise or settlement relating to such litigation that (a) admits the invalidity or unenforceability of any Company Patent Right or (b) requires the Company to abandon any Company Patent Right.  The Company will, at its own expense, cooperate with Nestlé in any such litigation.  Any financial award granted in favor of Nestlé or the Company pursuant to an enforcement action under this Section 7.4.2 will be applied in priority to indemnify Nestlé (as licensee) for its losses and costs as a result of such decision and the excess will be shared between Nestlé and the Company in proportion to the amount spent by each Party in respect of such actions (including, without limitation, advisers fees and reasonable management time).

7.5.                            Third Party Claims.

7.5.1.                  Third Party Claims — Course of Action.  If the Development, Commercialization or Manufacture of HMPL-004 or the Product under this Agreement is alleged by a Third Party to infringe a Third Party’s Patent Right(s) or misappropriate a Third Party’s trade secret or has otherwise resulted in a claim in respect of product liability arising from or relating to HMPL-004 or a Product, the Party becoming aware of such allegation will promptly notify the other Party thereof, in writing, reasonably detailing the claim.

7.5.2.                  Third Party Suit.  If a Third Party sues a Party (the “Sued Party”) alleging that the Sued Party’s or the Sued Party’s Sublicensees’ Development, Manufacture or Commercialization of HMPL-004 or the Product infringes or will infringe said Third Party’s Patent Right(s) or misappropriates said Third Party’s trade secret or has otherwise resulted in a claim in respect of product liability arising

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

from or relating to HMPL-004 or a Product, then at Nestlé’s option, the Company will defend or settle such claim in its own name after consultation with Nestlé and in connection with its defense of any such Third Party suit, Nestlé will provide reasonable assistance to the Company for such defense and will join such suit if deemed a necessary party.  The Company will keep Nestlé reasonably informed, in person or by telephone, prior to and during the pendency of any such suit, where Nestlé has not joined in such suit the information will be provided at minimum on a monthly basis.  Where the Company will defend such claim, the Company will have full control of such litigation or steps but will not, without the prior written consent of Nestlé, such consent not to be unreasonably withheld, enter into any compromise or settlement relating to such litigation, including without limitation that (a) admits the invalidity or unenforceability of any Company Patent Right or any other Patent Right of Nestlé or its Affiliates or (b) requires the Company to abandon any Company Patent Right or requires Nestlé or its Affiliates to abandon any other Patent Right of Nestlé or its Affiliates (c) admits to any defect in HMPL¬004 or a Product which has, or could have contributed to, a product liability claim.  Nestlé will, at its own expense, cooperate with the Company in any such litigation.  Nestlé may however elect to defend or settle such claim on behalf of the Company in which case Nestlé will have full control of such litigation or steps and will defend or settle such claim in its own name and/or on behalf of the Company after consultation with the Company and in connection with its defense of any such Third Party suit, the Company will provide reasonable assistance to Nestlé for such defense and will join such suit if deemed a necessary party.  Nestlé will keep the Company reasonably informed, in person or by telephone, prior to and during the pendency of any such suit, where the Company has not joined in such suit the information will be provided at minimum on a monthly basis.  Where Nestlé will defend such claim, Nestlé will have full control of such litigation or steps but will not, without the prior written consent of the Company, such consent not to be unreasonably withheld, enter into any compromise or settlement relating to such litigation, including without limitation that (a) admits the invalidity or unenforceability of any Company Patent Right or (b) requires the Company to abandon any Company Patent Right (c) admits to any defect in HMPL-004 or a Product which has, or could have contributed to, a product liability claim.  The Company will, at its own expense, cooperate with Nestlé in any such litigation.

7.6.                            Patent Certifications.  Each Party will immediately give written notice to the other if it becomes aware that any Company Patent Rights covering a Product are invalid or that infringement will arise from the manufacture, use, import, sale or offer for sale of a Third Party product by a Third Party.  If the Company decides not to bring infringement proceedings against the Third Party making such a claim with respect to any Product, the Company will give notice to Nestlé of its decision not to bring suit within [**] Business Days after receipt of notice of such claim (or, if the time period permitted by law is less than [**] Business Days, within half of the time period permitted by law for the Company to commence such action) and Nestlé may then, but will not be obligated to, bring suit against the Third Party that filed such claim.  Any suit by either Party may be in the name of either or both Parties, as may be required by law.  For this purpose, the Party not bringing suit will execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.

7.7.                            Privileged Communications.  In furtherance of this Agreement, it is expected that Nestlé and the Company may, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications.  Such disclosures are made with the understanding that they will remain confidential, they will not be deemed to waive any applicable attorney-client privilege and that they are made in connection with the shared community of legal interests existing between the Company and Nestlé, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of Company Patent Rights.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE VIII
TERM AND TERMINATION

8.1.                            Term.  The term of this Agreement will commence on the Execution Date and, unless earlier terminated as provided in this Article VIII will continue in full force and effect as long as any Product is being Commercialized pursuant to this Agreement for use in the Field in any jurisdiction within the Territory (the “Term”).

8.2.                            Termination by Nestlé.

8.2.1.                  Termination for Convenience.  If Nestlé reasonably determines, in good faith, that it is not feasible to pursue the Commercialization of HMPL-004 or the Products in the US or Canada due to scientific, technical, regulatory or commercial reasons, then Nestlé will notify the Company thereof and the Parties will meet and discuss how to proceed; provided that, if such determination is reasonably made by Nestlé in good faith, Nestlé will have the right to terminate this Agreement in its entirety upon ninety (90) days’ written notice.

8.2.2.                  Termination At Will.  Nestlé may terminate this Agreement in its entirety, for any reason or for no reason, at any time upon giving written notice to the Company at least three hundred and sixty five (365) days prior to the effective date of such termination.

8.3.                            Termination for Cause.

8.3.1.                  Termination for Material Breach of this Agreement.  In the event that a Party commits a material breach of its obligations under this Agreement that is not cured within sixty (60) days (or such other time period as mutually agreed by the Parties) after such Party receives written notice from the non-breaching Party, which notice will specify the nature of the breach and demand its cure, the non-breaching Party may terminate this Agreement upon written notice to the breaching Party. Notwithstanding the foregoing, if either Party is alleged to be in material breach and disputes such termination through the dispute resolution procedures set forth in this Agreement, then the other Party’s right to cure any breach of this Agreement or to terminate this Agreement will be suspended for so long as such dispute resolution procedures are being pursued by the allegedly breaching Party in good faith and, if it is finally and conclusively determined that the allegedly breaching Party is in material breach, then the breaching Party will have no further right to cure such material breach.

8.3.2.                  Termination for Bankruptcy.  If at any time during the Term, a Party (“Bankrupt Party”), any of its creditors or other eligible party (i) files or commences a proceeding for the liquidation, bankruptcy, receivership, reorganization, rehabilitation, composition, winding-up, dissolution or judicial management or administration of the Bankrupt Party or the appointment of a liquidator, judicial manager, receiver, administrator, trustee-in-bankruptcy or other similar officer in respect of that Party or its assets, and such proceeding has not been stayed or dismissed within ninety (90) days after the filing thereof, (ii) the Bankrupt Party is unable to pay or has suspended payment of its debt generally as they become due (except debts being contested in good faith), or (iii) the creditors of the Bankrupt Party have taken over

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

its management (whether pursuant to a receivership or otherwise), the other Party may terminate this Agreement at any time by written notice with immediate effect.

8.4.                            Effect of Termination.

8.4.1.                  General.  Except as otherwise expressly provided herein, if this Agreement terminates for any reason, all rights and obligations of each Party will cease, including all rights and licenses granted by either Party to the other Party that do not expressly survive such termination.

8.4.2.                  Effects of Termination.  If this Agreement is terminated by the Company pursuant to Section 8.3 or by Nestlé pursuant to Section 8.2, the following provisions will apply:

(a)                                 Nestlé will reasonably cooperate with the Company to assure a smooth transition, at the Company’s expense, of any Clinical Trials in progress related to HMPL-004 or a Product in the Field in the Territory, which the Company determines to continue in compliance with Applicable Laws and ethical guidelines applicable to the transfer or termination of any such Clinical Trials.  In the event that the Company informs Nestlé that it does not intend to continue specific Development activities then in progress, costs incurred in closing out such activities will be borne by Nestlé;

(b)                                 Until termination is effective, each Party will continue to perform its obligations under this Agreement and will pay all costs allocated to it in accordance with this Agreement;

(c)                                  The Right of Reference granted to Nestlé pursuant to Section 2.5.1 by the Company will survive termination of the Agreement except such Right of Reference will be solely to the extent necessary for Nestlé to obtain Regulatory Approval of any Product in the Field in any jurisdiction in which Nestlé has a valid license over HMPL¬004 and/or any Product; and

(d)                                 Nestlé will for a period of [**] calendar months after the date of termination have the right to dispose of all stocks of Products in its possession and all Products in the course of manufacture at the date of termination and will pay to the Company any royalties due in accordance with the provisions of Section 4.3 within [**] days after the end of such period of [**] calendar months.

8.5.                            Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by the Company are, and will otherwise be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the US Bankruptcy Code.  The Parties agree that the Company, as licensee of certain rights under this Agreement, will retain and may fully exercise all of its rights and elections under the US Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against the Company under the US Bankruptcy Code, Nestlé will be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property licensed to Nestlé and all embodiments of such Intellectual Property, which, if not already in such other Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon Nestlé’s written request therefor, unless the Company elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by the Company upon written request therefor by Nestlé.

8.6.                            Survival of Certain Obligations.  Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing before such expiration or termination.  The

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

provisions of this Agreement that must, by their nature, survive expiration or termination of this Agreement to give effect to their intent, will so survive, including Section 5.1 (Confidentiality), Section 9.1 (Indemnification by the Company) and Section 9.2 (Indemnification by Nestlé).

ARTICLE IX
PRODUCT LIABILITY, INDEMNIFICATION AND INSURANCE

9.1.                            Indemnification by the Company.  The Company will indemnify, defend and hold harmless Nestlé, its Affiliates, and each of its and their respective employees, officers, directors, agents and Sublicensees (each, a “Nestlé Indemnified Party”) from and against, and covenants to pay on demand to a Nestlé Indemnified Party an amount equal to the aggregate of, all liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys’ and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated (collectively, “Liability”) that a Nestlé Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:

9.1.1.                  any Company representation or warranty set forth herein being untrue in any material respect when made or any material breach by the Company of any of its covenants or obligations hereunder;

9.1.2.                  the gross negligence or willful misconduct by or of the Company, its Affiliates and their respective officers, directors, agents and Sublicensees in performing any of their obligations under this Agreement; or

9.1.3.                  the Development, Commercialization, Manufacture or other use of HMPL-004 or a Product by the Company, its Affiliates or Sublicensees (excluding Nestlé and its Affiliates and Sublicensees), except in each case, to the extent caused by the gross negligence or willful misconduct of Nestlé or any Nestlé Indemnified Party, or by breach of this Agreement by Nestlé.

9.2.                            Indemnification by Nestlé.  Nestlé will indemnify, defend and hold harmless the Company, its Affiliates, and each of its and their respective employees, officers, directors, agents and Sublicensees (each, a “Company Indemnified Party”) from and against, and covenants to pay on demand to a Nestlé Indemnified Party an amount equal to the aggregate of all Liabilities that a Company Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:

9.2.1.                  any Nestlé representation or warranty set forth herein being untrue in any material respect when made or a material breach by Nestlé of any of its covenants or obligations hereunder; or

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

9.2.2.                  the gross negligence or willful misconduct by or of Nestlé, its Affiliates and their respective officers, directors, agents and Sublicensees in performing any of their obligations under this Agreement; or

9.2.3.                  the Commercialization or other use of HMPL-004 or any Product by Nestlé, its Affiliates or Sublicensees;

except in each case, to the extent caused by the gross negligence or willful misconduct of the Company or any Company Indemnified Party, or by breach of this Agreement by the Company.  For the avoidance of doubt, no claim will be made under this Section 9.2 in respect of any Liability in respect of which Nestlé has a claim against the Company pursuant to this Agreement.

9.3.                            Procedure.  In respect of all claims under the indemnities which do not fall within Section 7.4, Section 7.5 and/or Section 7.6, the following provisions shall apply:

9.3.1.                  Each Party will notify the other in the event it becomes aware of a claim for which indemnification may be sought hereunder or for which Liability is shared pursuant to this Article IX.  In case any proceeding (including any governmental investigation) will be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article IX, the Party benefitting from the rights under the indemnity (the “Indemnified Party”) will provide the other Party (the “Indemnifying Party”) with prompt written notice of such proceeding (the “Indemnification Claim Notice”).  Promptly after the Indemnifying Party receives the Indemnification Claim Notice, the Indemnifying Party and Indemnified Party will meet to discuss how to respond to any claims that are the subject matter of such proceeding.

9.3.2.                  Subject to the consent of the Indemnified Party, the Indemnifying Party may assume the defense of any Third Party claim subject to indemnification as provided for in this Section 9.3 by giving written notice to the Indemnified Party.

9.3.3.                  Upon assuming the defense of a Third Party claim in accordance with this Section 9.3, the Indemnifying Party will be entitled to appoint lead counsel in the defense of the Third Party claim.  Should the Indemnifying Party assume and continue the defense of a Third Party claim, except as otherwise set forth in this Section 9.3, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party claim, other than reasonable fees (including legal fees) incurred by the Indemnified Party in providing such assistance as requested by the Indemnifying Party.

9.3.4.                  Without limiting this Section 9.3, any Indemnified Party will be entitled to participate in, but not control, the defense of a Third Party claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnified Party’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume and actively further the defense and employ counsel in accordance with this Section 9.3 (in which case the Indemnified Party will control the defense).  With respect to any Liabilities in connection with Third Party claims, where the Indemnifying Party has assumed the defense of the Third Party claim in accordance with this Section 9.3, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Liability provided that:  (i) it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

reasonable discretion), or (ii) the Liability relates solely to the payment of money damages in connection with a Third Party claim that will not result in the Indemnified Party or any of its Affiliates becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party or any of its Affiliates or Sublicensees in any manner, and the Indemnifying Party has first confirmed in writing its agreement to indemnify the Indemnified Party, its Affiliates and Sublicensees with respect to such Liability.

9.3.5.                  The Indemnifying Party that has assumed the defense of the Third Party claim in accordance with this Section 9.3 will not be liable for any settlement or other disposition of a Liability by an Indemnified Party (but in no event to include any court judgment or judicial or administrative order or disposition) that is reached without the written consent of such Indemnifying Party.  To the extent permitted under Applicable Laws, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, any Third Party claim without first discussing with the Indemnifying Party the opportunity for the Indemnifying Party to assume the defense of the Third Party claim in accordance with this Section 9.3.  If the Indemnified Party consents to the Indemnifying Party assuming conduct of any Third Party claim, the Indemnified Party will cooperate in the conduct thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party claim.  Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.

9.4.                            Insurance.  The Parties will maintain insurance with creditworthy insurance companies or self-insure in accordance with Applicable Laws against such risks and in such amounts as are usually maintained or insured against by other companies of established repute engaged in the same or a similar business.

ARTICLE X
MISCELLANEOUS

10.1.                     Governing Law, Jurisdiction; Dispute Resolution.

10.1.1.           Governing Law.  The interpretation and construction of this Agreement (including any non-contractual claims) will be governed by the laws of England and Wales.

10.1.2.           Dispute Resolution.  In the event of a dispute arising out of or relating to this Agreement, (including regarding its existence, termination or validity) (a “Dispute”) any Party will provide written notice of the Dispute to the other Parties, in which event the Dispute will be referred to the executive officers of the Parties designated below or their successors.  The designated officers will use reasonable efforts to attempt resolution by good faith negotiations within [**] days after such notice is received.  Said designated officers are initially as follows:

For the Company:	The General Manager and Finance Director

For Nestlé:	President and Chief Executive Officer

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

In the event the designated executive officers do not resolve such Dispute within the allotted [**] days, any Party may, after the expiration of the [**] day period, seek to resolve the Dispute through reference to arbitration in accordance with Section10.1.3.  Notwithstanding the preceding, the Parties acknowledge that the failure of the Parties to reach consensus as to any matter, which failure does not involve a breach by a Party of its obligations hereunder, will not be deemed a Dispute which may be referred for resolution by the Parties under this Section 10.1.2.

10.1.3.           Arbitration.  All Disputes which are unresolved pursuant to Section 10.1.2 and which a Party wishes to have resolved will be referred upon the application of any Party to, and finally settled by, arbitration in accordance with the ICC Arbitration Rules (the “Rules”) as in force at the date of this Agreement and as modified by this Section 10.1.3, which Rules are deemed incorporated into this Section 10.1.3.  The number of arbitrators will be three (3), one of whom will be appointed by each Party and the third of whom, who will act as chairman, will be nominated by the two party-nominated arbitrators, provided that if the third arbitrator has not been nominated within twenty (20) Business Days of the nomination of the second party-nominated arbitrator, such third arbitrator will be appointed by the ICC.  The seat of arbitration will be London and the language of arbitration will be English.

The arbitrators will have the power to grant any legal or equitable remedy or relief available under law, including injunctive relief (whether interim and/or final) and specific performance, and any measures ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction.  Each Party retains the right to seek interim or provisional measures, including injunctive relief and including pre-arbitral attachments or injunctions, from any court of competent jurisdiction and any such request will not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.  For the avoidance of doubt, this Section 10.1.3 is not intended to limit the powers of the court exercisable in support of arbitration proceedings pursuant to Section 44 of the Arbitration Act 1996 or any Applicable Laws.

10.2.                     Force Majeure.  No liability will result from, and no right to terminate will arise, in whole or in part, based upon any delay in performance or non-performance, in whole or in part, by either of the Parties to this Agreement to the extent that such delay or non-performance is caused by an event of Force Majeure.  “Force Majeure” means an event that is beyond a non-performing Party’s control, including an act of God, strike, lock-out or other industrial/labor dispute not involving the non-performing Party’s (or its Affiliates) own employees, war, riot, terrorist act, epidemic, quarantine, fire, flood or natural disaster.  The Force Majeure Party will within ten (10) days of the occurrence of the Force Majeure event, give written notice to the other Party stating the nature of the Force Majeure event, its anticipated duration and any action being taken to avoid or minimize its effect.  Any suspension of performance will be of no greater scope and of no longer duration than is reasonably required and the Force Majeure Party will use reasonable effort to remedy its inability to perform; provided, however, if the suspension of performance continues or is anticipated to continue for thirty (30) days after the date of the occurrence, the unaffected Party will have the right but not the obligation to perform on behalf of the Force Majeure Party for a period of such Force Majeure and such additional period as may be

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

reasonably required to assure a smooth and uninterrupted transition of such activities.  If such failure to perform would constitute a material breach of this Agreement in the absence of such event of Force Majeure, and continues for [**] months from the date of the occurrence and the Parties are not able to agree on appropriate amendments within such period, the unaffected Party will have the right, notwithstanding the first sentence of this Section 10.2, to terminate this Agreement immediately by written notice to the Force Majeure Party, in which case neither Party will have any liability to the other except for those rights and liabilities that accrued prior to the date of termination.

10.3.                     Waiver and Non-Exclusion of Remedies.  A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy will not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies.  To be effective any waiver must be in writing.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.

10.4.                     Notices.

10.4.1.           Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement will be in writing, will refer specifically to this Agreement and will be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 10.4.2 or to such other address as the Party to whom notice is to be given may have provided to the other Parties in accordance with this Section 10.4.1.  Such Notice will be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second (2) Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  This Section 10.4 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

10.4.2.           Address for Notice.

The Company:

Nutrition Science Partners Limited

22nd Floor, Hutchison House

10 Harcourt Road, Hong Kong

Attn:  General Manager

Fax:  +852 2128 1778

With a copy to:

The Finance Director
c/o Nestlé Health Science S.A.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Avenue Nestlé 55,
1800 Vevey Switzerland
Attn:  General Counsel

Nestlé:

Nestlé Health Science S.A.
Avenue Nestlé 55, 1800 Vevey
Switzerland
Attn:  President and Chief Executive Officer

With a copy to:

Nestlé Health Science S.A.
Avenue Nestlé 55, 1800 Vevey
Switzerland
Attn:  General Counsel

10.5.                     Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement.  This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof.  All Schedules referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement.  In the event of any inconsistency between any such Schedules and this Agreement, the terms of this Agreement will govern.

10.6.                     Amendment.  Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of all Parties.

10.7.                     Assignability.  This Agreement and each and every covenant, term and condition hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any rights or obligations hereunder may be assigned, delegated or transferred, directly or indirectly, by a Party to any Third Party without the prior written consent of the other Party except that Nestlé may assign this Agreement and any rights hereunder to any of its Affiliates.  Any attempted assignment or delegation in violation of this Section 10.7 will be void.

10.8.                     No Benefit to Others.  The provisions of this Agreement are for the sole benefit of the Parties and their Affiliates, successors and permitted assigns, and they will not be construed as conferring any rights in any other Persons except as otherwise expressly provided in this Agreement.  A Person who is not a party to this Agreement will have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

10.9.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will be deemed to constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission will be as effective as an original executed signature page.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

10.10.              Severability.  To the fullest extent permitted by Applicable Laws, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and will not form part of this Agreement.  To the fullest extent permitted by Applicable Laws and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement will remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Laws and achieves, as nearly as possible, the original intention of the Parties.

10.11.              Further Assurance.  Each Party will perform all further acts and things and execute and deliver such further documents as may be reasonably necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

10.12.              Publicity.  The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any subsequent press releases relating to the Agreement or the activity hereunder prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases, and that any Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with Applicable Laws, judgments, decrees, orders or for appropriate market disclosure or which are consistent with information disclosed in prior releases properly made hereunder.

10.13.              Relationship of the Parties.  The status of a Party under this Agreement will be that of an independent contractor.  Nothing contained in this Agreement will be construed as creating a partnership, joint venture, or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties, or commitments on behalf of the other Party.  All Persons employed by a Party or any of its Affiliates will be employees of such Party or its Affiliates and not of the other Party or such other Party’s Affiliates and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party or its Affiliates, as applicable.

10.14.              English Language.  This Agreement is written and executed in the English language.  Any translation into any other language will not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version will prevail.  English will be the official language of this Agreement and all communications between the Parties will be conducted in that language.

10.15.              Construction.  Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The headings of this Agreement and any descriptions of Schedules or descriptions of cross references are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement.  The terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation.”

[Signature Page Follows]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed and intend to and hereby do deliver this Agreement as a deed to be effective as of the Execution Date.

SEALED with the COMMON SEAL of	[Signature of Christian Hogg]

Nutrition Science Partners Limited

And SIGNED by

Christian Hogg its Director

in the presence of

Name:
Title: Director / Secretary

EXECUTED AS A DEED by

Luis Cantarell

President and Chief Executive Officer

for and on behalf of

Nestlé Health Science S.A.

in presence of:

Name:

Title:

SIGNATURE PAGE TO LICENSE AGREEMENT

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.13

Company Patent Rights

No.	COUNTRY	APPLICATION / PUBLICATION NO.	FILING DATE	STATUS	TITLE
1	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.18

[**]

[**].

[**].

[**]

[**]

[**]

[**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.27

[**]

[**].

[**]

[**].

[**]

[**]

[**]

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.28

[**]

[**].

[**]

[**].

[**]

[**]

[**]

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.33

[**]

Introduction

[**].

Production & Processing

[**].

Mechanism of Action

[**].

Overview

[**]

[**]

[**]

[**]

[**]

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.45

Key Patent Rights

No.	COUNTRY	APPLICATION / PUBLICATION NO.	FILING DATE	STATUS	TITLE
1	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

[Validity of patents and inclusion of any additional Company Patent Rights to be confirmed by the Parties at the time of execution.]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 6.2

Disclosures

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Appendix A

Independent Expert Appointment Procedure

1.                                      If the Parties fail to agree upon an independent Third Party expert within fifteen (15) Business Days of either Party providing written notice to the other notifying of a requirement to appoint an independent Third Party expert pursuant to the terms of the Agreement, either Party may refer the matter to ICC in London for determination in accordance with the ICC Rules of Expertise.

2.                                      The determination made by the expert pursuant to the ICC Rules of Expertise will be final and binding upon the Parties.  The language to be used in the expert determination will be English.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B

Europe License

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT B TO OPTION AGREEMENT

LICENSE AGREEMENT (EUROPE)

by and between

NUTRITION SCIENCE PARTNERS LIMITED

and

NESTLÉ HEALTH SCIENCE S.A.

[DATE]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedules

Schedule 1.13	Company Patent Rights

Schedule 1.25	First Regulatory Approval for [**]

Schedule 1.27	First Regulatory Approval for [**]

Schedule 1.33	HMPL-004

Schedule 1.44	Key Patent Rights

Schedule 6.2	Schedule of Exceptions

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is entered into as a deed on this [DATE] (the “Execution Date”), by and among Nutrition Science Partners Limited, a limited company organized and existing under the laws of Hong Kong with its principal offices at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong (the “Company”) and Nestlé Health Science S.A., a company organized and existing under the laws of Switzerland with its principal offices at Rue des Remparts 2, 1095 Lutry, Switzerland (“Nestlé”).  Nestlé and the Company are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, pursuant to the Joint Venture Agreement dated as of [•] November 2012 (as such may be amended from time to time in accordance with its terms, the “Joint Venture Agreement”), Hutchison MediPharma (Hong Kong) Limited, a limited company organized and existing under the laws of Hong Kong (“Hutchison”), Hutchison China MediTech Limited, a company organized and existing under the laws of the Cayman Islands, the Company and Nestlé agreed to form the Company, a joint venture, in part for the purpose of the discovery, development, registration, manufacture and commercialization of Products in the Field;

WHEREAS, in connection with such joint venture, the Company granted to Nestlé, inter alia, pursuant to an Option Agreement dated as of [DATE] (as such may be amended from time to time in accordance with its terms, the “Option Agreement”), an exclusive option to obtain an exclusive royalty-bearing license to Commercialize HMPL-004 and any Products in the Field in the Territory; and

WHEREAS, Nestlé has exercised such option on the terms set forth therein and the Parties have obtained (where required) all regulatory clearance for this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

The terms defined in this Article will have the meanings ascribed to them herein whenever they are used in the Agreement, unless otherwise clearly indicated by the context.

1.1.                            “Affiliate(s)” means, with respect to a Person, any Person that controls, is controlled by, or is under common control with such first Person.  For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or otherwise, or (b) to own, directly or indirectly, more than fifty per cent (50%) of the outstanding voting rights exercisable at a shareholder meeting (or equivalent), or other ownership interests of such Person.  Notwithstanding the foregoing, in no

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

event will Nestlé be considered an Affiliate of the Company or will the Company be considered an Affiliate of Nestlé or any of its Affiliates.

1.2.                            “Agreement” will have the meaning set forth in the introduction to this Agreement.

1.3.                            “Applicable Laws” means all applicable laws, statutes, ordinances, regulations, rules, guidance, or orders of any kind whatsoever (including without limitation from any Regulatory Authority), including (without limitation) those applicable to the Parties and/or transactions contemplated under this Agreement.

1.4.                            “Business Day” means a day on which banks are open for normal banking business (excluding Saturday, Sunday and public holidays) in Hong Kong, People’s Republic of China and Switzerland (Canton de Vaud).

1.5.                            “Calendar Quarter” means, with respect to a given Calendar Year, means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.6.                            “Calendar Year” means any calendar year, beginning on January 1 and ending on December 31.

1.7.                            “Clinical Trial” means a human clinical study conducted on sufficient numbers of human subjects that is designed to (i) establish that a pharmaceutical product, food supplement or a medical food product is reasonably safe for continued testing, (ii) investigate the safety and efficacy of the pharmaceutical product, food supplement or the medical food product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product, food supplement or the medical food product in the dosage range to be prescribed or (iii) support Regulatory Approval of such pharmaceutical product, food supplement or medical food product or label expansion or demonstration of benefit of such pharmaceutical product, food supplement or medical food product, all in accordance with Applicable Laws.

1.8.                            “Combination Product” will have the meaning set forth in Section 1.50.

1.9.                            “Commercialization” means any and all activities of using, importing, exporting, marketing, promoting, distributing, offering for sale or selling a Product including pre-commercial launch market development activities conducted in anticipation of Regulatory Approval of a Product, seeking pricing and reimbursement approvals for a Product, if applicable, preparing advertising and promotional materials, sales force training, all interactions and correspondence with a Regulatory Authority regarding Post-Approval Clinical Trials, all activities required to fulfill ongoing regulatory obligations, including adverse event reporting and all activities relating to the licensing of a Product (including sourcing and negotiations with potential licensees).  When used as a verb, “Commercialize” means to engage in Commercialization.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.10.                     “Commercially Reasonable Efforts” means, with respect to a Party, those efforts and resources that such Party or its Affiliates would reasonably devote to a product or compound owned by it or to which it has rights of the type it has hereunder, which is of similar market potential at a similar stage in its development or product life, taking into account the competitiveness of the global and local marketplace, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), the pricing and launching strategy for the respective product, the proprietary position of the product, the profitability and the relative potential safety and efficacy of the product and other relevant factors, including technical, legal, scientific, regulatory or medical factors, all as measured by the facts and circumstances at the time such efforts are due.  “Commercially Reasonable” as used herein will be interpreted in a corresponding manner.

1.11.                     “Company Indemnified Party” has the meaning set forth in Section 9.2.

1.12.                     “Company Know-How” means Information that is Controlled by the Company as of the Execution Date or after the Execution Date and until the end of the Term, that is necessary or useful for the use, Development or Commercialization of HMPL-004 or a Product including any Improvements, from time to time.

1.13.                     “Company Patent Rights” means any Patent Right that is Controlled by the Company as of the Execution Date or after the Execution Date and until the end of the Term, that is necessary or useful for the use, Development or Commercialization of HMPL-004 or a Product including any Improvements, from time to time.  The Company Patent Rights existing as of the Execution Date are set forth on Schedule 1.13 and include the Key Patent Rights.

1.14.                     “Company Portion” has the meaning set forth in Section 4.2.3(a).

1.15.                     “Company Technology” means the Company Know-How, Company Patent Rights, and all other Intellectual Property Rights in any of the foregoing.

1.16.                     “Confidential Information” means, with respect to a Party, all Information which is Controlled by such Party and is disclosed by such Party to another Party pursuant to this Agreement.

1.17.                     “Control” or “Controlled” means, with respect to any Intellectual Property Right, Information, documents or materials, the possession, ownership, the ability to use pursuant to a license or sublicense and the ability to license or sublicense to another person, of such Intellectual Property Right, Information, document or materials, by a Party or any of its Affiliates (other than pursuant to this Agreement, the Governing Agreements and/or any other license agreement between the Parties) as provided in this Agreement without violating an agreement with or other rights of any Third Party; it being understood and agreed that the term “Control” will not apply to any Intellectual Property right for which the licensing Party will be required to make any payments to any Third Party in connection with the licenses granted under this Agreement unless, but only if and for such time that, the other Party agrees and does promptly pay to the licensing Party all such payments arising out of the grant of the license to the other Party (as so mutually agreed between the Parties in good faith).

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.18.                     “Development” means pre-clinical and clinical activities performed by or on behalf of the Company with respect to Products in an indication in the Field in a jurisdiction in the Territory for the purpose of obtaining and maintaining Regulatory Approval with respect to such indication in such jurisdiction and activities performed by or on behalf of the Company with respect to Products destined as medical food products.  Development will include, without limitation, all activities related to discovery, research, pre-clinical testing, test method development and stability testing, toxicology, formulation, Clinical Trials, seeking Regulatory Approval and otherwise handling regulatory affairs and statistical analysis with respect to Products.  Notwithstanding anything to the contrary in this Agreement, Development will not include Manufacturing or Commercialization.  When used as a verb, “Develop” means to engage in Development.

1.19.                     “Disclosing Party” has the meaning set forth in Section 5.1.1.

1.20.                     “Dispute” has the meaning set forth in Section 10.1.2.

1.21.                     “Execution Date” will have the meaning set forth in the introduction to this Agreement.

1.22.                     “Field” means any and all uses, including without limitation, the treatment, prevention or diagnosis of gastrointestinal diseases, disorders or conditions in humans.

1.23.                     “Financial Records” has the meaning set forth in Section 4.3.5.

1.24.                     “First Commercial Sale” means, with respect to any Product, the first arm’s length sale of such Product by Nestlé or its Affiliate or Sublicensee to a Third Party in a jurisdiction in the Territory after such Product has been granted Regulatory Approval by the appropriate Regulatory Authority(ies) for such jurisdiction.

1.25.                     “First Regulatory Approval for [**]” means the approval for a Product for [**].

1.26.                     “First Regulatory Approval for [**]” means the approval for a Product for [**].

1.27.                     “First Regulatory Approval for [**]” means the approval for a Product for [**].

1.28.                     “First Regulatory Approval for [**]” means the approval for a Product for [**].

1.29.                     “Force Majeure” has the meaning set forth in Section 10.2.

1.30.                     “Generic Product” means, on a country-by-country basis and Product-by-Product basis, [**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.31.                     “Governing Agreements” means this Agreement, the Joint Venture Agreement, the Option Agreement, the Research and Development Collaboration Agreement and the Services Agreements.

1.32.                     “Government Authority” means any court, agency, department, authority, regulatory body or other instrumentality of any national, state, county, city or other government or political subdivision.

1.33.                     “HMPL-004” means (i) the compound designated by Hutchison as “HMPL-004”, [**].

1.34.                     “ICC” means the International Chamber of Commerce.

1.35.                     “Improvement” means any improvement, enhancement, modification, addition or other change to any Company Technology to the extent necessary or useful for the use, Development or Commercialization of HMPL-004.

1.36.                     “Indemnification Claim Notice” has the meaning set forth in Section 9.3.

1.37.                     “Indemnified Party” has the meaning set forth in Section 9.3.

1.38.                     “Indemnifying Party” has the meaning set forth in Section 9.3.

1.39.                     “Information” means any data, results, technology or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical and clinical test data and data resulting from non-clinical studies), chemistry, manufacturing and controls information, stability data and other study data and procedures.

1.40.                     “Infringement” has the meaning set forth in Section 7.4.1.

1.41.                     “Intellectual Property” means (i) any intellectual property or related proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in (a) all inventions, invention disclosures and improvements thereto (whether patentable or unpatentable and whether or not reduced to practice), all issued patents and pending patent applications, any divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations and extensions thereof and any counterparts claiming priority therefrom, and all utility models, design patents, patents of importation/confirmation, certificates of invention, certificates of registration and similar rights, (b) all trademarks, service marks, certification marks, trade dresses, logos, trade names and corporate names, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all works of authorship (whether or not copyrightable), all copyrights, all moral rights and all applications, registrations and renewals in connection

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

therewith, (d) all trade secrets and confidential business information and any rights to limit the use or disclosure thereof by any Person (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and (e) internet domain names, (ii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium) and (iii) any goodwill associated with the foregoing.

1.42.                     “Intellectual Property Rights” will mean any and all rights in relation to the Intellectual Property licensed pursuant to this Agreement or thereafter coming into existence, and all applications for, renewals of and extensions of the foregoing, regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with the Applicable Laws.

1.43.                     “Joint Venture Agreement” will have the meaning set forth in the recitals to this Agreement.

1.44.                     “Key Patent Rights” means Company Patent Rights set forth in Schedule 1.44.

1.45.                     “Liability” has the meaning set forth in Section 9.1.

1.46.                     “License Agreement” means this Agreement.

1.47.                     “Manufacture,” “Manufactured” or “Manufacturing” means all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and storage of Products to be Developed or Commercialized in the Territory, including active pharmaceutical ingredient manufacturing, whether such activities are conducted by the Company, its Affiliates or a Third Party contractor of such Party (under a contract manufacturing or tolling arrangement).  Notwithstanding the foregoing, Manufacturing will not mean Developing or Commercializing.  When used as a verb, “Manufacture” means to engage in Manufacturing.

1.48.                     “Nestlé” will have the meaning set forth in the introduction to this Agreement.

1.49.                     “Nestlé Indemnified Party” has the meaning set forth in Section 9.1.

1.50.                     “Net Sales” means, on a country-by-country and Product-by-Product basis, the gross amounts invoiced by Nestlé, its Sublicensees or its Affiliates, as applicable, to Third Parties for sales of a Product in the Field in such country, less the following deductions to the extent included in the gross invoiced sales price for such Product or otherwise paid or incurred by Nestlé, its Sublicensees or its Affiliates with respect to the sale of such Product in such country:

(a)                                 [**]

(b)                                 [**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(c)                                  [**]

(d)                                 [**]

(e)                                  [**]

(f)                                   [**].

[**].

Notwithstanding the foregoing, in the event a Product is sold as a combination product that includes the HMPL-004 and an active agent that is not HMPL-004 (such combination product, the “Combination Product”), Net Sales will be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the gross average invoice price of the Product during the relevant Calendar Quarter if sold separately in a country and B is the gross average invoice price of the other product(s) included in the Combination Product during the relevant Calendar Quarter if sold separately in such country.  In the event no such separate sales are made by Nestlé, its Affiliates or Sublicensees in a country, Net Sales of the Combination Product will be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combination Product, which will be based upon the respective cost of goods sold of the active components of such Combination Product.

1.51.                     “New Third Party Licenses” will have the meaning set forth in Section 4.2.3(a).

1.52.                     “Option Agreement” has the meaning given in the recitals to this Agreement.

1.53.                     “Party” and “Parties” will have the meaning set forth in the introduction to this Agreement.

1.54.                     “Party IP” will have the meaning set forth in Section 2.3.

1.55.                     “Patent Right” means any and all (i) national and international patent applications filed under Applicable Laws in any jurisdiction, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (ii) all patents, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, (iii) utility models, petty patents or similar rights or protections based on the patent or patent applications or on the priority applications on which the patent or patent applications are based and includes all divisional, continuations, continuations-in-part, renewals and reissues of such patents, patent applications, utility models, petty patents, and (iv) any other rights or protections similar to any of the foregoing.

1.56.                     “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture, or similar entity or organization, including a government or political subdivision or department or agency of a government.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.57.                     “Phase IV Clinical Trial” means a Clinical Trial conducted after a Product achieves Regulatory Approval, carried out for purposes of conducting safety surveillance and ongoing technical support of the Product.

1.58.                     “Post-Approval Clinical Trial” means any Clinical Trial for use of a Product in an indication, other than a Phase IV Clinical Trial, to be conducted after a Regulatory Approval for such indication.

1.59.                     “Product” means any pharmaceutical product, food supplement or medical food product in finished form that contains HMPL-004, either as the sole active ingredient or in combination with one or more other active ingredients, and all present and future formulations, dosages and dosage forms thereof.

1.60.                     “Receiving Party” has the meaning set forth in Section 5.1.1.

1.61.                     “Regulatory Approval” means, with respect to a Product, the approval and authorization of a Product by a Regulatory Authority in a jurisdiction where such Product will be Manufactured or Commercialized, including, with respect to the Commercialization of such Product, pricing approval.

1.62.                     “Regulatory Authority” means any supranational, European, national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with jurisdiction in one or more of the countries of the Territory involved in the granting of Regulatory Approvals.

1.63.                     “Regulatory Submissions” means applications for Regulatory Approval, notification and other submissions made to or with a Regulatory Authority that are necessary or reasonably desirable to Develop, Manufacture or Commercialize a Product in the Field in one or more of the countries in the Territory, whether obtained before or after a Regulatory Approval in such countries.  Regulatory Submissions include, without limitation, investigational new drug applications and new drug applications, and amendments and supplements to any of the foregoing and their foreign counterparts, applications for pricing and reimbursement approvals, and all proposed labels, labeling, package inserts, monographs and packaging for a Product in a particular jurisdiction.

1.64.                     “Research and Development Collaboration Agreement” means that Research and Development Collaboration Agreement entered into by 和记黄埔医药 (上海) 有限公司Hutchison MediPharma Limited, Nestlé Health Science S.A. and the Company dated as of [•].

1.65.                     “Right of Reference” means a right of reference relating to data included in any Regulatory Submissions in accordance with Applicable Laws and as further described in Section 2.5.

1.66.                     “Rules” has the meaning set forth in Section 10.1.3.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.67.                     “Services Agreements” means that Services Agreement entered into by 和记黄埔医药 (上海) 有限公司Hutchison MediPharma Limited and the Company dated as of [•] and the Services Agreement entered into by Nestlé and the Company dated as of [•].

1.68.                     “Sublicense” means an agreement or arrangement pursuant to which such a sublicense has been granted to a Sublicensee.

1.69.                     “Sublicensee” means an Affiliate or Third Party that is granted a license, sublicense or other grant of rights under the licenses granted pursuant to Article II of this Agreement.

1.70.                     “Sublicensee Material Breach” has the meaning set forth in Section 2.4.2.

1.71.                     “Sublicensor” means a Party that has granted a Sublicense under rights granted to such Party under this Agreement.

1.72.                     “Sued Party” has the meaning set forth in Section 7.5.2.

1.73.                     “Term” has the meaning set forth in Section 8.1.

1.74.                     “Territory” will mean [**].

1.75.                     “Third Party” means any Person other than the Company and its Affiliates and Nestlé and its Affiliates.

1.76.                     “Trademark” means any trademark of the Company in connection with a Product in accordance with Section 7.3.

1.77.                     “US” means the United States of America.

1.78.                     “Withholding Taxes” will have the meaning set forth in Section 4.3.2(a).

ARTICLE II
GRANT OF RIGHTS

2.1.                            License to Nestlé.  Subject to the terms and conditions of this Agreement, the Company hereby grants to Nestlé, effective on the Execution Date an exclusive (exclusive even as to the Company and its Affiliates) and, subject to Section 8.4, irrevocable license, with the right to Sublicense as set forth in Section 2.4, of the Company Technology, to use, have used, Commercialize and have Commercialized (but, subject to Section 3.3, in no event Manufacture or have Manufactured) HMPL-004 and any Products in the Field in the Territory during the Term in accordance with the terms of this Agreement.

2.2.                            Improvements to Company Technology.  The Company will from time to time promptly disclose to Nestlé and its Affiliates full details of any and all Improvements made by, or on behalf of, the Company or any of its Affiliates during the Term.  Any such Improvements will be owned by the Company, and if subject to patent protection will form part of the Company

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Patent Rights or, if unpatented, will form part of the Company Know-How without any variation to the royalties payable by Nestlé under this Agreement.

2.3.                            Non Specific New Technology.  Each Party will notify the other of any invention or discovery by such Party, its Affiliates, licensees or Sublicensees or Third Parties acting on their behalf, of any Intellectual Property, Patent Right or know-how (which is not an Improvement and does not form part of the Company Technology) of a general nature which is not specific to, but could reasonably be beneficial or helpful for the Commercialization of HMPL-004 (“Party IP”).  Following receipt of such notice, if requested by either Party, the Parties will discuss in good faith the terms on which such Party IP could be licensed to the other Party (whether pursuant to an amendment to this Agreement or otherwise).  For the avoidance of doubt, neither Party will be required to enter into any license with respect to such Party IP.  Nothing in this Section will oblige Nestlé to disclose any business confidential information unrelated to HMPL-004.

2.4.                            Sublicensing.

2.4.1.                  Nestlé Right to Sublicense.

(a)                                 Nestlé may, on a country-by-country basis, grant Sublicenses to its Affiliates or to Third Parties of all or a portion of the rights granted to Nestlé under this Agreement by the Company; provided that Nestlé will (i) remain responsible for the performance of its Sublicensees under this Agreement and (ii) cause its Sublicensees to comply with the terms of this Agreement.

(b)                                 Each Sublicense granted by Nestlé of all or a portion of the rights granted to Nestlé under this Agreement (i) will be subject and subordinate to, and consistent with, the terms and conditions of this Agreement; (ii) will not diminish, reduce or eliminate any of Nestlé’s obligations under this Agreement; (iii) will require the Sublicensee(s) to comply with all applicable terms of this Agreement; (iv) will require that any Sublicensee grant to the Company a Right of Reference to the same extent of the Right of Reference granted to the Company pursuant to Section 2.5.2; and (v) will prohibit further sublicensing except on terms consistent with this Section 2.4.1.  Nestlé will provide the Company with a complete copy of each Sublicense granted to a Third Party within thirty (30) days after execution thereof; provided, however, that Nestlé may redact any Confidential Information from such Sublicense to the extent that such redactions do not reasonably impair the Company’s ability to ensure compliance with this Agreement.

2.4.2.                  Breach of Sublicense.  In the event of an uncured material breach by any Sublicensee which is an Affiliate of Nestlé under a Sublicense that would constitute a material breach of the Sublicensor’s obligations under this Agreement (a “Sublicensee Material Breach”), the Sublicensor will provide prompt written notice of such Sublicensee Material Breach to the other Party and will use Commercially Reasonable Efforts to remedy such Sublicensee Material Breach; provided, however, that if the Sublicensor is unable to cure such Sublicensee Material Breach in accordance with Section 8.3.1 of this Agreement, such Sublicensee Material Breach will be deemed to be an uncured material breach by the Sublicensor under this Agreement.

2.4.3.                  Effect of Termination on Sublicenses.  In the event of a termination of this Agreement pursuant to Article VIII while one or more Sublicense granted under Section 2.4 is in effect, any and all such Sublicenses will immediately terminate upon termination of this Agreement, other than Sublicenses with Third Parties, where the Sublicensee is not in material breach of the Sublicense, which will be novated by Nestlé to the Company, subject to consent of such Third Party.  The relevant

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Sublicensor will upon termination of this Agreement or as soon as possible thereafter, give written notice of such to the relevant Sublicensees.

2.5.                            Right of Reference.

2.5.1.                  Nestlé Right of Reference.  The Company hereby grants, and will cause its Affiliates and Sublicensees to grant, to Nestlé, its Affiliates and its Sublicensees a Right of Reference to all data included in the Regulatory Submissions and Regulatory Approvals Controlled by the Company, its Affiliates and Sublicensees relating to HMPL-004 or a Product to the extent necessary to obtain Regulatory Approval of any Product in the Field in any country of the Territory, and the Company will provide a signed statement to this effect, if requested by Nestlé.

2.5.2.                  Company Right of Reference.  Nestlé grants, and will cause its Affiliates and Sublicensees to grant, to the Company, its Affiliates and its Sublicensees a Right of Reference to all data included in the Regulatory Submissions and Regulatory Approvals Controlled by Nestlé, its Affiliates and Sublicensees relating specifically to HMPL-004 and the Products in the Territory (if any) to the extent necessary to obtain Regulatory Approval of any Product in the Field in any jurisdiction outside the Territory, and Nestlé will provide a signed statement to this effect, if requested by the Company.

2.6.                            Transfer of Regulatory Materials.  As soon as reasonably practicable after the grant of Regulatory Approval for a Product, the Company will take the actions reasonably necessary to transfer ownership and, as applicable, physical possession to Nestlé of all Regulatory Approvals, material Regulatory Submissions, correspondence and related information (including any investigational new drug applications and other Regulatory Approvals) for HMPL-004 and such Product in the Territory and will notify the appropriate Regulatory Authorities of such transfer of ownership.  All costs associated with such actions will be borne by the Company.

2.7.                            Delivery of Company Know-How.  As soon as reasonably practicable after the Execution Date and in respect of any Improvement, as soon as reasonably practicable, after inclusion of such Improvement in the Company Technology, the Company will transfer to Nestlé true and complete copies of all Company Know-How (in electronic or hard copy format) with, where applicable (and within reason), a translation into English.  Nestlé will not use the Company Know-How transferred to it in accordance with this Section 2.7 other than in accordance with the rights expressly granted to it under this Agreement.  Except in connection with Sublicenses permitted and granted pursuant to this Article II, Nestlé will not sell or otherwise transfer any Company Know-How to any Third Party.

2.8.                            No Other Rights.  No rights, other than those expressly set forth in this Agreement are granted to either Party hereunder, and no additional rights will be deemed granted to either Party by implication, estoppel or otherwise, with respect to any Intellectual Property rights.  All rights not expressly granted by either Party to the other hereunder are reserved.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

2.9.                            Licenses for Export.

2.9.1.                  This Agreement is made subject to any restrictions concerning the export of products or technical information which may be imposed upon or related to the Company or Nestlé from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party pursuant to this Agreement or any Product using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Regulatory Authority.

2.9.2.                  The Company will be solely responsible for obtaining any governmental licenses or approvals required in the People’s Republic of China or elsewhere for the export of the Company Technology or any Improvement and will immediately notify Nestlé if such required licenses or approvals are refused or revoked.

ARTICLE III
DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION

3.1.                            Information Exchange.

3.1.1.                  Development and Commercialization.  Nestlé will report to the Company on Commercialization activities undertaken by Nestlé, its Affiliates and Sublicensees with respect to HMPL-004 and the Products by providing a reasonably detailed summary of all results and data obtained from such activities (including Nestlé’s Commercially Reasonable Efforts to achieve the diligence obligations set forth in Section 3.2.2), together with a summary of activities that Nestlé, its Affiliates and Sublicensees intend to undertake during the next [**] months with respect to HMPL-004 and the Products and a summary of Commercialization activities that Nestlé, its Affiliates and Sublicensees have undertaken in the relevant Calendar Quarter and intend to undertake during the next [**] months with respect to the Products in the relevant jurisdictions within the Territory.  Such reports will be provided in English by Nestlé to the Company at least once every Calendar Quarter and Nestlé will have the right to exclude or redact all business confidential information specifically relating to Nestlé.

3.2.                            Diligence Requirements.

3.2.1.                  Of the Company.  The Company will use Commercially Reasonable Efforts to conduct all Development necessary to obtain all Regulatory Approvals for HMPL-004 and/or Products in the jurisdictions within the Territory and maintain any Regulatory Approvals obtained by the Company for a Product for which the Company (or an Affiliate of the Company) has obtained Regulatory Approval in the Field in the jurisdictions within the Territory.  The Company will perform, and will ensure that its Affiliates and Sublicensees perform, all activities required of it hereunder with respect to HMPL-004 and the Products, including the Development of HMPL-004 and such Products, in accordance with and pursuant to all Governing Agreements and any other applicable agreements entered into by, on the one hand, the Company, its Affiliates or Sublicensees, and, on the other hand, Nestlé, Hutchison and/or their respective Affiliates.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

3.2.2.                  Of Nestlé.  Nestlé will use Commercially Reasonable Efforts (i) to pay all applicable maintenance fees for Regulatory Approvals relating to Commercialization for HMPL-004 and the Products in such jurisdiction in the Territory for which Regulatory Approvals for HMPL-004 and the Products have been obtained (as the case may be) and (ii) to Commercialize Products that have received Regulatory Approval in the relevant jurisdiction within the Territory for use in humans in the Field as soon as reasonably practicable.  Nestlé will use all Commercially Reasonable Efforts to perform, and will ensure that its Affiliates and Sublicensees use all Commercially Reasonable Efforts to perform all activities required of it hereunder with respect to HMPL-004 and the Products, including Commercialization of HMPL-004 and such Products in the relevant jurisdiction within the Territory in accordance with and pursuant to all Governing Agreements and any other applicable agreements entered into by, on one hand, Nestlé, its Affiliates or Sublicensees and, on the other hand, Hutchison, the Company and/or their respective Affiliates.

3.3.                            Right to Manufacture.  As between Nestlé and the Company, the Company will retain all rights to Manufacture and have Manufactured HMPL-004 and the Products.  Nestlé and the Company agree that the Company will be the sole source of clinical and commercial supplies of HMPL-004 and the Products to Nestlé, its Affiliates and Sublicensees, and that such supply arrangement be on a [**] and be documented in a supply agreement with reasonable terms to be negotiated by the Parties in good faith at a later date.  Where the Company and Nestlé have been unable to agree the terms of the manufacturing agreement within [**] Business Days of the commencement of negotiations, or the Company is unable or unwilling to Manufacture HMPL-004 or the Products, the grant of rights to Nestlé pursuant to Section 2.1  will automatically be deemed to include the right to Manufacture and have Manufactured HMPL-004 and the Products anywhere in the world solely for Commercialization in the Field in the Territory (in which case, Nestlé will have the right to source itself any raw material required for the Manufacture of HMPL-004 and the Products).

ARTICLE IV
ROYALTIES AND PAYMENTS

4.1.                            Regulatory Approval Milestones.

4.1.1.                  Nestlé will pay the Company the following milestone payments within [**] days of the achievement of the relevant milestone event as described below:

Milestone Event	Milestone Payment
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

Provided, however that in the event:

(a)                                 [**] does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.1 will be reduced by [**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(b)                                 the First Regulatory Approval for [**] for Maintenance does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.1 will be reduced by [**].

(c)                                  [**] does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.1 will be reduced by [**].

(d)                                 [**] does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.1 will be reduced by [**].

(e)                                  [**] does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.1 will be reduced by [**].

(f)                                   [**] does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.1 will be reduced by [**].

(g)                                  [**] does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.1 will be reduced by [**].

(h)                                 [**] does not occur by [**] the relevant milestone payment for the delayed milestone event owed by Nestlé pursuant to this Section 4.1 will be reduced by [**].

Such deductions in clauses (a) through (h) not to be cumulatively applied.

4.2.                            Royalties.

4.2.1.                  Royalty Rates.  In addition to the payments under Section 4.1.1, in consideration for the rights granted to Nestlé under this Agreement, Nestlé will pay the Company the marginal royalties set forth below in this Section 4.2.1 on the Net Sales of the Products during each Calendar Year in each Territory, as such may be adjusted pursuant to the terms hereof.

Annual Net Sales of Products in each Territory	Net Sales
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.2.2.                  Royalty Reduction.  On a country-by-country basis where, at the time of sale of a Product, (a) the Key Patent Rights that cover such Product in such country are not validly registered patents or have been rejected, challenged, opposed, cancelled or otherwise rendered ineffective (“Invalid Claim”) or (b) there is a Generic Product being sold to patients for therapeutic use in such country, any royalty otherwise payable to the Company by Nestlé under Section 4.2.1 of this Agreement with respect to Net Sales of the relevant Product in such country will be reduced by [**].  On a country-by-country basis where, at the time of sale of a Product, there is (a) an Invalid Claim or a Generic Product being sold to patients for therapeutic use in such country without infringing the Key Patent Rights and (b) a Generic Product being sold to patients for therapeutic use in such country, any royalty otherwise payable to the Company by Nestlé under Section 4.2.1 of this Agreement with respect to Net Sales of the relevant Product in such country will be reduced to [**].  Where the royalty rate for a country is reduced pursuant to this Section 4.2.2, then for the purposes of calculating royalties under this Article IV only such country shall be excluded from the Territory.  The royalties for such country shall be calculated by aggregating the sales for all countries in Europe which have been excluded from the Territory under this Section 4.2.2 and applying the marginal royalty rates set out in Section 4.2.1 for such countries only, taking into account the reduction due pursuant to this Section 4.2.2.

4.2.3.                  Royalty Reduction due to License of Third Party Intellectual Property.

(a)                                 If, during the Term and after consultation with the Company, Nestlé and/or any of its Affiliates enters into an agreement with a Third Party in order to obtain a royalty bearing license under any Patent Right of a Third Party that, in Nestlé’s reasonable

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

judgment, would be necessary for Nestlé to Manufacture (to the extent permitted hereunder) or Commercialize HMPL-004 or such Product in the Field in the Territory, which Nestlé may only do in compliance with Section 4.2.3(b) (a “New Third Party License”), then Nestlé will be entitled, on a Product-by-Product and country-by-country basis, to credit against any royalty payable to the Company under Section 4.2.1 [**] of any royalty (but no other payments) (the “Company Portion”) actually paid by or on behalf of Nestlé and/or any of its Affiliates to such Third Party as a result; provided, however, that in no event will any royalty payable to the Company be reduced as a result of this Section 4.2.3 by more than [**] of the amount otherwise due to the Company over the same period.  In addition, any such Company Portion will not reduce the amounts due to the Company under Section 4.2.1 in any Calendar Quarter by more than [**] of the amounts otherwise due.  Any deductions of a Company Portion to which Nestlé is entitled under this Section 4.2.3 will be carried forward to the next Calendar Quarter until fully exhausted.

(b)                                 Sublicensing of New Third Party Licenses.  All New Third Party Licenses will be sublicensable to the Company so that the Company receives a grant to the Intellectual Property licensed under such New Third Party License for purposes of the Company conducting activities or potential activities permitted under this Agreement or another Governing Agreement and for performing obligations under this Agreement or another Governing Agreement.

4.3.                            Reports and Payments.

4.3.1.                  Royalty Reports.  Within [**] days after the end of each Calendar Quarter beginning with the Calendar Quarter in which the First Commercial Sale of a Product is made in any jurisdiction in the Territory, Nestlé will deliver to the Company a report setting forth for the previous Calendar Quarter the following information on a Product-by-Product basis:  (a) the Net Sales of each Product in each jurisdiction, (b) the number of units sold by Nestlé, its Affiliates or Sublicensees, (c) the basis for any adjustments to the royalty payable for the sale of each Product, (d) the royalty due hereunder for the sales of each Product, and (e) the applicable exchange rate as determined in accordance with this Agreement.  The total royalty due for the sale of Products during such Calendar Quarter will be remitted at the time such report is made.

4.3.2.                  Taxes and Withholding.

(a)                                 [**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(b)                                 [**].

(c)                                  [**].

(d)                                 [**].

(e)                                  [**].

4.3.3.                  Currency.  All amounts payable and calculations hereunder will be in US dollars.  As applicable, Net Sales and any royalty deductions will be translated into US dollars in accordance with Nestlé’s customary and usual currency conversion procedures, consistently applied.  If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as provided in this Article IV, the Parties will consult with a view to finding a prompt and acceptable solution, and Nestlé will deal with such monies as the Company may lawfully direct at no additional out-of-pocket expense to Nestlé.

4.3.4.                  Method of Payment.  Except as permitted pursuant to Section 4.3.3, each payment hereunder will be made by electronic transfer in immediately available funds via a bank wire transfer, an automated clearing house (ACH) mechanism or any other means of electronic funds transfer, at Nestlé’s election, to the bank account designed by the Company in accordance with this Section 4.3 in writing to Nestlé at least [**] days before the payment is due.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.3.5.                  Record Keeping.  Nestlé will keep, and will cause its Affiliates and Sublicensees to keep, books and accounts of record in connection with the sale of Products, including records of gross invoiced sales, Net Sales, exchange rates and royalty payments (collectively, the “Financial Records”), in accordance with the International Financial Reporting Standards in force from time to time (as appropriate) and in sufficient detail to permit accurate determination of all figures necessary for verification of royalties and other payments to be made by Nestlé under this Article IV.  Nestlé and its Affiliates and Sublicensees will maintain such records for a period of at least three (3) years after the end of the Calendar Quarter in which they are generated.

4.3.6.                  Audits.  Upon thirty (30) days prior written notice from the Company, Nestlé will permit, and will cause its Affiliates and Sublicensees to permit, an independent certified public accounting firm of internationally recognized standing selected by the Company and reasonably acceptable to Nestlé, to examine, at the Company’s sole expense, the relevant Financial Records of Nestlé and its Affiliates and Sublicensees as may be reasonably necessary to verify the amounts reported by Nestlé in accordance with Section 4.3.1 and the royalties and other payments made by Nestlé in accordance with this Article IV.  The Company will be entitled to conduct an audit in accordance with this Section 4.3.6 not more than once in any Calendar Year and not more than once in respect of the Financial Records from any Calendar Year and such audit will be limited to the pertinent Financial Records from any Calendar Year ending not more than three (3) years prior to the date of the request.  The accounting firm will be provided access to such Financial Records at Nestlé’s facility(ies) where such Financial Records are normally kept and such audit will be conducted during Nestlé’s normal business hours.  Upon completion of the audit, the accounting firm will provide both Parties with a written report disclosing any discrepancies in the reports submitted by Nestlé or payments made by Nestlé, if any, and in each case, the specific details concerning any discrepancies.  Any information provided by Nestlé to the accounting firm and the written report of the accounting firm will be the Confidential Information of Nestlé.

4.3.7.                  Underpayments/Overpayments.  If a report of an independent public accounting firm submitted to the Parties in accordance with Section 4.3.6 shows any underpayment of royalties and other payments due under this Article IV, Nestlé will remit to the Company within [**] days after receipt of such report by Nestlé, (a) the amount of such underpayment plus interest, calculated from the date such underpayment should have been originally made to the Company and (b) if such underpayment exceeds [**] of the total amount owed to the Company for the Calendar Year then being audited, the reasonable fees and expenses of such independent public accounting firm performing the audit, subject to reasonable substantiation thereof.  If such independent public accounting firm’s written report shows any overpayment of royalties or other payments due under this Article IV, Nestlé will receive a credit equal to such overpayment plus interest, calculated from the date such overpayment was originally made to the Company hereunder against the royalties and other payments due under this Article IV otherwise payable to the Company.

4.3.8.                  Interest.  Any payment under this Article IV that is more than [**] days past due or any credit under this Article IV will be subject to interest at an annual percentage rate of the twelve (12)  month London Interbank Offered Rate plus [**] basis points if a Party does not make payment within [**] days of its receipt of notice that such amount is past due.  Notwithstanding the preceding, if a Party contests any amounts due hereunder in good faith and promptly notifies the other Party of such dispute, interest will not accrue as to amounts being so contested until [**] days following the presentation of such notice to the other Party.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE V
COVENANTS

5.1.                            Confidentiality.

5.1.1.                  Confidential Information.  Each Party (the “Receiving Party”) agrees to keep in strict confidence all Confidential Information that the other Party (the “Disclosing Party”) provides, communicates or otherwise makes available to the Receiving Party and to protect the Confidential Information with the same degree of care normally used to protect its own Confidential Information of a similar nature.  The Receiving Party will not disclose or allow disclosure of any Confidential Information to any Third Party and will not use any Confidential Information in any manner, except, in each case, for the purposes of implementing and enforcing this Agreement without the prior written consent of the Disclosing Party.

5.1.2.                  Exceptions to Confidentiality.  The restrictions and obligations set forth in Sections 5.1.1, 5.1.3 and 5.1.4 will not apply to any Confidential Information:

(a)                                 which is or becomes generally available to the public through no fault on the part of the Receiving Party;

(b)                                 which is lawfully in the possession of the Receiving Party (other than pursuant to the terms of this Agreement) without restriction as to its disclosure, prior to the disclosure of such information by or on behalf of the Disclosing Party or the Company, as reasonably evidenced by appropriate documentation;

(c)                                  which lawfully becomes available to the Receiving Party from a source other than the Disclosing Party and the Company without any duty as to confidentiality or non-use;

(d)                                 which is independently developed or otherwise created by the Receiving Party (other than pursuant to the terms of this Agreement) without the use of any Confidential Information of the Disclosing Party, as reasonably evidenced by appropriate documentation; or

(e)                                  which is required to be disclosed or provided to any court, government or regulatory body of competent jurisdiction (including any relevant securities exchange) (i) pursuant to any Applicable Laws, judgment, decree or order; (ii) as necessary to make regulatory filings and communications related to HMPL-004 or any Products; or (iii) for the purpose of asserting or defending against any claims relating to Intellectual Property Rights, including, in particular, any action taken to protect and enforce Intellectual Property Rights; provided, however, that (x) any such information disclosed pursuant to this Section 5.1.2(e) will be disclosed only to the extent required by Applicable Laws, judgment, decree or order; (y) except with respect to required disclosure to tax authorities, the Party seeking to disclose or provide such information will give the other Parties prompt written notice of such requirement and fully cooperate with the other Parties so that the other Parties and/or the Company (as the case may be) may obtain reasonable assurances that confidential treatment will be accorded to

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

such information; and (z) without limiting the generality of the foregoing, the Parties will use Commercially Reasonable Efforts to ensure that, subject to Applicable Laws, the list of the Products is redacted from any copy of this Agreement required to be filed with any government or regulatory body.

5.1.3.                  Measures to Keep Confidentiality.  Each Party agrees that, prior to giving access to any Confidential Information to any of its Affiliates or any of its or such Affiliates’ respective directors, officers, employees, advisors, consultants and agents, it will require each such Person to agree to be bound by all obligations of confidentiality and non-use under this Section 5.1, and will take all reasonable steps and measures to ensure that each such Person will enter into a confidentiality undertaking to comply with and perform such obligations, in each case to the same extent as if they were direct parties to this Agreement.

5.1.4.                  Survival of Obligations.  The obligations undertaken by the Parties under this Section 5.1 will survive the termination of this Agreement for any reason and will remain in effect and be binding on the Parties for a period of ten (10) years after the termination of this Agreement.

5.1.5.                  Notification.  The Receiving Party will notify the Disclosing Party immediately, and cooperate with the Disclosing Party as the Disclosing Party may reasonably request, upon the Receiving Party’s discovery of any loss or compromise of the Disclosing Party’s Confidential Information.

5.1.6.                  Destruction of Confidential Information.  Upon the expiration or earlier termination of this Agreement, except with respect to Confidential Information necessary or useful for a Receiving Party to exercise any rights or perform any obligations under this Agreement surviving such expiration or termination, the Receiving Party will (a) destroy all tangible embodiments of Confidential Information of the Disclosing Party, including any and all copies thereof, and those portions of any documents, memoranda, notes, studies and analyses prepared by the Receiving Party or its Affiliates that contain, incorporate or are derived from such Confidential Information and provide written certification of such destruction to the Disclosing Party in a form reasonably acceptable to the Disclosing Party, provided that the legal department of the Receiving Party will have the right to retain one (1) copy of any such tangible embodiments for archival purposes, provided such copy will continue to be maintained on a confidential basis subject to the terms of this Agreement, and (b) immediately cease, and will cause its Affiliates to cease, use of such Confidential Information as well as any information or materials that contain, incorporate or are derived from such Confidential Information.

5.1.7.                  Use of Name and Disclosure of Terms.  Each Party will keep the existence of, the terms of and the transactions covered by this Agreement confidential and will not disclose such information to any Third Party through a press release or otherwise, or mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any manner without the prior written consent of the other Party in each instance (which will not be unreasonably withheld).  The restrictions imposed by this Section 5.1.7 will not prohibit either Party from making any disclosure that is required by Applicable

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Laws or the requirements of a national securities exchange or another similar regulatory body, including disclosing such information in any clinical trial database maintained by or on behalf of a Party, or that is expressly permitted under this Agreement.  Further, the restrictions imposed on each Party under this Section 5.1.7 are not intended, and will not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Section 5.1.7.

5.1.8.                  Remedies.  The Parties acknowledge and agree that the restrictions set forth in Article V are reasonable and necessary to protect the legitimate interests of the Parties and that neither Party would have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Article V will result in irreparable injury to the other Party for which there will be no adequate remedy at law.  In the event of a breach or threatened breach of any provision of Article V by a Party, the other Party will be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights will be cumulative and in addition to any other rights or remedies to which such Party may be entitled in law or equity.  The breaching Party agrees to waive any requirement that the non-breaching Party (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.  Nothing in this Section 5.1.8 is intended, or will be construed, to limit the Parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

5.2.                            Compliance with Law.

5.2.1.                  General.  Nestlé hereby covenants and agrees to comply with, and will cause its Affiliates to comply with, Applicable Laws related to the use and Commercialization of HMPL-004 and the Products.  The Company hereby covenants and agrees to comply with, and will cause its Affiliates to comply with, Applicable Laws related to the use, Development and Manufacture of HMPL-004 and the Products.  For the avoidance of doubt, nothing in this Agreement will require either Party to undertake any activity which violates, or which it believes, in good faith, may violate, any Applicable Laws.

5.2.2.                  Patient Information.  Without limiting the generality of the foregoing, each Party agrees to abide, and will cause its Affiliates to abide, by all Applicable Laws concerning the confidentiality or protection of patient identifiable information or patients’ protected health information in the course of their performance under this Agreement.

5.2.3.                  Debarment.  Each Party agrees that it will not knowingly use, and will cause its Affiliates to not knowingly use, in any capacity, in connection with any of its obligations to be performed under this Agreement any individual who has been disqualified or been charged with or convicted under Applicable Laws relating to the development or approval, or otherwise relating to the regulation of pharmaceutical products, food supplements or medical foods.

5.3.                            Anti-Corruption Laws.

5.3.1                     Compliance with Anti-Corruption Law.  In carrying out their responsibilities under this Agreement, the Parties will comply with all applicable anti-corruption laws in the countries where the Parties have their principal or other places of business and where they conduct activities under this Agreement.  Additionally, the Parties understand and agree to comply with the US Foreign Corrupt Practices Act of 1977 (“US Act”) and the UK Bribery Act of 2010 (“UK Act”), in each case as revised,

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

which in the case of the US Act generally prohibits the promise, payment or giving of anything of value either directly or indirectly to any government official for the purpose of obtaining or retaining business or any improper advantage, and in the case of the UK Act includes the prohibition on the making of any bribe to a foreign public official with the intention of influencing such person in order to obtain or retain business or an advantage in the conduct of business.  For purposes of this Section 5.3.1, (a) “government official” means any official, officer, representative, or employee of, including any doctor employed by, any non-US government department, agency or instrumentality (including any government-owned or controlled commercial enterprise), or any official of a public international organization or political party or candidate for political office; and (b) “foreign public official” means an individual who holds a legislative, administrative or judicial position of any kind, whether appointed or elected, of a jurisdiction or territory outside the United Kingdom (or any subdivision of such a jurisdiction or territory); exercises a public function (i) for or on behalf of a jurisdiction or territory outside the United Kingdom (or any subdivision of such a jurisdiction or territory), or (ii) for any public agency or public enterprise of that jurisdiction or territory (or subdivision); or is an official or agent of a public international organization.

5.3.2.                  Certain Covenants regarding Anti-Corruption.  Additionally, each Party undertakes that neither it nor any of its directors, employees, agents, consultants (or any other person who may be associated with a Party for the purposes of the UK Act) will directly or indirectly pay or give or promise to pay or give anything of value to any government official or a foreign public official for purposes of (a) influencing any act or decision of any such person in his official capacity; (b) inducing such person to do or omit to do any act in violation of the lawful duty of such official; (c) securing any improper advantage; or (d) inducing such person to use his position to affect or influence any act or decision of government or any legislative, administrative, public agency or other public body with respect to any activities undertaken relating to this Agreement.  Additionally, the Parties will make reasonable efforts to comply with requests for information, including answering questionnaires and narrowly tailored audit inquiries, to enable the other Party to ensure compliance with any applicable anti-corruption laws.

5.3.3.                  Breach of Anti-Corruption Covenants.  The Parties agree that a breach of the anti-corruption commitments in Section 5.3 will be considered a material breach of this Agreement and that either Party may immediately seek all remedies available under law and equity including termination of this Agreement pursuant to Section 8.3.1 if it believes, in good faith, that the covenants under the anti-corruption commitments in this Section 5.3 have been breached by the other Party, without owing to the other any damages or indemnification resulting solely from such termination.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

6.1.                            Representations and Warranties of Each Party.  As of the Execution Date, each of Nestlé and the Company hereby represents and warrants to the other Party hereto as follows:

6.1.1.                  it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

6.1.2.                  the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;

6.1.3.                  it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

6.1.4.                  the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

6.1.5.                  it is not subject to, and the execution, delivery and performance by it of this Agreement will not subject it to, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general application; and

6.1.6.                  it has the full right, power and authority to grant all of the right, title and interest in the licenses granted to the other Party under this Agreement.

6.2.                            Additional Representations and Warranties of the Company.  Except as set forth in Schedule 6.2, the Company hereby represents and warrants to Nestlé that as of the Execution Date:

6.2.1.                  the Company, together with its Affiliates, is the sole and exclusive owner of, and has the sole right, title and interest in and to, Company Patent Rights and Company Know-How, in each case free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien, lease, sublease, option, or charge of any kind, limitations on transfer or any subordination arrangement in favor of a Third Party;

6.2.2.                  the Company Technology comprises all of the Intellectual Property rights forming HMPL-004 and all of the Intellectual Property rights used by the Company, its Affiliates, consultants and contractors in the Development and Commercialization of HMPL¬004 or any Products prior to the Execution Date;

6.2.3.                  all of the Company Patent Rights listed on Schedule 1.13 and the Key Patent Rights are in force or pending and have not been abandoned as of the Execution Date, and to the Company’s knowledge, all such Company Patent Rights are valid and enforceable without any claims, challenges, oppositions, interference or other proceedings pending or threatened and the Company has filed and prosecuted patent applications within the Company Patent Rights in good faith and complied with all duties of disclosure with respect thereto and the Company has not initiated or been involved in any proceedings or claims in which it alleges that any Third Party is or was infringing or misappropriating any Company Technology, nor have any such proceedings been threatened by the Company, nor does the Company know of any valid basis for any such proceedings;

6.2.4.                  the Company has the right to use and disclose and to enable Nestlé to use and disclose (in each case under appropriate conditions of confidentiality) the Company Know-How free from encumbrances;

6.2.5.                  to the knowledge of the Company, the Development, Manufacturing and Commercialization of HMPL-004 and/or any Products in the Field in the Territory, in the form in which it is being Developed as of the Execution Date, does not infringe or misappropriate any Intellectual Property rights including the Patent Rights of a Third Party;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

6.2.6.                  no Third Party has challenged or has threatened in writing to challenge the extent, validity or enforceability of the patents encompassed within the Company Technology relating to HMPL-004 or any Product (including, by way of example, through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before a trademark or patent office or administration in any jurisdiction in the Territory), and all application, registration, maintenance and renewal fees in respect of Company Patent Rights have been paid and all documents and certificates required to be filed with the relevant agencies for the purpose of maintaining such Company Patent Rights have been filed;

6.2.7.                  there are no claims, judgments or settlements pending against the Company or its Affiliates with respect to any Company Technology, and the Company has not received notice that any such claims, judgments or settlements are threatened or of any infringement or misappropriation by the Company of the Intellectual Property rights including Patent Rights of a Third Party;

6.2.8.                  the Company has not granted any Third Party, including any academic organization or agency, any rights to the Company Technology, HMPL-004 or the Products, or any other rights that would otherwise interfere or be inconsistent with Nestlé’s rights hereunder, and there are no agreements or arrangements to which the Company or any of its Affiliates is a party relating to the Products, HMPL-004, the Company Patent Rights, or the Company Know-How that would limit the rights granted to Nestlé under this Agreement or that restrict or will result in a restriction on Nestlé’s ability to register, use or Commercialize HMPL-004 or the Products in the Territory;

6.2.9.                  no officer or employee of the Company is subject to any agreement with any other Third Party which requires such officer or employee to assign any interest in any Company Technology relating to HMPL-004 or any Products to any Third Party;

6.2.10.           all of the Company’s employees, officers, and consultants have executed agreements or have existing obligations under Applicable Laws requiring assignment to the Company of all inventions made during the course of and as the result of their association with the Company and obligating the individual to maintain as confidential the Company’s Confidential Information as well as Confidential Information of other parties (including Nestlé and its Affiliates) which such individual may receive, to the extent required to support the Company’s obligations under this Agreement and all inventions relevant to the rights granted to Nestlé under this Agreement have been duly transferred to the Company or its Affiliates in accordance with such agreements or existing obligations and Applicable Laws or the Company has entered into binding agreements permitting such a transfer;

6.2.11.           the Company has taken all reasonable precautions to preserve the confidentiality of the Company Know-How and has not committed any act, or omitted to commit any act, that may cause the Company Patent Rights to expire prematurely or be declared invalid or unenforceable;

6.2.12.           the Company has not entered into a government funding relationship that would result in rights to HMPL-004 or any Product residing with a Third Party, and the licenses granted hereunder are not subject to any overriding obligations to any government or other public entity.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

6.2.13.           neither the Company nor any employee, agent or subcontractor of the Company involved in the Development of HMPL-004 or the Products has been debarred, disqualified or charged with or convicted under Applicable Laws relating to the development or approval or otherwise relating to the regulation of pharmaceutical products, food supplements or medical foods; and

6.2.14.           the Company is in compliance, and has at all times complied with, all Applicable Laws relating to the Company Technology, including Applicable Laws relating to export restrictions and controls and biodiversity (including the 1992 United Nations Convention on Biological Diversity and the 2011 Nagoya Protocol on Access to Genetic Resources and the Fair and Equitable Sharing of Benefits Arising from their Utilization).

6.3.                            Repeating Representations and Warranties of the Company.  As and when any Improvements are included in the Company Technology, the Company hereby represents and warrants to Nestlé that as at such date the warranties set out in Section 6.2 are true and accurate in respect of any such Improvements.

6.4.                            Separate and Independent Representations and Warranties.  Each of the warranties and representations in Sections 6.1 and 6.2 will be separate and independent and (unless expressly provided otherwise) will not be limited by reference to any other warranty or by anything in this Agreement.

6.5.                            Representation by Legal Counsel.  Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party which drafted such terms and provisions.

6.6.                            No Inconsistent Agreements.  Neither Party has in effect and after the Execution Date neither Party will enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement or limit the ability of either Party to grant the licenses set forth in Article II of this Agreement.

6.7.                            Disclaimer.  The foregoing warranties of each Party are in lieu of any other warranties, express or implied, including any implied warranties of non-infringement, any implied warranties of merchantability or any implied warranties of fitness for a particular purpose all of which are hereby specifically excluded and disclaimed.  Each Party hereby disclaims any representation or warranty that the Development or Commercialization of HMPL-004 or any Product under this Agreement will be successful.

6.8.                            Covenants.

6.8.1.                  The Company covenants and agrees that for the Term in the Territory:

(a)                                 it will not grant any interest or rights in the Company Technology, nor will the Company assign or encumber its right, title or interest in or to the Company Technology to any Third Party, in each case in a manner inconsistent with the rights granted to Nestlé under this Agreement, and will use all reasonable precautions to preserve the confidentiality of the Company Technology;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(b)                                 it will not amend or modify the terms of any agreement under which it obtains rights to any of the Company Technology in a manner that may affect Nestlé’s rights under this Agreement without the prior written consent of Nestlé;

(c)                                  the Company and its Affiliates will comply with, perform and observe in all material respects, all obligations under each agreement under which it obtains rights to any of the Company Technology, and will not commit any act or fail to perform any obligation which would amount to a default or event of default or which, with the giving of notice, the lapse of time or the happening of any other event or condition would become a default or event of default thereunder or give rise to any right to terminate any such agreement; provided that the Company and its Affiliates will not be restricted pursuant to this Section 6.8.1(c) to the extent an act or failure to act does not affect Nestlé’s rights under this Agreement; and

(d)                                 if, at any time after the execution of this Agreement, it becomes aware that it or any employee, agent or subcontractor of the Company who participated, or is participating, in the performance of any activities hereunder has been or is debarred, disqualified or charged with or convicted under Applicable Laws relating to the development or approval or otherwise relating to the regulation of pharmaceutical products, food supplements or medical foods, it will provide written notice of this to Nestlé within two (2) Business Days of it becoming aware of this fact.

ARTICLE VII
INTELLECTUAL PROPERTY

7.1.                            Ownership.

7.1.1.                  Ownership of Technology.  Subject to the license grants under Article II of this Agreement, as between the Parties, the Company will own all Company Technology.  Neither Party will take any action that would limit the other Party’s right to exercise its rights under Section 2.4.  In the event inventorship and ownership of any Information or Patent Rights cannot be resolved by the Parties with advice of their respective Intellectual Property counsel, such dispute will be resolved through the dispute resolution mechanism set forth in Section 10.1.  For the avoidance of doubt, all Patent Rights, Information or other Intellectual Property Rights made or conceived during the Term solely by Nestlé (or its Affiliate) which is funded by Nestlé (or its Affiliate) will belong exclusively to Nestlé.

7.1.2.                  Employee Assignment.  To the extent permissible under Applicable Laws, each Party will cause each employee and contractor conducting work on such Party’s behalf under this Agreement to sign a contract that (a) compels prompt disclosure to the Party of all Company Technology, as applicable, conceived or reduced to practice by such employee or contractor during any performance under this Agreement, (b) automatically assigns to the Party all right, title and interest in and to all such Company Technology and all Patent Rights disclosing or claiming such Company Technology and (c) obligates such persons to similar obligations of confidentiality as set forth in this Agreement.  Each Party will require each employee and contractor conducting work on such Party’s behalf under this Agreement to maintain records in sufficient detail and in a good scientific manner appropriate for patent purposes to properly reflect all work done.  Each Party will be responsible for the payment of any remuneration due to employees under any Applicable Laws that provides compensation to such employee inventors.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

7.2.                            Filing, Prosecution and Maintenance of Patent Rights.

7.2.1.                  Company Patent Rights.  The Company will be responsible, at its sole cost and expense, for the preparation, filing and prosecution, maintenance and defense of the Company Patent Rights in the Territory.  The Company will keep Nestlé advised on the status of preparation, filing, prosecution, maintenance and defense of all patent applications included within Company Patent Rights and the maintenance of any issued patents within Company Patent Rights.  Further, the Company will consult and reasonably cooperate with Nestlé with respect to the preparation, filing, prosecution, maintenance and defense of all Company Patent Rights, including:  (a) allowing Nestlé a reasonable opportunity and reasonable time to review and comment regarding relevant material communications and drafts of any material responses or proposed filings by Nestlé before any applicable filings are submitted to any relevant patent office or Government Authority and (b) reflecting any reasonable comments offered by Nestlé in any final filings submitted by the Company to any relevant patent office or Government Authority.

7.2.2.                  Step-In Rights.  If the Company does not file, prosecute or maintain any Patent Right as required by Section 7.2.1, Nestlé may, if it is reasonable to do so to protect its interests, step-in and carry out such activity itself upon delivery of a notice to such effect to the Company.  Upon delivery of such notice, Nestlé will have the right to file, prosecute and maintain such Patent Right at the Company’s expense, and the Company will perform such acts as may be reasonably necessary for Nestlé to file, prosecute or maintain such Patent Right, at the Company’s sole cost and expense.  For the avoidance of doubt, any exercise by Nestlé of the right conferred by this Section 7.2.2 will be without prejudice to any rights or remedies available to Nestlé whether under this Agreement or otherwise.

7.2.3.                  Patent Term Extensions.  The Parties will cooperate, if necessary and appropriate, with each other in gaining patent term extensions, including supplementary protection certificates and any other extensions that are available now or will become available in the future wherever applicable to Patent Rights that are applicable to HMPL-004 and/or the Products at the Company’s cost.  The Parties will, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions.

7.2.4.                  Orange Book Listing.  Nestlé will, at the Company’s expense and upon the Company’s reasonable request, (a) provide all necessary or reasonably useful information to enable the Company to make filings with Regulatory Authorities with respect to Company Patent Rights as required by Regulatory Authorities in the Territory, and (b) will cooperate with the Company in connection therewith, including providing reasonable assistance for the Company in meeting any submission deadlines.

7.2.5.                  Costs and Expenses.  Except as set forth in Section 7.2.2, the Company will pay or reimburse Nestlé for all costs and expenses of filing, prosecuting, maintaining, defending and extending the Company Patent Rights.

7.3.                            Trademarks.  The Company will select and own the Trademarks and all applications and registrations of Trademarks for the Products which have been Developed or for which the Company has obtained Regulatory Approval and will be solely responsible for applying for and maintaining the registrations for such Trademarks throughout the Territory, and all goodwill associated therewith will inure to the benefit of the Company.  The Company will bear all costs of applying for and maintaining registrations for such Trademarks.  The Company will assume full responsibility, at its sole cost and

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

expense, for prosecuting any infringement of any Company owned Trademark by a Third Party, and will be entitled to retain all recoveries in connection therewith.

7.4.                            Enforcement of Technology Rights.

7.4.1.                  Notice.  Each Party will promptly notify the other in the event of any actual, potential or suspected infringement of a patent under the Company Patent Rights by any Third Party (an “Infringement”).

7.4.2.                  Enforcement.  If reasonably requested by Nestlé, the Company will institute litigation or take other steps to remedy an Infringement, and any such litigation or steps will be at the Company’s reasonable expense.  In order to establish standing, Nestlé, upon request of the Company, agrees to timely commence or to join in any such litigation, at the Company’s reasonable expense, and in any event to cooperate with the Company in such litigation or steps at the Company’s reasonable expense.  Nestlé will have the right to consult with the Company about such litigation and to participate in and be represented by independent counsel in such litigation at Nestlé’s own expense, other than in respect of any reasonable fees incurred in respect of matters undertaken at the request of the Company where such fees will be at the Company’s expense.  If the Company fails to institute such litigation or otherwise take steps to remedy an Infringement of any Company Patent Right within [**] days of its receipt of notice thereof or if Nestlé elects to conduct such litigation itself, then Nestlé will (at its expense) have the right, but not the obligation, upon [**] days’ prior notice to the Company to institute any such litigation.  Nestlé will have full control of such litigation or steps but will not, without the prior written consent of the Company, enter into any compromise or settlement relating to such litigation that (a) admits the invalidity or unenforceability of any Company Patent Right or (b) requires the Company to abandon any Company Patent Right.  The Company will, at its own expense, cooperate with Nestlé in any such litigation.  Any financial award granted in favor of Nestlé or the Company pursuant to an enforcement action under this Section 7.4.2 will be applied in priority to indemnify Nestlé (as licensee) for its losses and costs as a result of such decision and the excess will be shared between Nestlé and the Company in proportion to the amount spent by each Party in respect of such actions (including, without limitation, advisers fees and reasonable management time).

7.5.                            Third Party Claims.

7.5.1.                  Third Party Claims — Course of Action.  If the Development, Commercialization or Manufacture of HMPL-004 or the Product under this Agreement is alleged by a Third Party to infringe a Third Party’s Patent Right(s) or misappropriate a Third Party’s trade secret or has otherwise resulted in a claim in respect of product liability arising from or relating to HMPL-004 or a Product, the Party becoming aware of such allegation will promptly notify the other Party thereof, in writing, reasonably detailing the claim.

7.5.2.                  Third Party Suit.  If a Third Party sues a Party (the “Sued Party”) alleging that the Sued Party’s or the Sued Party’s Sublicensees’ Development, Manufacture or Commercialization of HMPL-004 or the Product infringes or will infringe said Third Party’s Patent Right(s) or misappropriates said Third Party’s trade secret or has otherwise resulted in a claim in respect of product liability arising from or relating to HMPL-004 or a Product, then at Nestlé’s option, the Company will defend or settle

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

such claim in its own name after consultation with Nestlé and in connection with its defense of any such Third Party suit, Nestlé will provide reasonable assistance to the Company for such defense and will join such suit if deemed a necessary party.  The Company will keep Nestlé reasonably informed, in person or by telephone, prior to and during the pendency of any such suit, where Nestlé has not joined in such suit the information will be provided at minimum on a monthly basis.  Where the Company will defend such claim, the Company will have full control of such litigation or steps but will not, without the prior written consent of Nestlé, such consent not to be unreasonably withheld, enter into any compromise or settlement relating to such litigation, including without limitation that (a) admits the invalidity or unenforceability of any Company Patent Right or any other Patent Right of Nestlé or its Affiliates or (b) requires the Company to abandon any Company Patent Right or requires Nestlé or its Affiliates to abandon any other Patent Right of Nestlé or its Affiliates (c) admits to any defect in HMPL¬004 or a Product which has, or could have contributed to, a product liability claim.  Nestlé will, at its own expense, cooperate with the Company in any such litigation.  Nestlé may however elect to defend or settle such claim on behalf of the Company in which case Nestlé will have full control of such litigation or steps and will defend or settle such claim in its own name and/or on behalf of the Company after consultation with the Company and in connection with its defense of any such Third Party suit, the Company will provide reasonable assistance to Nestlé for such defense and will join such suit if deemed a necessary party.  Nestlé will keep the Company reasonably informed, in person or by telephone, prior to and during the pendency of any such suit, where the Company has not joined in such suit the information will be provided at minimum on a monthly basis.  Where Nestlé will defend such claim, Nestlé will have full control of such litigation or steps but will not, without the prior written consent of the Company, such consent not to be unreasonably withheld, enter into any compromise or settlement relating to such litigation, including without limitation that (a) admits the invalidity or unenforceability of any Company Patent Right or (b) requires the Company to abandon any Company Patent Right (c) admits to any defect in HMPL-004 or a Product which has, or could have contributed to, a product liability claim.  The Company will, at its own expense, cooperate with Nestlé in any such litigation.

7.6.                            Patent Certifications.  Each Party will immediately give written notice to the other if it becomes aware that any Company Patent Rights covering a Product are invalid or that infringement will arise from the manufacture, use, import, sale or offer for sale of a Third Party product by a Third Party.  If the Company decides not to bring infringement proceedings against the Third Party making such a claim with respect to any Product, the Company will give notice to Nestlé of its decision not to bring suit within [**] Business Days after receipt of notice of such claim (or, if the time period permitted by law is less than [**] Business Days, within half of the time period permitted by law for the Company to commence such action) and Nestlé may then, but will not be obligated to, bring suit against the Third Party that filed such claim.  Any suit by either Party may be in the name of either or both Parties, as may be required by law.  For this purpose, the Party not bringing suit will execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.

7.7.                            Privileged Communications.  In furtherance of this Agreement, it is expected that Nestlé and the Company may, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications.  Such disclosures are made with the understanding that they will remain confidential, they will not be deemed to waive any applicable attorney-client privilege and that they are made in connection with the shared community of legal interests existing between the Company and Nestlé, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of Company Patent Rights.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE VIII
TERM AND TERMINATION

8.1.                            Term.  The term of this Agreement will commence on the Execution Date and, unless earlier terminated as provided in this Article VIII will continue in full force and effect as long as any Product is being Commercialized pursuant to this Agreement for use in the Field in any jurisdiction within the Territory (the “Term”).

8.2.                            Termination by Nestlé.

8.2.1.                  Termination for Convenience.  If Nestlé reasonably determines, in good faith, that it is not feasible to pursue the Commercialization of HMPL-004 or the Products in any jurisdiction within the Territory due to scientific, technical, regulatory or commercial reasons, then Nestlé will notify the Company thereof and the Parties will meet and discuss how to proceed; provided that, if such determination is reasonably made by Nestlé in good faith, Nestlé will have the right to terminate this Agreement in its entirety upon ninety (90) days’ written notice.

8.2.2.                  Termination At Will.  Nestlé may terminate this Agreement in its entirety, for any reason or for no reason, at any time upon giving written notice to the Company at least three hundred and sixty five (365) days prior to the effective date of such termination.

8.3.                            Termination for Cause.

8.3.1.                  Termination for Material Breach of this Agreement.  In the event that a Party commits a material breach of its obligations under this Agreement that is not cured within sixty (60) days (or such other time period as mutually agreed by the Parties) after such Party receives written notice from the non-breaching Party, which notice will specify the nature of the breach and demand its cure, the non-breaching Party may terminate this Agreement upon written notice to the breaching Party.  Notwithstanding the foregoing, if either Party is alleged to be in material breach and disputes such termination through the dispute resolution procedures set forth in this Agreement, then the other Party’s right to cure any breach of this Agreement or to terminate this Agreement will be suspended for so long as such dispute resolution procedures are being pursued by the allegedly breaching Party in good faith and, if it is finally and conclusively determined that the allegedly breaching Party is in material breach, then the breaching Party will have no further right to cure such material breach.

8.3.2.                  Termination for Bankruptcy.  If at any time during the Term, a Party (“Bankrupt Party”), any of its creditors or other eligible party (i) files or commences a proceeding for the liquidation, bankruptcy, receivership, reorganization, rehabilitation, composition, winding-up, dissolution or judicial management or administration of the Bankrupt Party or the appointment of a liquidator, judicial manager, receiver, administrator, trustee-in-bankruptcy or other similar officer in respect of that Party or its assets, and such proceeding has not been stayed or dismissed within ninety (90) days after the filing thereof, (ii) the Bankrupt Party is unable to pay or has suspended payment of its debt generally as they become due (except debts being contested in good faith), or (iii) the creditors of the Bankrupt Party have taken over

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

its management (whether pursuant to a receivership or otherwise), the other Party may terminate this Agreement at any time by written notice with immediate effect.

8.4.                            Effect of Termination.

8.4.1.                  General.  Except as otherwise expressly provided herein, if this Agreement terminates for any reason, all rights and obligations of each Party will cease, including all rights and licenses granted by either Party to the other Party that do not expressly survive such termination.

8.4.2.                  Effects of Termination.  If this Agreement is terminated by the Company pursuant to Section 8.3 or by Nestlé pursuant to Section 8.2, the following provisions will apply:

(a)                                 Nestlé will reasonably cooperate with the Company to assure a smooth transition, at the Company’s expense, of any Clinical Trials in progress related to HMPL-004 or a Product in the Field in the Territory, which the Company determines to continue in compliance with Applicable Laws and ethical guidelines applicable to the transfer or termination of any such Clinical Trials.  In the event that the Company informs Nestlé that it does not intend to continue specific Development activities then in progress, costs incurred in closing out such activities will be borne by Nestlé;

(b)                                 Until termination is effective, each Party will continue to perform its obligations under this Agreement and will pay all costs allocated to it in accordance with this Agreement;

(c)                                  The Right of Reference granted to Nestlé pursuant to Section 2.5.1 by the Company will survive termination of the Agreement except such Right of Reference will be solely to the extent necessary for Nestlé to obtain Regulatory Approval of any Product in the Field in any jurisdiction in which Nestlé has a valid license over HMPL¬004 and/or any Product; and

(d)                                 Nestlé will for a period of [**] calendar months after the date of termination have the right to dispose of all stocks of Products in its possession and all Products in the course of manufacture at the date of termination and will pay to the Company any royalties due in accordance with the provisions of Section 4.2 within [**] days after the end of such period of [**] calendar months.

8.5.                            Survival of Certain Obligations.  Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing before such expiration or termination.  The provisions of this Agreement that must, by their nature, survive expiration or termination of this Agreement to give effect to their intent, will so survive, including Section 5.1 (Confidentiality), Section 9.1 (Indemnification by the Company) and Section 9.2 (Indemnification by Nestlé).

ARTICLE IX
PRODUCT LIABILITY, INDEMNIFICATION AND INSURANCE

9.1.                            Indemnification by the Company.  The Company will indemnify, defend and hold harmless Nestlé, its Affiliates, and each of its and their respective employees, officers, directors, agents and Sublicensees (each, a “Nestlé Indemnified Party”) from and against, and covenants to pay on demand to a Nestlé Indemnified Party an amount equal to the aggregate of, all liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys’ and expert witness fees and disbursements in connection with investigating, defending or settling any action

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

or threatened action), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated (collectively, “Liability”) that a Nestlé Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:

9.1.1.                  any Company representation or warranty set forth herein being untrue in any material respect when made or any material breach by the Company of any of its covenants or obligations hereunder;

9.1.2.                  the gross negligence or willful misconduct by or of the Company, its Affiliates and their respective officers, directors, agents and Sublicensees in performing any of their obligations under this Agreement; or

9.1.3.                  the Development, Commercialization, Manufacture or other use of HMPL-004 or a Product by the Company, its Affiliates or Sublicensees (excluding Nestlé and its Affiliates and Sublicensees), except in each case, to the extent caused by the gross negligence or willful misconduct of Nestlé or any Nestlé Indemnified Party, or by breach of this Agreement by Nestlé.

9.2.                            Indemnification by Nestlé.  Nestlé will indemnify, defend and hold harmless the Company, its Affiliates, and each of its and their respective employees, officers, directors, agents and Sublicensees (each, a “Company Indemnified Party”) from and against, and covenants to pay on demand to a Nestlé Indemnified Party an amount equal to the aggregate of all Liabilities that a Company Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:

9.2.1.                  any Nestlé representation or warranty set forth herein being untrue in any material respect when made or a material breach by Nestlé of any of its covenants or obligations hereunder; or

9.2.2.                  the gross negligence or willful misconduct by or of Nestlé, its Affiliates and their respective officers, directors, agents and Sublicensees in performing any of their obligations under this Agreement; or

9.2.3.                  the Commercialization or other use of HMPL-004 or any Product by Nestlé, its Affiliates or Sublicensees;

except in each case, to the extent caused by the gross negligence or willful misconduct of the Company or any Company Indemnified Party, or by breach of this Agreement by the Company.  For the avoidance of doubt, no claim will be made under this Section 9.2 in respect of any Liability in respect of which Nestlé has a claim against the Company pursuant to this Agreement.

9.3.                            Procedure.  In respect of all claims under the indemnities which do not fall within Section 7.4, Section 7.5 and/or Section 7.6, the following provisions shall apply:

9.3.1.                  Each Party will notify the other in the event it becomes aware of a claim for which indemnification may be sought hereunder or for which Liability is shared pursuant to this Article IX.  In case any proceeding (including any governmental investigation) will be instituted involving any

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Party in respect of which indemnity may be sought pursuant to this Article IX, the Party benefitting from the rights under the indemnity (the “Indemnified Party”) will provide the other Party (the “Indemnifying Party”) with prompt written notice of such proceeding (the “Indemnification Claim Notice”).  Promptly after the Indemnifying Party receives the Indemnification Claim Notice, the Indemnifying Party and Indemnified Party will meet to discuss how to respond to any claims that are the subject matter of such proceeding.

9.3.2.                  Subject to the consent of the Indemnified Party, the Indemnifying Party may assume the defense of any Third Party claim subject to indemnification as provided for in this Section 9.3 by giving written notice to the Indemnified Party.

9.3.3.                  Upon assuming the defense of a Third Party claim in accordance with this Section 9.3, the Indemnifying Party will be entitled to appoint lead counsel in the defense of the Third Party claim.  Should the Indemnifying Party assume and continue the defense of a Third Party claim, except as otherwise set forth in this Section 9.3, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party claim, other than reasonable fees (including legal fees) incurred by the Indemnified Party in providing such assistance as requested by the Indemnifying Party.

9.3.4.                  Without limiting this Section 9.3, any Indemnified Party will be entitled to participate in, but not control, the defense of a Third Party claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnified Party’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume and actively further the defense and employ counsel in accordance with this Section 9.3 (in which case the Indemnified Party will control the defense).  With respect to any Liabilities in connection with Third Party claims, where the Indemnifying Party has assumed the defense of the Third Party claim in accordance with this Section 9.3, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Liability provided that:  (i) it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s reasonable discretion), or (ii) the Liability relates solely to the payment of money damages in connection with a Third Party claim that will not result in the Indemnified Party or any of its Affiliates becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party or any of its Affiliates or Sublicensees in any manner, and the Indemnifying Party has first confirmed in writing its agreement to indemnify the Indemnified Party, its Affiliates and Sublicensees with respect to such Liability.

9.3.5.                  The Indemnifying Party that has assumed the defense of the Third Party claim in accordance with this Section 9.3 will not be liable for any settlement or other disposition of a Liability by an Indemnified Party (but in no event to include any court judgment or judicial or administrative order or disposition) that is reached without the written consent of such Indemnifying Party.  To the extent permitted under Applicable Laws, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, any Third Party claim without first discussing with the Indemnifying Party the opportunity for the Indemnifying Party to assume the defense of the Third Party claim in accordance with this Section 9.3.  If the Indemnified Party consents to the Indemnifying Party assuming conduct of any Third Party claim, the Indemnified Party will cooperate in the conduct thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

such Third Party claim.  Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.

9.4.                            Insurance.  The Parties will maintain insurance with creditworthy insurance companies or self-insure in accordance with Applicable Laws against such risks and in such amounts as are usually maintained or insured against by other companies of established repute engaged in the same or a similar business.

ARTICLE X
MISCELLANEOUS

10.1.                     Governing Law, Jurisdiction; Dispute Resolution.

10.1.1.           Governing Law.  The interpretation and construction of this Agreement (including any non-contractual claims) will be governed by the laws of England and Wales.

10.1.2.           Dispute Resolution.  In the event of a dispute arising out of or relating to this Agreement, (including regarding its existence, termination or validity) (a “Dispute”) any Party will provide written notice of the Dispute to the other Parties, in which event the Dispute will be referred to the executive officers of the Parties designated below or their successors.  The designated officers will use reasonable efforts to attempt resolution by good faith negotiations within [**] days after such notice is received.  Said designated officers are initially as follows:

For the Company:  The General Manager and Finance Director

For Nestlé:  President and Chief Executive Officer

In the event the designated executive officers do not resolve such Dispute within the allotted [**] days, any Party may, after the expiration of the [**] day period, seek to resolve the Dispute through reference to arbitration in accordance with Section 10.1.3.  Notwithstanding the preceding, the Parties acknowledge that the failure of the Parties to reach consensus as to any matter, which failure does not involve a breach by a Party of its obligations hereunder, will not be deemed a Dispute which may be referred for resolution by the Parties under this Section 10.1.2.

10.1.3.           Arbitration.  All Disputes which are unresolved pursuant to Section 10.1.2 and which a Party wishes to have resolved will be referred upon the application of any Party to, and finally settled by, arbitration in accordance with the ICC Arbitration Rules (the “Rules”) as in force at the date of this Agreement and as modified by this Section 10.1.3, which Rules are deemed incorporated into this Section 10.1.3.  The number of arbitrators will be three (3), one of whom will be appointed by each Party and the third of whom, who will act as chairman, will be nominated by the two party-nominated arbitrators, provided that if the third arbitrator has not been nominated within twenty (20) Business Days of the nomination of the second party-nominated arbitrator, such third arbitrator will be appointed by the ICC.  The seat of arbitration will be London and the language of arbitration will be English.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

The arbitrators will have the power to grant any legal or equitable remedy or relief available under law, including injunctive relief (whether interim and/or final) and specific performance, and any measures ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction.  Each Party retains the right to seek interim or provisional measures, including injunctive relief and including pre-arbitral attachments or injunctions, from any court of competent jurisdiction and any such request will not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.  For the avoidance of doubt, this Section 10.1.3 is not intended to limit the powers of the court exercisable in support of arbitration proceedings pursuant to Section 44 of the Arbitration Act 1996 or any Applicable Laws.

10.2.                     Force Majeure.  No liability will result from, and no right to terminate will arise, in whole or in part, based upon any delay in performance or non-performance, in whole or in part, by either of the Parties to this Agreement to the extent that such delay or non-performance is caused by an event of Force Majeure.  “Force Majeure” means an event that is beyond a non-performing Party’s control, including an act of God, strike, lock-out or other industrial/labor dispute not involving the non-performing Party’s (or its Affiliates) own employees, war, riot, terrorist act, epidemic, quarantine, fire, flood or natural disaster.  The Force Majeure Party will within ten (10) days of the occurrence of the Force Majeure event, give written notice to the other Party stating the nature of the Force Majeure event, its anticipated duration and any action being taken to avoid or minimize its effect.  Any suspension of performance will be of no greater scope and of no longer duration than is reasonably required and the Force Majeure Party will use reasonable effort to remedy its inability to perform; provided, however, if the suspension of performance continues or is anticipated to continue for thirty (30) days after the date of the occurrence, the unaffected Party will have the right but not the obligation to perform on behalf of the Force Majeure Party for a period of such Force Majeure and such additional period as may be reasonably required to assure a smooth and uninterrupted transition of such activities.  If such failure to perform would constitute a material breach of this Agreement in the absence of such event of Force Majeure, and continues for [**] months from the date of the occurrence and the Parties are not able to agree on appropriate amendments within such period, the unaffected Party will have the right, notwithstanding the first sentence of this Section 10.2, to terminate this Agreement immediately by written notice to the Force Majeure Party, in which case neither Party will have any liability to the other except for those rights and liabilities that accrued prior to the date of termination.

10.3.                     Waiver and Non-Exclusion of Remedies.  A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy will not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies.  To be effective any waiver must be in writing.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

10.4.                     Notices.

10.4.1.           Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement will be in writing, will refer specifically to this Agreement and will be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 10.4.2 or to such other address as the Party to whom notice is to be given may have provided to the other Parties in accordance with this Section 10.4.1.  Such Notice will be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second (2) Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  This Section 10.4 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

10.4.2.           Address for Notice.

The Company:

Nutrition Science Partners Limited
22nd Floor, Hutchison House
10 Harcourt Road, Hong Kong
Attn:  General Manager
Fax:  +852 2128 1778

With a copy to:

The Finance Director
c/o Nestlé Health Science S.A.
Avenue Nestlé 55, 1800
Vevey Switzerland
Attn:  General Counsel

Nestlé:

Nestlé Health Science S.A.
Avenue Nestlé 55, 1800 Vevey
Switzerland
Attn:  President and Chief Executive Officer

With a copy to:

Nestlé Health Science S.A.
Avenue Nestlé 55, 1800 Vevey
Switzerland
Attn:  General Counsel

10.5.                     Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement.  This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof.  All Schedules referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Agreement.  In the event of any inconsistency between any such Schedules and this Agreement, the terms of this Agreement will govern.

10.6.                     Amendment.  Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of all Parties.

10.7.                     Assignability.  This Agreement and each and every covenant, term and condition hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any rights or obligations hereunder may be assigned, delegated or transferred, directly or indirectly, by a Party to any Third Party without the prior written consent of the other Party except that Nestlé may assign this Agreement and any rights hereunder to any of its Affiliates.  Any attempted assignment or delegation in violation of this Section 10.7 will be void.

10.8.                     No Benefit to Others.  The provisions of this Agreement are for the sole benefit of the Parties and their Affiliates, successors and permitted assigns, and they will not be construed as conferring any rights in any other Persons except as otherwise expressly provided in this Agreement.  A Person who is not a party to this Agreement will have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

10.9.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will be deemed to constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission will be as effective as an original executed signature page.

10.10.              Severability.  To the fullest extent permitted by Applicable Laws, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and will not form part of this Agreement.  To the fullest extent permitted by Applicable Laws and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement will remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Laws and achieves, as nearly as possible, the original intention of the Parties.

10.11.              Further Assurance.  Each Party will perform all further acts and things and execute and deliver such further documents as may be reasonably necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

10.12.              Publicity.  The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any subsequent press releases relating to the Agreement or the activity hereunder prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases, and that any Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with Applicable Laws, judgments, decrees, orders or for appropriate market disclosure or which are consistent with information disclosed in prior releases properly made hereunder.

10.13.              Relationship of the Parties.  The status of a Party under this Agreement will be that of an independent contractor.  Nothing contained in this Agreement will be construed as creating a partnership, joint venture, or agency relationship between the Parties or, except as otherwise expressly

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties, or commitments on behalf of the other Party.  All Persons employed by a Party or any of its Affiliates will be employees of such Party or its Affiliates and not of the other Party or such other Party’s Affiliates and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party or its Affiliates, as applicable.

10.14.              English Language.  This Agreement is written and executed in the English language.  Any translation into any other language will not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version will prevail.  English will be the official language of this Agreement and all communications between the Parties will be conducted in that language.

10.15.              Construction.  Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The headings of this Agreement and any descriptions of Schedules or descriptions of cross references are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement.  The terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation.”

[Signature Page Follows]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed and intend to and hereby do deliver this Agreement as a deed to be effective as of the Execution Date.

SEALED with the COMMON SEAL of	[Signature of Christian Hogg]

Nutrition Science Partners Limited

And SIGNED by

Christian Hogg its Director

in the presence of

Name:
Title: Director / Secretary

EXECUTED AS A DEED by

Luis Cantarell

President and Chief Executive Officer

for and on behalf of

Nestlé Health Science S.A.

in presence of:

Name:

Title:

SIGNATURE PAGE TO EUROPE LICENSE AGREEMENT

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.13

Company Patent Rights

No.	JURISDICTION	APPLICATION / PUBLICATION NO.	FILING DATE	STATUS	TITLE
1	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
4	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.25

[**]

[**].

[**]

[**].

[**]

[**]

[**]

[**]

[**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.27

[**]

[**].

[**]

[**].

[**]

[**]

[**]

[**]

[**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.33

[**]

Introduction

[**].

Production & Processing

[**].

Mechanism of Action

[**].

Overview

[**].

[**].

[**].

[**].

[**].

[**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.44

Key Patent Rights

No.	JURISDICTION	APPLICATION / PUBLICATION NO.	FILING DATE	STATUS	TITLE
1	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

[Validity of patents and inclusion of any additional Company Patent Rights to be confirmed by the Parties at the time of execution.]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 6.2

Schedule of Exceptions

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Appendix A

Option Exercise Notice

To:                             Nutrition Science Partners Limited (the “Company”)

Date:                  [•]

EXERCISE NOTICE

1.                                      We refer to the option agreement dated [•] between Nestlé Health Science S.A. (“Nestlé”) and the Company (the “Option Agreement”).

2.                                      Terms defined in the Option Agreement will have the same meanings in this Exercise Notice unless the context requires otherwise.  References to a Section are to a section of the Option Agreement.

3.                                      We hereby give you notice under and pursuant to Section [2.1.2/2.1.3/2.2.2/2.3.2] of the Option Agreement that we hereby exercise the [US/Canada Option/Europe Option/ROW Country Option] in respect of [insert countries in respect of which ROW Country Option being exercised] granted by you to Nestlé under Section [2.1 (US and Canada Option)/ 2.2 (Europe Option)/ 2.3 (ROW Country Option)] in respect of the [US/Canada License/Europe License/ROW License].

Signed by
for and on behalf of
Nestlé Health Science S.A.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Appendix B

Independent Expert Appointment Procedure

1.                                      If the Parties fail to agree upon an independent Third Party expert within fifteen (15) Business Days of either Party providing written notice to the other notifying of a requirement to appoint an independent Third Party expert pursuant to the terms of the Agreement, either Party may refer the matter to ICC in London for determination in accordance with the ICC Rules of Expertise.

2.                                      The determination made by the expert pursuant to the ICC Rules of Expertise will be final and binding upon the Parties.  The language to be used in the expert determination will be English.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Appendix C

Disclosures

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C

Hutchison Services Agreement

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

EXECUTION COPY

Exhibit D

NESTLÉ SERVICES AGREEMENT

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

EXECUTION COPY

Exhibit E

Research and Development Collaboration Agreement

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

EXECUTION COPY

EXHIBIT E

RESEARCH AND DEVELOPMENT COLLABORATION AGREEMENT

BY AND AMONG

和记黄埔医药 (上海) 有限公司 HUTCHISON MEDIPHARMA LIMITED

AND

NESTLÉ HEALTH SCIENCE S.A.

AND

NUTRITION SCIENCE PARTNERS LIMITED

[DATE]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Appendix

Appendix 1                                                                                Research Plan

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

RESEARCH AND DEVELOPMENT COLLABORATION AGREEMENT

This Research and Development Collaboration Agreement (the “Agreement”) is made and entered into as of [•] (the “Effective Date”), by and among 和记黄埔医 药 (上海) 有限公司 Hutchison MediPharma Limited, a limited company incorporated under the laws of the People’s Republic of China (“Hutchison”), Nestlé Health Science S.A. a company incorporated under the laws of Switzerland (“Nestlé”) and Nutrition Science Partners Limited, a limited company incorporated under the laws of Hong Kong (the “Company”).

RECITALS

WHEREAS, Hutchison MediPharma (Hong Kong) Limited, a company organized and existing under the laws of Hong Kong, the Company, Hutchison China MediTech Limited and Nestlé have entered into a Joint Venture Agreement on [•] November 2012 (the “Joint Venture Agreement”) memorializing their mutual agreements and understandings on the establishment, financing, operation and management of the Company and their respective rights and obligations relative thereto.

WHEREAS, the Company is responsible for research and development activities to identify and develop novel naturally-derived medical foods, food supplements or drug products derived from compounds from the Hutchison Library utilizing the Hutchison Botanical R&D Platform in the Research Field, Hutchison and Nestlé will perform certain research activities on behalf of the Company as described in this Agreement.

WHEREAS, the research collaboration outlined in this Agreement aims to achieve [**].

WHEREAS the research collaboration outlined in this Agreement is intended to govern [**].  The further clinical development of such Products or Hutchison Compounds will be part of a separate clinical development plan as established by and paid for by the Company pursuant to the Joint Venture Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

Unless otherwise required by the context or unless otherwise specified herein, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments,

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

supplements or modifications set forth herein), (d) any reference herein to any Person will be construed to include the Person’s successors and assigns, (e) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (f) all references herein to Articles, Sections or Appendices will be construed to refer to Articles, Sections or Appendices of this Agreement, and references to this Agreement include all Appendices hereto, (g) the word “notice” will mean notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (h) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging) and (i) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof.

ARTICLE 2
CONDUCT OF THE RESEARCH

2.1.                            CONDUCT OF THE RESEARCH GENERALLY.  This Agreement will govern the conduct of the Research by Hutchison and Nestlé.  Each of Hutchison and Nestlé will use commercially reasonable efforts to conduct the activities designated for such Party under the Research Plan, with the initial agreed upon Research Plan attached to and made part of this Agreement as Appendix 1.  Nestlé may conduct the Research under this Agreement either directly or through any of its Affiliates.

2.2.                            INCONSISTENCIES.  If there is any inconsistency between the terms of the Research Plan and the terms of this Agreement, the terms of this Agreement will prevail.

2.3.                            SCOPE OF RESEARCH.  The Research Plan (as such may be amended pursuant to ARTICLE 4) outlines the activities to be conducted by Hutchison and Nestlé pursuant to this Agreement.  The Research Plan and each amendment thereto, will include a detailed list of the research activities to be performed by Hutchison and Nestlé, a timeline for the performance of such activities and FTE resource allocation.

2.4.                            DOCUMENT RETENTION.  Each of Hutchison and Nestlé will maintain, in accordance with its standard document retention procedures, documentation supporting the FTEs’ activities conducted under the Research Plan, and will cooperate with the Company in making such documentation and information available as needed.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE 3
RESEARCH; EXCLUSIVITY; EXTENDED COLLABORATION

3.1.                            RESEARCH GENERALLY.

(a)                                 Access to Hutchison Library and Hutchison Botanical R&D Platform.  Hutchison will provide the Company and any agent of the Company that is subject to confidentiality obligations no less restrictive than those set forth herein with full access to the Hutchison Library and Hutchison Botanical R&D Platform during the Exclusivity Period to perform the Research in accordance with the Research Plan.

(b)                                 No Guarantee.  The Company acknowledges that due to the nature of the Research to be performed hereunder and the timelines set forth in the Research Plan, neither Hutchison nor Nestlé is able to guarantee that any particular results will be achieved in respect of any Research, despite performance by Hutchison and Nestlé in accordance with this Agreement.

3.2.                            IMPRACTICABILITY.

(a)                                 Impracticability.  Subject to Section 3.2(b) below, neither Hutchison nor Nestlé will be required to perform any Research to the extent the performance of such Research becomes Impracticable.

(b)                                 Notice of Impracticability.  Should either Hutchison or Nestlé determine that the performance of any portion of the Research has become Impracticable it will immediately notify the other Parties in writing, specifying in reasonable detail (i) the event or circumstance that has rendered the conduct of such Research Impracticable, (ii) the scope and extent of the Research affected thereby, (iii) the expected duration of such event or circumstance and (iv) the measures that Hutchison or Nestlé (as the case may be) proposes to undertake to avoid or minimize the effect of such event or circumstance on its ability to perform such Research hereunder.  Hutchison and/or Nestlé (as the case may be) will, as promptly as reasonably practicable, resume performing such Research once the performance of the relevant portion of Research is no longer Impracticable.  The Parties will negotiate in good faith any reduction that any Party reasonably believes should be made to the compensation under ARTICLE 6 as a result of such Impracticability.

3.3.                            ADDITIONAL RESOURCES.  Hutchison and Nestlé will obtain the resources necessary to perform the Research as provided in the Research Plan.  For clarity, unless the Parties otherwise agree in writing, neither Hutchison nor Nestlé will be obligated to obtain additional resources not contemplated by the Research Plan, including (i) hiring, leasing or contracting for any additional employees, (ii) maintaining the employment of any specific employee, or (iii) purchasing, leasing or licensing any additional equipment or software.

3.4.                            EXCLUSIVITY.

(a)                                 Grant of Exclusivity.  Subject to the terms and conditions of this Agreement, Hutchison hereby grants to the Company, and the Company hereby accepts, a first and exclusive right, during the Exclusivity Period, to conduct Research (or have conducted Research by Nestlé and Hutchison in accordance with this Agreement) to evaluate and develop Products and Hutchison Compounds from the Hutchison Library and the use of Hutchison Botanical R&D Platform in the Research Field (the “Exclusivity Grant”).

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(b)                                 Exclusivity.  During the Exclusivity Period, Hutchison hereby covenants and agrees that it will not (i) conduct Research or development activities for itself or on behalf of any Third Party to identify and develop Products and Hutchison Compounds from the Hutchison Library and Hutchison Botanical R&D Platform in the Research Field (other than pursuant to this Agreement), (ii) grant to a Third Party any right to evaluate, develop or negotiate with Hutchison for any agreement providing rights with respect to the Hutchison Library and the use of the Hutchison Botanical R&D Platform for development or potential commercialization worldwide in the Research Field, or (iii) assign, license or otherwise transfer to or for the benefit of a Third Party any right in or to, or otherwise take any action to encumber, in whole or in part, the Hutchison Library and the use of the Hutchison Botanical R&D Platform in the Research Field, or any Intellectual Property Rights related thereto, to any extent or in any manner that is inconsistent with, or in violation of, the Company’s exclusive rights granted under the Exclusivity Grant.

3.5.                            Exclusivity Period.  The initial exclusivity period will start on the date of this Agreement and will end on [**] (the “Initial Exclusivity Period”); provided that, during the Exclusivity Period, the Company will budget a minimum research budget (as set out in the Research Annual Budget from time to time) of, and spend a minimum amount of, at least [**] per calendar year on the conduct of Research to evaluate and develop Products and Hutchison Compounds from the Hutchison Library and with the use of Hutchison Botanical R&D Platform.  The Exclusivity Period will be [**] provided that the Company budgets a minimum research budget in the then applicable Research Annual Budget of, and spends an amount of, at least [**] in such calendar year on such Research.

3.6.                            Extension of Research Field Definition.  Any amendment of the “Research Field” definition will require unanimous approval of the Parties.  The Parties will discuss in good faith to extend the definition of “Research Field” under this Agreement to include metabolic health and brain health after the second anniversary of this Agreement.

ARTICLE 4
GOVERNANCE

4.1.                            RESEARCH COLLABORATION SUBCOMMITTEE.  The Parties agree to form and maintain a research collaboration subcommittee (“Research Collaboration Subcommittee”).  This subcommittee will consist of six (6) members, with an equal number of representatives from the Company (to be designated by Nestlé) and from Hutchison, and as far as practicable, such representatives being part of the research and development or commercial teams of each Party.  All decisions by the Research Collaboration Subcommittee will be made by unanimous agreement of the members on the Research Collaboration Subcommittee and any decisions on which the Research Collaboration Subcommittee cannot agree will be referred to an executive officer of each Party for attempted resolution by good faith negotiations between such officers.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.2.                            FREQUENCY OF GOVERNANCE MEETINGS.  The Research Collaboration Subcommittee will meet quarterly, or more often as mutually agreed upon by the Parties.  Reasonably in advance of each meeting of the Research Collaboration Subcommittee, (a) Hutchison will provide a summary of the Research conducted by Hutchison since the prior meeting of the Research Collaboration Subcommittee and the results obtained from such Research and (b) Nestlé will provide a summary of the Research conducted by Nestlé since the prior meeting of the Research Collaboration Subcommittee and the results obtained from such Research.

4.3.                            RESPONSIBILITIES OF THE RESEARCH COLLABORATION SUBCOMMITTEE.  The Research Collaboration Subcommittee will have responsibility for (a) preparing and submitting, no later than sixty (60) days before the end of each calendar year, to the Parties, a revised Research Plan (including a Research Annual Budget for the next calendar year); (b) overseeing the Research conducted under this Agreement to ensure that the Research proceeds according to the Research Plan; (c) assessing the results obtained from the Research; and (d) recommending and advising whether a new IND may be developed in any additional fields than the Research Field.

4.4.                            RESEARCH PLAN.

(a)                                 Approval of Research Plan.  The Parties will within thirty (30) days from the date the Research Plan has been received from the Research Collaboration Subcommittee, convene a meeting (whether telephonically or in person) to approve the Research Plan (including the Research Annual Budget).  The Parties acknowledge that the Board will have to review and approve the proposed Research Plan prior to such meeting.

(b)                                 Non-Material Revisions to Research Plan.  The Research Collaboration Subcommittee will be able to make non-material revisions to the Research Plan for operational reasons provided always that such non-material revisions are notified to the Parties in writing.

4.5.                            PROJECT MANAGER.  In addition to the Research Collaboration Subcommittee, the Company will, as soon as reasonably practicable after the Effective Date, appoint a project manager, who will be responsible for overseeing the day-to-day conduct of the Research hereunder to ensure that Research is conducted according to the Research Plan.

4.6.                            FTE.  Hutchison and Nestlé will ensure that all employees of such Party performing Research activities hereunder are subject to appropriate obligations (in their employment agreements or otherwise), subject to the terms of this Agreement, to assign all Intellectual Property Rights developed pursuant to this Agreement to the Company.

ARTICLE 5
EVALUATION

5.1.                            NOTICE OF NEW PRODUCT, HUTCHISON COMPOUND, IND.  During the Exclusivity Period, the Research Collaboration Subcommittee will give to the Company written notice of any new Hutchison Compound invented, developed or discovered

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

and/or IND filed as soon as practicable upon the occurrence of such invention, development, discovery or filing, such notice is to include details of such Product, Hutchison Compound and/or IND including the relevant fields of development of such Product, Hutchison Compound and/or IND.

5.2.                            COOPERATION.  As may be reasonably requested by the Company, Hutchison or Nestlé, as the case may be, will provide the Company with reasonable assistance and cooperation to facilitate the Company’s efforts in carrying out any evaluation of such new Hutchison Compound, or any Product incorporating such Hutchison Compound and/or IND.  Following such evaluation, Hutchison or Nestlé, as the case may be, will conduct such additional development activities as requested by the Company at the Company’s expense.

ARTICLE 6
COMPENSATION

6.1.                            COMPENSATION FOR MATERIALS AND THIRD PARTY COSTS.  The Company will reimburse Hutchison or Nestlé for all reasonable out-of-pocket costs incurred by Hutchison or Nestlé for supplies and materials, as well as for all costs reasonably incurred by Hutchison or Nestlé to any Third Party, used in connection with performing the Research (the “Materials and Third Party Costs”) provided such Materials and Third Party Costs are within the then applicable Research Annual Budget.  Such costs will include all property taxes, value added taxes, customs and duties (except to the extent such taxes, customs or duties are recoverable by or refundable to Hutchison or Nestlé) levied on, as well as all other actual out-of-pocket expenses associated with the purchase, use, transportation and insurance of, such supplies and materials.

6.2.                            COMPENSATION FOR RESEARCH.

(a)                                 Reimbursement for Research.  In consideration of the performance of the Research by Hutchison or Nestlé, the Company will reimburse Hutchison and Nestlé for actual time spent by Hutchison and Nestlé personnel performing the Research under the Research Plan on the basis of the number of FTEs performing activities under the Research Plan multiplied by the FTE Rate and all reasonable out-of-pocket costs incurred by Hutchison and Nestlé in performing such Research..

(b)                                 Limitations on Reimbursement and Compensation.  Notwithstanding anything herein to the contrary, the Company will not be obligated to reimburse Hutchison or Nestlé for costs of Research (including reimbursement of Materials and Third Party Costs pursuant to Section 6.1) to the extent that such reimbursement exceeds such costs as set forth in the Research Annual Budget by more than [**] of the originally budgeted amount, unless such excess is approved by the Board.

6.3.                            PAYMENT TERMS.

(a)                                 Invoices.  Within [**] days after the end of each calendar quarter, each of Hutchison and Nestlé will provide a quarterly invoice to the Company detailing all charges for supplies, materials, and the number of FTEs performing Research during the most recently concluded calendar quarter pursuant to this Agreement.  With each such invoice, each of Hutchison and Nestlé will inform the Company in reasonable detail of the Research performed during the period covered by such

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

invoice and the costs, fees and charges to be included in such invoice.  Each of Hutchison and Nestlé will also provide the Company with such supporting records and other materials as may be reasonably requested by the Company to review and verify the Research performed during such invoice period and the accuracy of the calculation of such costs, fees and charges.  Payment will be remitted within [**] days from the date such invoice is received by the Company.

(b)                                 Payment.  Any payment under this ARTICLE 6 that is more than [**] days past due will be subject to interest at an annual percentage rate of [**] month London Interbank Offered Rate plus [**] basis points.

6.4.                            CORRECTION; TRUE-UPS; ACCOUNTING.

(a)                                 Accounting Record Retention.  Hutchison and Nestlé will, and will cause each of their respective Affiliates and Subcontractors to, keep and maintain complete and accurate books and records of the Research performed hereunder and the FTEs performing such Research for three (3) years after the close of the calendar quarter in which the relevant costs, fees and/or charges are incurred or assessed.  These books and records will be kept in detail sufficient to allow for all costs, fees, and charges incurred or assessed for all Research to be properly verified and calculated.

(b)                                 Audit.  Upon thirty (30) days prior written notice from the Company, but not more than once annually, each of Hutchison and Nestlé will permit an independent certified public accounting firm of internationally recognized standing selected by the Company and approved by Hutchison or Nestlé (as the case may be), such approval not to be unreasonably withheld, delayed or conditioned, to examine, audit and copy, at the Company’s sole expense, the relevant books and records of Hutchison, Nestlé and each of its Affiliates and Subcontractors reasonably related to the conduct of any Research under this Agreement for the sole purpose of verifying the amounts invoiced by Hutchison or Nestlé hereunder.  The accounting firm will be provided reasonable access to such books and records at the facility(ies) of Hutchison, Nestlé and/or each of its Affiliates and Subcontractors where such books and records are normally kept and such examination will be conducted during the normal business hours of Hutchison, Nestlé and/or each of its Affiliates and Subcontractors.  Each of Hutchison and Nestlé may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to such facilities or books and records.  Upon completion of the audit, the accounting firm will provide both Hutchison or Nestlé (as the case may be) and the Company a written report disclosing any discrepancies in the quarterly invoices submitted or the reimbursements paid by the Company, and, in each case, the specific details concerning any discrepancies.

(c)                                  Dispute.  Any good faith Invoice Dispute will be immediately subject to the provisions of this Section 6.4(c).  The Parties agree that disputes related to any other agreement will not serve as grounds to delay any conduct of Research or payment obligations under this Agreement.

(i)                                     The Parties will negotiate in good faith to resolve, pursuant to the procedures described in Section 6.4(c)(ii), any Invoice Dispute.  Notwithstanding the foregoing, any Party may seek preliminary or emergency injunctive relief in relation to an Invoice Dispute so as to maintain the status quo (including, but not limited to, maintaining the confidentiality of any non-public information) without or prior to initiating negotiations with the other Parties until the Invoice Dispute is otherwise resolved.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(ii)                                  Any Party may give the other Parties a Notice of Invoice Dispute.  Within [**] Business Days after delivery of such Notice of Invoice Dispute, executives of each Party who have authority to settle the Invoice Dispute will participate in conference or video calls or agree to meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the Parties.  If the Invoice Dispute has not been resolved within [**] days of the first discussion between such executives (or, if the Parties are unable to mutually agree upon an acceptable time and place to discuss, within [**] days of the disputing Party’s Notice of Invoice Dispute), any Party may issue an Invoice Dispute Escalation Notice and refer the Invoice Dispute to the respective officers of the Parties designated below.

For Hutchison:  The Chief Executive Officer

For Nestlé:  President and Chief Executive Officer

For the Company:  The General Manager and the Finance Director

Such officers will negotiate in good faith to resolve the Invoice Dispute in a manner satisfactory to the Parties within [**] days of the Invoice Dispute Escalation Notice.  In the event the Invoice Dispute is not resolved within such [**] day period, any Party may proceed in accordance with Section 15.9.

ARTICLE 7
TAXES AND WITHHOLDING

7.1.                            TAXES AND WITHHOLDING.  [**].

ARTICLE 8
WARRANTIES AND PERFORMANCE

8.1.                            PERFORMANCE.  Subject to Section 3.2 and Section 3.3, and the other terms and conditions of this Agreement, Hutchison and Nestlé will commit personnel to the timely performance of Research under the Research Plan, in compliance with Applicable Laws.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

8.2.                            WARRANTIES.

8.2.1                     Each Party warrants and covenants to the other that (a) it has the full power and authority to enter into and fully perform this Agreement, (b) it has sufficient right and authority to grant all licenses and rights granted or agreed to be granted by it hereunder to the other Parties, and (c) at all times, it will comply with all Applicable Laws.

8.2.2                     Hutchison warrants to Nestlé and the Company as of the Effective Date that:

(a)                                 Hutchison has the right to grant to Nestlé and the Company the rights that it purports to grant Nestlé and the Company hereunder, including the right to grant exclusivity to the Hutchison Library and Hutchison Botanical R&D Platform as set forth in the Exclusivity Grant;

(b)                                 Hutchison has not granted to any Third Party, including any academic organization or agency, any rights to the Hutchison Library and Hutchison Botanical R&D Platform for Research in the Research Field which are still in effect as of the Effective Date;

(c)                                  Hutchison has not granted any Third Party rights that would otherwise interfere or be inconsistent with Nestlé and the Company’s rights hereunder, and there are no license or option agreements or other arrangements to which Hutchison or any of its Affiliates is a party relating to the Hutchison Library or otherwise that would limit the rights granted to Nestlé or the Company under this Agreement;

(d)                                 To the knowledge of Hutchison, its Affiliates and the key employees and consultants involved in the development, creation and operation of the Hutchison Library and/or the Hutchison Botanical R&D Platform, each of the Hutchison Library and the Hutchison Botanical R&D Platform does not infringe or misappropriate, or have not infringed or misappropriated the Intellectual Property Rights of any Third Party; and

(e)                                  (A) Neither Hutchison nor any employee, agent or subcontractor of Hutchison involved or to be involved in the development of the Hutchison Compounds or Products has been debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a); (B) no Person who is known by Hutchison to have been debarred under Subsection (a) or (b) of Section 306 of said Act will be employed by Hutchison in the performance of any activities hereunder; and (C) to the knowledge of Hutchison, no Person on any of the FDA Clinical Investigator Enforcement Lists (including, but not limited to, the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List) will participate in the performance of any activities hereunder.

8.3.                            WARRANTIES AND DISCLAIMER.  Hutchison and Nestlé severally warrants to the Company that all Research conducted hereunder will be in accordance with the terms of

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

this Agreement.  Neither Hutchison nor Nestlé makes any other warranties with respect to the Research conducted by it hereunder.

8.4.                            PERFORMANCE BY THE COMPANY.  Subject to the other terms and conditions of this Agreement, the Company will use its commercially reasonable efforts to coordinate with Hutchison and Nestlé for the timely performance of the Research by Hutchison and/or Nestlé under the Research Plan, in compliance with Applicable Laws.  Hutchison and/or Nestlé may change its policies, procedures and practices at any time upon reasonable prior notice to the Company; provided, however, that such changes, if not required by Applicable Laws, do not affect the conduct of the Research hereunder; and provided, further, that the compensation due by the Company to Hutchison or Nestlé as a result of such changes will not be increased.

8.5.                            MUTUAL RESPONSIBILITIES.  In addition to the terms provided in Sections 8.1 and 8.4, the Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and conduct of the Research.  Such cooperation will include:

(a)                                 providing and exchanging information and documentation reasonably necessary for Hutchison and Nestlé to conduct the Research it is obligated to provide hereunder;

(b)                                 making available, as reasonably requested by any Party, reasonable access to resources and providing timely decisions in order that each Party may perform its obligations hereunder;

(c)                                  requiring each Party’s personnel to obey any and all security regulations and other published policies of the other Parties while on the other Parties’ premises; and

(d)                                 using commercially reasonable efforts to obtain all Third Party consents, licenses, sublicenses or approvals necessary to permit Hutchison and Nestlé to perform its obligations hereunder.

ARTICLE 9
TERMINATION

9.1.                            TERM.  This Agreement will continue until the expiration of the Exclusivity Period unless earlier terminated in accordance with this ARTICLE 9 and ARTICLE 10.

9.2.                            TERMINATION.

(a)                                 Company Termination.

(i)                                     Termination of Research.  The Company may terminate this Agreement, for any reason or for no reason, at any time upon giving written notice to Hutchison and Nestlé at least ninety (90) days prior to the Effective Date of such termination.

(ii)                                  Payment of Costs Associated with Company Termination.  If the Company terminates this Agreement under this Section 9.2(a) (where the Company does not have the right to

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

terminate this Agreement pursuant to Section 9.2(b) or 10.1 below), the Company will pay to Hutchison and Nestlé all non-cancellable costs incurred pursuant to the Research Plan imposed by Third Parties as a result of such termination.  Each of Hutchison and Nestlé will inform the Company of such costs upon receipt of the termination notice and will undertake commercially reasonable efforts to mitigate such Third Party costs to the extent possible.

(b)                                 Termination upon Material Breach.  Notwithstanding the foregoing, a Party may terminate this Agreement if any other Party materially breaches a material provision of this Agreement and such material breach is not cured (i) within thirty (30) days after being given notice of the breach in the case of a material breach of an obligation to make payment hereunder or (ii) within sixty (60) days after being given notice of the breach in the case of any other material breach.

ARTICLE 10

10.1.                     Immediate Right to Terminate.  A Party may immediately terminate this Agreement upon written notice to the other Parties if, at any time, (i) any other Party files for or is subject to the institution of bankruptcy, reorganization, liquidation or receivership proceedings, (ii) any other Party assigns all or a substantial portion of its assets for the benefit of creditors, (iii) a receiver or custodian is appointed for any other Party’s business, (iv) a substantial portion of any other Party’s business is subject to attachment or execution process based on a final, non-appealable court judgment or order or arbitral award, or (v) the Joint Venture Agreement has terminated; provided, however, that in the case of any involuntary bankruptcy, reorganization, liquidation or receivership proceeding under clause (i) above, no right of termination will arise unless and until such proceeding remains undismissed for at least ninety (90) days after the commencement thereof.

10.2.                     SURVIVAL.

(a)                                 Effect of Termination or Expiration of Exclusivity Period.  Unless otherwise agreed in writing by the Parties, and notwithstanding any other provision herein to the contrary, termination of this Agreement will have no impact or effect on the Parties’ rights and obligations with respect to any Development IP vested in the Company or any license agreement that is entered into between or among any of the Parties prior to the date of the termination of this Agreement or expiration of the Exclusivity Period.

(b)                                 Surviving Provisions.  The obligations of the Parties under this Agreement will survive the expiration or termination of this Agreement to the extent necessary to carry out the purposes of this Agreement, including without limitation, payment obligations under ARTICLE 6, confidentiality obligations under ARTICLE 12, liabilities and indemnification obligations under ARTICLE 14 and applicable miscellaneous provisions under ARTICLE 15.

ARTICLE 11
RELATIONSHIP BETWEEN THE PARTIES

11.1.                     INDEPENDENT CONTRACTORS.  The relationship between the Parties established under this Agreement is that of independent contractors and no Party is an employee, agent, partner, or joint venturer of or with another.  No Party will have any express or implied power or authority to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, any other Party, or to bind any other Party in any respect whatsoever.  Each of Hutchison and

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Nestlé will be solely responsible for any and all salaries and other compensation, employment-related taxes, insurance premiums and other employment benefits respecting its personnel and the personnel of its Affiliates and Subcontractors engaged to perform Research under this Agreement.  The Company agrees to grant Hutchison and Nestlé personnel reasonable access to its sites, systems and information (subject to the provisions of confidentiality in ARTICLE 12 below) as necessary for Hutchison and Nestlé to perform their obligations hereunder.

11.2.                     SUBCONTRACTORS.  Each of Hutchison and Nestlé may engage Subcontractors to perform all or any portion of its obligations under this Agreement with the prior written approval of the Company, such approval not to be unreasonably withheld or delayed.  Any such Subcontractor will, prior to being engaged to perform any activities hereunder, agree in writing to be bound by confidentiality obligations at least as protective as the terms of ARTICLE 12 regarding confidentiality below; and provided, further, that Hutchison or Nestlé (as the case may be) will remain responsible for full performance of its obligations hereunder.  Any references in this Agreement to Hutchison or Nestlé and the performance of Research by Hutchison or Nestlé (including but not limited to the general obligations set forth in ARTICLE 3, standards of care relating to performance set forth in ARTICLE 8, and limitations on liability and indemnification set forth in ARTICLE 14) will include Subcontractors so engaged by Hutchison or Nestlé and performance of Research by such Subcontractors on behalf of Hutchison or Nestlé, respectively.

ARTICLE 12
CONFIDENTIALITY

12.1.                     CONFIDENTIALITY.  Each Party (the “Receiving Party”) agrees to keep in strict confidence all Confidential Information that the other Party (the “Disclosing Party”) provides, communicates or otherwise makes available to the Receiving Party and to protect the Confidential Information with the same degree of care normally used to protect its own Confidential Information of a similar nature.  The Receiving Party will not disclose or allow disclosure of any Confidential Information to any Third Party and will not use any Confidential Information in any manner, except, in each case, for the purposes of implementing and enforcing this Agreement, the Joint Venture Agreement, the Option Agreement, each License Agreement or any Ancillary Agreement, without the prior written consent of the Disclosing Party.

12.2.                     EXCEPTIONS.  The restrictions and obligations set forth in Sections 12.1, 12.5 and 12.6 will not apply to any Confidential Information:

(a)                                 which is or becomes generally available to the public through no fault on the part of the Receiving Party;

(b)                                 which is lawfully in the possession of the Receiving Party (other than pursuant to the terms of this Agreement, the Joint Venture Agreement, the Option Agreement, each License Agreement, any Ancillary Agreement or any other related agreement), without restriction as to its disclosure, prior to the disclosure of such information by or on behalf of the Disclosing Party or the Company, as reasonably evidenced by appropriate documentation;

(c)                                  which lawfully becomes available to the Receiving Party from a source other than the Disclosing Party and the Company without any duty as to confidentiality or non-use;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(d)                                 which is independently developed or otherwise created by the Receiving Party (other than pursuant to the terms of this Agreement, the Joint Venture Agreement, the Option Agreement, each License Agreement, any Ancillary Agreement or any other related agreement) without the use of any Confidential Information of the Disclosing Party, as reasonably evidenced by appropriate documentation; or

(e)                                  which is required to be disclosed or provided to any court, government or regulatory body of competent jurisdiction (including any relevant securities exchange) (i) pursuant to any Applicable Laws, judgment, decree or order, (ii) as necessary to make regulatory filings and communications related to the Hutchison Compounds or any Products, or (iii) for the purpose of asserting or defending against any claims relating to Intellectual Property Rights, including, in particular, any action taken to protect and enforce Intellectual Property Rights; provided, however, that (x) any such information disclosed pursuant to this Section 12.2(e) will be disclosed only to the extent required by Applicable Laws, judgment, decree or order, (y) except with respect to required disclosure to tax authorities, the Party seeking to disclose or provide such information will give the other Parties prompt written notice of such requirement and fully cooperate with the other Parties so that the other Parties and/or the Company (as the case may be) may obtain reasonable assurances that confidential treatment will be accorded to such information, and (z) without limiting the generality of the foregoing, the Parties will use commercially reasonable efforts to ensure that, subject to Applicable Laws, the list of the Products is redacted from any copy of this Agreement, the Joint Venture Agreement, the Option Agreement, each License Agreement and any Ancillary Agreement required to be filed with any government or regulatory body.

12.3.                     ACCURACY OF CONFIDENTIAL INFORMATION.  Each Party hereby acknowledges that the Confidential Information of the other Parties may still be under development, or may be incomplete, and that such information may relate to products that are under development or are planned for development.  Except as specifically provided in Section 8.2, no Party makes any representations regarding the accuracy of its Confidential Information.

12.4.                     REMEDIES FOR BREACH OF CONFIDENTIALITY OBLIGATIONS.  The Parties acknowledge that it will be impossible to measure the damages that would be suffered by the other Parties if a Party fails to comply with this ARTICLE 12 and that in the event of any such failure, there may not be adequate remedies under Applicable Laws.  Each Party will, therefore, be entitled in addition to any other rights and remedies to obtain specific performance by any other Party of the obligations under this ARTICLE 12 and to obtain immediate injunctive relief without having to post a bond.  No Party will urge, as a defense to any proceeding for such specific performance or injunctive relief by any other Party for breach of this ARTICLE 12, that the relevant Party has an adequate remedy under Applicable Laws.

12.5.                     MEASURES TO KEEP CONFIDENTIALITY.  Each Party agrees that, prior to giving access to any Confidential Information to any of its Affiliates or any of its or such Affiliates’ respective directors, officers, employees, advisors, consultants and agents, it will require each such Person to agree to be bound by all obligations of confidentiality and non-use under this ARTICLE 12, and will take all reasonable steps and measures to ensure that each such Person will enter into a confidentiality undertaking to comply with and perform such obligations, in each case to the same extent as if they were direct parties to this Agreement.

12.6.                     SURVIVAL OF OBLIGATIONS.  The obligations undertaken by the Parties under this ARTICLE 12 will survive the termination of this Agreement for any reason and will remain in

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

effect and be binding on the Parties for a period of ten (10) years after the termination of this Agreement; provided that to the extent any Confidential Information constitutes a trade secret, as defined in the U.S. Uniform Trade Secrets Act or any Applicable Laws, then the Receiving Party will keep such trade secret confidential until such time as the Confidential Information no longer qualifies as a trade secret under Applicable Laws.

ARTICLE 13
INTELLECTUAL PROPERTY RIGHTS

13.1.                     EXISTING OWNERSHIP RIGHTS UNAFFECTED.  As among the Parties, each Party will own and retain all right, title and interest in its Background IP.

13.2.                     NO OTHER LICENSE.  Except as expressly set out in this ARTICLE 13, no Party will gain, by virtue of this Agreement, any rights of ownership or use of copyrights, patents, trade secrets, trademarks or any other Intellectual Property Rights owned by the other Parties.

13.3.                     OWNERSHIP OF NEW PRODUCTS, HUTCHISON COMPOUNDS AND INDS.  Except as otherwise set forth in this Agreement, the Company will own all right, title and interest in and to (a) any and all inventions, developments or discoveries specific to a Hutchison Compound or Product made by Hutchison, Nestlé or each of their Affiliates’ employees, agents or independent contractors in connection with their activities under this Agreement, (b) any and all Patent Rights claiming any invention, development or discovery described in clause (a) of this Section 13.3, and (c) any and all Know-How embodied by or in any invention, development or discovery described in clause (a) of this Section 13.3.  Hutchison and Nestlé will take any action reasonably required to vest in the Company title to all such inventions, developments, discoveries and Patent Rights (“Development IP”).  For clarity, the Parties agree that the Company will own all right, title and interest in any Development IP in all fields and indications and not just the Research Field.  For the avoidance of doubt, any inventions, developments or discoveries and any related Patent Rights or Know-How of a general nature which are made in connection with the Research, but which are not specific to a Hutchison Compound or Product (“Party IP”) will be owned by the Party who, or whose Affiliate, employee, agent or independent contractor made such invention, development or discovery.  Each Party hereby grants and will cause its Affiliates to grant to the Company and its Affiliates a fully-paid up, perpetual non-exclusive license with the right to sublicense, to use, develop, have developed, manufacture, have manufactured, commercialize and have commercialized any Party IP so far as it is relevant to the Hutchison Compound or Product.

13.4.                     PATENTS; FURTHER ASSISTANCE.  The Company may, at its sole discretion, file one or more applications for patents in relation to any Development IP.  Hutchison and/or Nestlé will promptly execute and deliver any assignments, descriptions of other instruments as may be necessary or proper in the reasonable opinion of the Company to vest in the Company title to the Development IP and to enable the Company to obtain and maintain the entire right and title to the Development IP throughout the world.  Hutchison and Nestlé will also render to the Company, at the Company’s expense, such assistance as the Company may reasonably require in the preparation and prosecution of applications for patents in connection with its Development IP, and in any litigation in which the Company may be involved relating to its Development IP.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE 14
LIABILITY AND INDEMNIFICATION

14.1.                     LIABILITY FOR LOSS.  Except (a) with respect to Liability arising from any willful misconduct or grossly negligent act of a Party or any of its Affiliates, (b) to the extent such Party may be required to indemnify any Hutchison Indemnified Party, Nestlé Indemnified Party or Company Indemnified Party (as the case may be) from and against any Liability to one or more Third Parties under this ARTICLE 14, (x) in no event will any Party, any of its Affiliates or any of its or such Affiliates’ respective directors, officers, employees, agents or representatives be liable under this Agreement for any special, indirect, incidental, consequential, punitive or exemplary damages, whether in contract, warranty, tort, negligence, strict liability or otherwise, including loss of profits or revenue suffered by any Party, any of its Affiliates or any of its or such Affiliates’ respective directors, officers, employees, agents or representatives and (y) Hutchison’s or Nestlé’s Liability for damages arising out of the conduct of the Research hereunder will not exceed [**].

14.2.                     FORCE MAJEURE.  Each of Hutchison and Nestlé will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure provided that Hutchison or Nestlé (as the case may be) promptly provides notice of the prevention to the Company.  Such excuse will be continued so long as the condition constituting Force Majeure continues and Hutchison or Nestlé (as the case may be) takes commercially reasonable efforts to remove the condition.

14.3.                     COMPANY INDEMNIFICATIONS.  The Company will indemnify, defend and hold harmless all Hutchison Indemnified Parties and Nestlé Indemnified Parties from and against all Liabilities resulting from or arising out of:

(a)                                 any claims of any nature arising out of the development, manufacture, commercialization or use of any and all inventions, developments or discoveries made by Hutchison, Nestlé or each of its Affiliates’ employees, agents or independent contractors in connection with their activities under this Agreement, on behalf of, or under the authority of, the Company (other than by any Hutchison Indemnified Party or Nestlé Indemnified Party), including but not limited to (i) government claims, (ii) product liability claims, and (iii) Intellectual Property claims, but excluding claims for which Hutchison or Nestlé is required to indemnify any of the Company Indemnified Parties pursuant to Section 14.4 or Section 14.5 herein respectively;

(b)                                 any negligent or intentional act or omission of (i) the Company, (ii) any other Company Indemnified Party or (iii) any Third Party contractor engaged by the Company to perform activities under this Agreement for which the Company is responsible, in the course of or in connection with the performance of its obligations hereunder; or

(c)                                  the breach by the Company of any of its representations, warranties or covenants, or any other provisions of this Agreement;

except, in each case, to the extent caused by the negligent or intentional acts or omissions of (x) Hutchison, any other Hutchison Indemnified Party or any Subcontractor or any of its employees, officers, directors or agents or by the breach by Hutchison of any of its representations, warranties or covenants set forth in this Agreement or (y) Nestlé, any other Nestlé Indemnified Party or any Subcontractor or any of its employees, officers, directors or agents or by the breach

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

by Nestlé of any of its representations, warranties or covenants set forth in this Agreement.  For the avoidance of doubt, the Company will in no event be liable to any Hutchison Indemnified Party or Nestlé Indemnified Party for or in respect of any diminution in value of its equity or ownership interest in the Company that may result from, arise out of or be caused by any breach by the Company of its obligations to perform activities in compliance with Applicable Laws under Section 8.4 or as required by the other provisions of this Agreement.

14.4.                     HUTCHISON INDEMNIFICATIONS.  Hutchison hereby agrees to indemnify, defend, and hold harmless any Company Indemnified Party or Nestlé Indemnified Party from and against any and all Liabilities resulting from or arising out of:

(a)                                 any negligent or intentional act or omission of (i) Hutchison, (ii) any other Hutchison Indemnified Party or (iii) any Subcontractor or any of its employees, officers, directors or agents in the course of or in connection with the performance of the Research hereunder; or

(b)                                 the breach by Hutchison of any of its representations, warranties, or covenants or any other provisions of this Agreement,

except, in each case, to the extent caused by the negligent or intentional acts or omissions of (x) the Company, any other Company Indemnified Party or any Third Party contractor engaged by the Company to perform activities under this Agreement for which the Company is responsible or by the breach by the Company of any of its representations, warranties or covenants set forth in this Agreement or (y) Nestlé, any other Nestlé Indemnified Party or any Subcontractor or any of its employees, officers, directors or agents or by the breach by Nestlé of any of its representations, warranties or covenants set forth in this Agreement.

14.5.                     NESTLÉ INDEMNIFICATIONS.  Nestlé hereby agrees to indemnify, defend, and hold harmless any Company Indemnified Party or Hutchison Indemnified Party from and against any and all Liabilities resulting from or arising out of:

(a)                                 any negligent or intentional act or omission of (i) Nestlé, (ii) any other Nestlé Indemnified Party or (iii) any Subcontractor or any of its employees, officers, directors or agents in the course of or in connection with the performance of the Research hereunder; or

(b)                                 the breach by Nestlé of any of its representations, warranties, or covenants or any other provisions of this Agreement,

except, in each case, to the extent caused by the negligent or intentional acts or omissions of (x) the Company, any other Company Indemnified Party or any Third Party contractor engaged by the Company to perform activities under this Agreement for which the Company is responsible or by the breach by the Company of any of its representations, warranties or covenants set forth in this Agreement or (y) Hutchison, any other Hutchison Indemnified Party or any Subcontractor or any of its employees, officers, directors or agents or by the breach by Hutchison of any of its representations, warranties or covenants set forth in this Agreement.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

14.6.                     INSURANCE.  Each of Hutchison and Nestlé will maintain insurance with respect to its activities hereunder.  Such insurance will be in such amounts and subject to such deductibles as are customary based upon standards prevailing in the industry at the time.

ARTICLE 15
MISCELLANEOUS

15.1.                     ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement.  This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof.  Each Party confirms that it is not relying on any representations, warranties or covenants of any other Party except as specifically set out in this Agreement.  Nothing in this Agreement is intended to limit or exclude any Liability for fraud.  All Appendices referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement.

15.2.                     FURTHER ASSURANCE.  Each Party will perform all further acts and things and execute and deliver such further documents as may be reasonably necessary or as any other Party may reasonably require to implement or give effect to this Agreement.

15.3.                     WAIVER AND NON-EXCLUSION OF REMEDIES.  A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy will not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies.  To be effective any waiver must be in writing.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.

15.4.                     NOTICES.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement will be in writing, will refer specifically to this Agreement and will be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 15.4 or to such other address as the Party to whom notice is to be given may have provided to the other Parties in accordance with this Section 15.4.  Such Notice will be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second (2) Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  This Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

All correspondence to the Company will be addressed as follows:

Nutrition Science Partners Limited

22/F Hutchison House

10 Harcourt Road

Central

Hong Kong

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Attn:  The General Manager

Fax:  +852 2128 1778 With a copy to:

The Finance Director

c/o Nestlé Health Science S.A. Avenue Nestlé 55, 1800 Vevey Switzerland

Attn:  General Counsel

All correspondence to Hutchison will be addressed as follows:

和记黄埔医药有限公司 Hutchison MediPharma Limited

Building 4, 720 Cailun Road

Zhangjiang High Tech Park

Shanghai, China 201203

Attn:  Chief Executive Officer

Fax:  +86 21 5079 3900

With a copy to:

Hutchison Whampoa Limited

22/F Hutchison House

10 Harcourt Road

Central

Hong Kong

Attn:  Head Group General Counsel & Company Secretary

Fax:  +852 2128 1778

All correspondence to Nestlé will be addressed as follows:

Nestlé Health Science S.A.

Avenue Nestlé 55, 1800 Vevey

Switzerland

Attn:  President and Chief Executive Officer

With a copy to:

Nestlé Health Science S.A.

Avenue Nestlé 55

1800 Vevey

Switzerland

Attn:  General Counsel

15.5.                     ASSIGNABILITY.  This Agreement and each and every covenant, term and condition hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any rights or obligations hereunder may be assigned, delegated or transferred, directly or indirectly, by a Party to any Third Party without the prior written consent of the other Party.  The restrictions set out in this Section 15.5 will not apply

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

to any assignment of this Agreement by Nestlé or Hutchison to an Affiliate. Any attempted assignment or delegation in violation of this Section 15.5 will be void.

15.6.                     AMENDMENTS.  Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of each of the Parties.

15.7.                     GOVERNING LAW.  The interpretation and construction of this Agreement will be governed by the laws of England and Wales.

15.8.                     DISPUTE RESOLUTION.  In the event of a dispute arising out of or relating to this Agreement, (including regarding its existence, termination or validity) (a “Dispute”) any Party will provide written notice of the Dispute to the other Parties, in which event the Dispute will be referred to the executive officers of the Shareholders designated below or their successors.  The designated officers will use reasonable efforts to attempt resolution by good faith negotiations within [**] days after such notice is received.  Said designated officers are initially as follows:

和记黄埔医药 (上海) 有限公司 Hutchison MediPharma Limited:  Chief Executive Officer

Nestlé Health Science S.A.:  President and Chief Executive Officer

Company:  The General Manager and the Finance Director

In the event the designated executive officers do not resolve such Dispute within the allotted [**] days, any Party may, after the expiration of the [**] day period, seek to resolve the Dispute through reference to arbitration in accordance with Section 15.9.  Notwithstanding the preceding, the Parties acknowledge that the failure of the Parties to reach consensus as to any matter, which failure does not involve a breach by a Party of its obligations hereunder, will not be deemed a Dispute which may be referred for resolution by the Parties under this Section 15.8.

15.9.                     ARBITRATION:  All Disputes which are unresolved pursuant to Section 15.8 and which a Party wishes to have resolved will be referred upon the application of any Party to, and finally settled by, arbitration in accordance with the ICC Arbitration Rules (the “Rules”) as in force at the date of this Agreement and as modified by this Section 15.9, which Rules are deemed incorporated into this Section 15.9.  The number of arbitrators will be three (3), one of whom will be appointed by Hutchison and one of whom will be appointed by Nestlé and the third of whom, who will act as chairman, will be nominated by the two party nominated arbitrators, provided that if the third arbitrator has not been nominated within [**] Business Days of the nomination of the second party nominated arbitrator, such third arbitrator will be appointed by the ICC.  The seat of arbitration will be London and the language of arbitration will be English.

The arbitrators will have the power to grant any legal or equitable remedy or relief available under law, including injunctive relief (whether interim and/or final) and specific performance, and any measures ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction.  Each Party retains the right to seek interim or provisional measures, including injunctive relief and including pre arbitral attachments or injunctions, from any court of competent jurisdiction and any such request will not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.  For the avoidance of doubt, this Section 15.9 is not intended to limit the powers of the court exercisable in support of arbitration proceedings pursuant to Section 44 of the Arbitration Act 1996 or any Applicable Law.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

15.10.              DISCREPANCY OF TERMS.  Unless otherwise provided, in the event of any conflict or discrepancy between the terms of this Agreement and the terms of the Joint Venture Agreement, the latter will prevail unless otherwise specifically stated in this Agreement.

15.11.              SEVERABILITY.  To the fullest extent permitted by Applicable Laws, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and will not form part of this Agreement.  To the fullest extent permitted by Applicable Laws and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement will remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Laws and achieves, as nearly as possible, the original intention of the Parties.

15.12.              EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will be deemed to constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission will be as effective as an original executed signature page.

15.13.              NO BENEFIT TO OTHERS.  The provisions of this Agreement are for the sole benefit of the Parties and their Affiliates, successors and permitted assigns, and they will not be construed as conferring any rights in any other Persons except as otherwise expressly provided in this Agreement.  A Person who is not a Party will have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms of this Agreement.

15.14.              ENGLISH LANGUAGE.  This Agreement is written and executed in the English language.  Any translation into any other language will not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version will prevail.  English will be the official language of this Agreement and all communications between the Parties will be conducted in that language.

15.15.              CONSTRUCTION.  Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The headings of this Agreement and any descriptions of Appendices or descriptions of cross references are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement.  The terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation.”

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE 16
DEFINITIONS

The terms defined in this Article will have the meanings ascribed to them herein whenever they are used in the Agreement, unless otherwise clearly indicated by the context.  Any capitalized terms used in this Agreement and not defined in this ARTICLE 16 will have the meaning ascribed to them in the Joint Venture Agreement and any reference to Party or Parties in such defined terms will be interpreted as a reference to a Party or the Parties to this Agreement.

16.1.                     “Background IP” will mean any Intellectual Property Controlled by a Party prior to the Effective Date or, any Intellectual Property Controlled by a Party that is not Development IP, whether protectable or not in the US or abroad by Intellectual Property Rights.

16.2.                     “Company Indemnified Party” will mean the Company, each of its Affiliates and each of its, its Affiliates’ respective employees, officers, directors and agents.

16.3.                     “Development IP” will have the meaning set forth in Section 13.3.

16.4.                     “Dispute” will have the meaning set forth in Section 15.8.

16.5.                     “Effective Date” will have the meaning set forth in the introduction to this Agreement.

16.6.                     “Exclusivity Grant” will have the meaning set forth in Section 3.4(a).

16.7.                     “Exclusivity Period” will mean the Initial Exclusivity Period and any extensions of such period in accordance with Section 3.5.

16.8.                     “Force Majeure” will mean an event that is beyond a non-performing Party’s reasonable control, including an act of God, strike, lock-out or other industrial/labor dispute not solely involving the non-performing Party’s own employees, war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, natural disaster or compliance with any law or governmental order, rule, regulation or direction, whether or not it is later held to be invalid or inapplicable.

16.9.                     “FTE” means full-time equivalent, or the equivalent of a full-time employee’s work time.

16.10.              “FTE Rate” will have the meaning set forth in Appendix 1.

16.11.              “Hutchison Compounds” will have the meaning set out in the Joint Venture Agreement, provided that “Hutchison Compounds” as used in this Agreement will not include any compounds containing HMPL-004.

16.12.              “Hutchison Indemnified Party” will mean Hutchison, each of its Affiliates, and each of its and its Affiliates’ respective employees, officers, directors and agents.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

16.13.              “Impracticability” will mean the inability of Hutchison or Nestlé (as the case may be) to conduct a Research activity because such performance is Impracticable.

16.14.              “Impracticable” will mean circumstances in which Hutchison or Nestlé (as the case may be) is unable to conduct a Research activity as a result of a cause or causes beyond the reasonable control of Hutchison or Nestlé (as the case may be) (including Force Majeure or scientific impossibility) or because the performance of such Research would require Hutchison or Nestlé (as the case may be) to violate any Applicable Laws or would result in the breach of any software license or other applicable contract by Hutchison or Nestlé (as the case may be), provided that such inability of Hutchison or Nestlé (as the case may be) was not the result of the fault or negligence of Hutchison, Nestlé and/or any of its Affiliates (as the case may be) and Hutchison, Nestlé and/or any of its Affiliates (as the case may be) have been unable to overcome such inability with the exercise of due diligence (including the expenditure of reasonable sums).  For the purposes of clarity, where Hutchison or Nestlé (as the case may be) is unable to conduct a Research activity as a result of any non-performance by the Company of its obligations hereunder, such Research activity will also be deemed Impracticable for so long as the Company fails to cure such non-performance.

16.15.              “IND” will mean investigational new drug.

16.16.              “Invoice Dispute” will mean a dispute over an amount due on an invoice delivered pursuant to this Agreement.

16.17.              “Invoice Dispute Escalation Notice” will mean written notice provided by a Party to the other Party referring a Dispute to the respective officers of the Parties for resolution, if resolution could not be made by the Parties themselves pursuant to Section 6.4(c).

16.18.              “Joint Venture Agreement” will have the meaning set forth in the recitals.

16.19.              “Know-How” will mean any invention, discovery, trade secret, data, information, process, method, technique, material (including any chemical or biological material), technology, result, cell line, compounds, probe, sequence or other know-how, whether or not patentable.

16.20.              “Liability” will mean any and all Third Party claims, suits, losses, liabilities, damages, costs, fees and expenses, including reasonable attorneys’ fees and expenses of litigation incurred by any Hutchison Indemnified Party, Nestlé Indemnified Party or any Company Indemnified Party (as applicable) in connection therewith.

16.21.              “Materials and Third Party Costs” will have the meaning set forth in Section 6.1.

16.22.              “Nestlé Indemnified Party” will mean Nestlé, each of its Affiliates and each of its and its Affiliates’ respective employees, officers, directors and agents.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

16.23.              “Notice of Invoice Dispute” will mean written notice of an Invoice Dispute not resolved in the normal course of business, given by a Party to the other pursuant to Section 6.4(c).

16.24.              “Party” or “Parties” will mean any or all of Hutchison, Nestlé and the Company.

16.25.              “Party IP” will have the meaning set forth in Section 13.3.

16.26.              “Person” will mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture, or similar entity or organization, including a government or political subdivision or department or agency of a government.

16.27.              “Products” will have the meaning set out in the Joint Venture Agreement; provided that “Products” as used in this Agreement will not include any products containing HMPL-004.

16.28.              “Research” will mean the activities to be conducted by the Parties pursuant to the Research Plan.

16.29.              “Research Annual Budget” means the annual budget approved by the Board of the Company detailing the projected costs for a calendar year of the Company under this Agreement, as updated and amended from time to time.

16.30.              “Research Collaboration Subcommittee” will have the meaning set forth in Section 4.1.

16.31.              “Research Field” means, unless otherwise agreed between the Parties, the field in which research on Hutchison Compounds (excluding HMPL-004) will be conducted as determined by the Parties, including (without limitation) the treatment, prevention or diagnosis of gastrointestinal diseases, disorders or conditions in humans and, subject to the terms of this Agreement, if agreed by the Parties, brain health and metabolic health.

16.32.              “Research Plan” means the research plan as set out in Appendix 1.

16.33.              “Subcontractor” will mean any Person (other than an Affiliate of Hutchison or Nestlé) engaged by Hutchison or Nestlé pursuant to Section 11.2 to conduct Research hereunder on behalf of Hutchison or Nestlé, as the case may be.

16.34.              “US” means the United States of America.

16.35.              “US$” will mean the lawful currency of the United States of America.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representative.

和记黄埔医药 (上海) 有限公司Hutchison MediPharma Limited

By: Christian Hogg Title: Director Date:

Nestlé Health Science S.A.

By: Luis Cantarell Title: President and Chief Executive Officer Date:

Nutrition Science Partners Limited

By: Christian Hogg Title: Director Date:

SIGNATURE PAGE TO RESEARCH AND DEVELOPMENT COLLABORATION AGREEMENT

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Appendix 1

Research Plan

Scope:  [**]

Objectives

[**]

[**]

[**]

Deliverables:  [**].

Covered Research & Development costs

Role of Hutchison:  Under the Research Plan, Hutchison will [**].

FTEs:  [**].

FTE Rate:

For Hutchison:  [**].

Role of Nestlé:  Nestlé will [**]

[**]

[**]

[**]

[**]

FTE Rate:

[**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Additional costs

[**]

[**]

[**]

Key Performance Indicators (“KPI”s) for success:  See deliverables and milestones in the respective sections.

Research & Development path:  High level development plan

[**]

[**]

Development Phase	Activities
[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
Milestones	[**]

Time line: [**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Step 2:  [**]

Development Phase	Activities
[**]	[**]
[**]	[**]
[**]	[**]

Step 3:  [**]

Development Phase	Activities
[**]	[**]
[**]	[**]
[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Step 4. [**]

Development Phase	Activities
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

High Level Gantt Chart

[**]

Detailed project path is to be established by the Research Collaboration Subcommittee upon discussion at the kick-off meeting.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Marked for SEC Redactions

[END OF DOCUMENT]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.